UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Bank of America Corporation

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March 28, 2013

Dear Fellow Stockholders:

I am pleased to invite you to the 2013 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on May 8, 2013, at the Charlotte Marriott City Center, 100 West Trade Street, Charlotte, North Carolina.

During the annual meeting, we will discuss and vote on the matters described in the notice of our annual meeting and proxy statement and receive a report on the business of our company from Brian Moynihan, our Chief Executive Officer.

Our company made significant progress in 2012. Brian and the management team significantly strengthened the balance sheet, achieved industry leading capital levels, reached important legal settlements as we continue to put the mortgage challenges behind us, and managed risk and efficiency well. There is work ahead, but our company’s underlying competitive strengths are clear. The annual meeting is an opportunity to learn more about our plans and progress.

On behalf of the Board, I would like to thank directors Mukesh D. Ambani, Virgis W. Colbert, Donald E. Powell, Charles O. Rossotti and Robert W. Scully, who are not standing for re-election to another term, for their years of service and contributions. We have benefited from their judgment and experience.

Whether you plan to attend the annual meeting, I encourage you to carefully read through the proxy statement and the instructions for voting to ensure that your shares are represented.

Sincerely,

Charles O. Holliday, Jr.

Chairman of the Board

Notice of 2013 Annual Meeting of Stockholders

Date:	May 8, 2013

Time:	10:00 a.m., local time

Place:	Charlotte Marriott City Center 100 West Trade Street, Charlotte, North Carolina 28202 (Entrance to the meeting will be via the Independence Center Atrium adjacent to the hotel.)

Matters to be voted on:

•	Election of the 13 directors named in the proxy statement for the ensuing year;

•	An advisory vote to approve executive compensation, or “Say on Pay”;

•	A proposal to ratify the appointment of our registered independent public accounting firm for 2013;

•	Stockholder proposals set forth on pages 66 through 74, if they are properly presented at our annual meeting; and

•	Any other business that may properly come before our annual meeting.

Bank of America stockholders at the close of business on March 13, 2013 will be entitled to vote at our annual meeting and any adjournments or postponements of the meeting.

Your vote is very important. Please submit your proxy as soon as possible by the Internet, telephone or mail.

By order of the Board of Directors,

Lauren A. Mogensen

Corporate Secretary

March 28, 2013

Voting Your Shares

You may vote if you owned shares of our voting stock at the close of business on March 13, 2013. If you hold our shares as a registered stockholder, you may vote in person or submit a proxy by the Internet, telephone or mail as follows:

Internet:	www.investorvote.com/bac
Telephone:	800-652-8683
Mail:	Complete, sign, date and return your proxy card in the envelope provided
In Person:	Attend our annual meeting and vote by ballot

If you submit your proxy by telephone or over the Internet, you do not need to return your proxy card.

Beneficial stockholders who own our stock in “street name” through a bank, broker or other nominee should follow the voting instructions from their bank, broker or other nominee. Complete instructions for voting are outlined in “Voting and Other Information” on page 75.

Admission to Annual Meeting

Admission to our annual meeting is limited to stockholders as of the record date and persons holding valid proxies from stockholders of record. To be admitted to our annual meeting, you must present proof of your stock ownership as of the record date and valid, government-issued photo identification. Security measures may include bag search, metal detector and hand-wand search. The use of cameras (including cell phones with photographic capabilities), recording devices, smart phones and other electronic devices is strictly prohibited. For further details, please see “Attending our Annual Meeting” on page 77.

Internet Availability of Proxy Materials

We are making our proxy materials available by the Internet to expedite your receipt of these materials, reduce the cost of printing and distributing the proxy materials and lower the cost and environmental impact of our annual meeting. Beginning on March 28, 2013, we mailed or e-mailed to some of you a “Notice of Internet Availability of Proxy Materials” with instructions on how to access our proxy materials over the Internet (or, at your preference, on how to request paper copies of the materials) and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

We want to communicate with you in a way that is most convenient for you. If you are a registered stockholder and would like to change the method of delivery of your proxy materials, please call our transfer agent, Computershare, at 800-642-9855, write them at Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078, or log on to www.computershare.com/bac. You may do the same if you are a beneficial stockholder by calling the bank, broker or other nominee where your shares are held in street name.

•          •          •

If you received your proxy materials by e-mail, the e-mail contains voting instructions, a control number needed to vote your shares and links to the proxy statement and the 2012 annual report on the Internet.

If you received your proxy materials by mail, the package includes the notice of annual meeting, the proxy statement, a proxy card or voting instruction form and the 2012 annual report.

If you hold our stock through two or more accounts, you may receive multiple copies of the notice, the e-mail or the proxy materials; you must follow the instructions on each to vote all of your shares of our stock.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on May 8, 2013:

Our Proxy Statement and 2012 Annual Report to Stockholders are available at

http://investor.bankofamerica.com

•	Represents a matter to be voted on at our annual meeting

Summary

This summary highlights information contained elsewhere in this proxy statement or in our corporate governance documents published on our website at http://investor.bankofamerica.com. We encourage you to carefully read this proxy statement in its entirety before voting.

Stockholder Action

Proposals for Your Vote	Board Voting Recommendation	Votes Required	For more information, see page number(s)
Election of 13 directors	FOR each nominee	Majority of votes cast	4
Advisory vote to approve executive compensation (Say on Pay)	FOR	Majority of votes cast	26
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013	FOR	Majority of votes cast	65
Stockholder proposals	AGAINST each proposal	Majority of votes cast	66 to 74

Your vote is important. Please exercise your right as a stockholder by submitting your proxy as soon as possible.

2012 Financial and Operating Performance

Our company is one of the world’s largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. In 2012, we continued to execute on our strategic plan, simplifying and streamlining our operations and further strengthening our balance sheet, capital and liquidity. During that period, we:

›	Reported net income of $4.2 billion, or $0.25 per diluted common share, compared with a net income of $1.4 billion, or $0.01 per diluted common share, in 2011.

›	Further strengthened our balance sheet by reducing risk-weighted assets, increasing capital and maintaining our strong excess liquidity position.

›

Continued to deepen and broaden customer relationships by increasing the number of mobile banking customers by 2.8 million and increasing the number of new U.S. credit card accounts opened by 223,000 year-over-year. We increased our specialized sales force of Financial Solutions Advisors, Mortgage Loan Officers and Small Business Bankers to nearly 6,200 specialists at the end of 2012. We also launched mobile check deposit capabilities in August 2012, processing over 450,000 transactions for our mobile customers each week.

›	Continued our focus on strengthening our risk management culture, as reflected in improved credit quality across most major consumer and commercial portfolios.

›	Continued to make significant progress on our legacy issues, including resolving a number of key litigation matters and reaching significant mortgage-related settlements.

›	Maintained our No. 2 global ranking in net investment banking fees as reported by Dealogic and were named Top Global Research Firm of 2012 by Institutional Investor.

For additional information, see the “Compensation Discussion and Analysis” section (beginning on page 28) and our 2012 annual report, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited financial statements.

Bank of America Corporation 2013 Proxy Statement | 1

Governance Highlights

Board Structure and Director Independence.  Our directors are elected annually by a majority vote of our stockholders. We have independent board leadership and a substantial majority of our directors are independent.

Direction Qualifications and Board Oversight.  Our directors are seasoned leaders who possess sound judgment and the necessary skills that allow them to effectively oversee our company. They are committed to the success of our company and, in 2012, met regularly during monthly board meetings to oversee the business and affairs of our company.

Board Oversight of Risk.  Our governance structure delineates management’s and the Board’s responsibilities for risk management activities and the governance and oversight of those activities. Our Board, assisted principally by the Audit, Credit and Enterprise Risk Committees, oversees our company’s management and handling of risk. In addition, our Compensation and Benefits Committee oversees our compensation policies and practices so that they do not encourage unnecessary and excessive risk-taking by our employees. Each of these committees regularly receives risk management updates on the risk-related matters within the committee’s responsibilities and reports on these updates to our Board. See “Board Oversight of Risk” on page 16 for additional information.

Stockholder Rights.

›	A majority vote standard applies for stockholder approval of any amendments to our charter or bylaws.

›	Our directors are elected annually by a majority vote standard in uncontested elections.

›	Stockholders holding at least 10% of the outstanding shares of our common stock can convene a special meeting.

›	We do not have a “poison pill” in effect.

Stock Ownership and Retention Requirements.  Our executive officers and non-management directors are subject to stock ownership and retention requirements.

Compensation Highlights

Pay-for-Performance Compensation.  Our compensation philosophy ties pay for our executive officers to the performance of our company, its lines of business and each individual executive officer over both the short- and long- term. We believe our compensation program properly aligns the interests of our executive officers with our stockholders, while taking into account the manner in which results are achieved through adherence to our risk and compliance policies. In addition, a majority of total variable compensation to named executive officers is in the form of deferred equity-based awards, further encouraging long-term focus on generating sustainable results for our stockholders.

Compensation Risk Management.  Our executive compensation program also supports our enterprise risk management goals through these checks and balances:

›	Balanced mix of base and variable pay;

›	Balanced use of financial and nonfinancial measures in evaluating executive performance;

›	Pay-for-performance process that allocates individual awards based on results and how results were achieved;

›	Majority of variable pay in the form of deferred equity-based awards to encourage retention and long-term alignment with stockholder interests; and

›	Use of multiple clawback and cancellation features for all recipients of equity-based awards to further encourage achievement of long-term, sustainable results in an appropriate manner.

Our Compensation Practices.  For a list of “what we do” and “what we don’t do,” see page 30.

Bank of America Corporation 2013 Proxy Statement | 2

2012 Compensation Decisions.  For performance year 2012, the Compensation and Benefits Committee determined the following compensation for our Chief Executive Officer, in recognition of his individual performance and the overall performance of our company:

›	Total base salary and incentive compensation for performance year 2012 of $12 million;

›	Over 92% of Mr. Moynihan’s total compensation for 2012 in the form of equity-based awards; and

›

Half of Mr. Moynihan’s variable incentive compensation for 2012 in the form of performance restricted stock units that are earned by achieving specific performance goals over a three-year performance period (2013-2015).

Expanded Executive Officer Stock Retention Requirements.  In addition to our executive officer minimum stock ownership requirements, we expanded our stock retention requirements to require our Chief Executive Officer to retain 50% of future net after-tax shares received from equity compensation awards until one year after retirement and all other executive officers to retain 50% of future net after-tax shares from equity compensation awards until retirement.

Prior Say on Pay Votes.  At last year’s annual meeting of stockholders, approximately 93% of the votes cast approved the compensation of our named executive officers as described in the 2012 proxy statement. The Compensation and Benefits Committee believes these results affirm our stockholders’ support of our company’s executive compensation program, and, as a result, did not change its overall approach in setting executive compensation for 2012. We will continue to consider the outcome of our company’s advisory say on pay votes when making future compensation decisions for our named executive officers.

We encourage you to read the more detailed information in the “Compensation Discussion and Analysis” section (beginning on page 28) before voting on Proposal 2: An Advisory (Non-Binding) Vote to Approve Executive Compensation (Say on Pay).

Voting and Other Information

We provide detailed voting instructions and other information about our annual meeting in “Voting and Other Information” beginning on page 75.

Bank of America Corporation 2013 Proxy Statement | 3

Proxy Statement

We are providing or making available this proxy statement starting on or about March 28, 2013 for the purpose of soliciting your proxy on the matters to be voted on at our annual meeting. The Board of Directors of Bank of America Corporation (Bank of America or our company) requests that you submit your proxy by the Internet, telephone or mail so that your shares will be represented and voted at our annual meeting.

Proposal 1: Election of Directors

Our Board is presenting 13 nominees for election as directors at our annual meeting. All nominees currently serve as directors on our Board; seven were elected to the Board by you at our 2012 annual meeting and six were appointed as directors by the Board after our 2012 annual meeting and are standing for election by you for the first time at our annual meeting. Each director elected at the meeting will serve a term of office until our 2014 annual meeting or until a successor is duly elected and qualified. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to stand for election for any reason, the shares represented at our annual meeting may be voted for another candidate proposed by our Board, or our Board may choose to reduce its size. Current directors Mukesh D. Ambani, Virgis W. Colbert, Donald E. Powell, Charles O. Rossotti and Robert W. Scully are not standing for re-election at our annual meeting.

Identifying and Evaluating Nominees for Director

Our Board believes our directors should possess backgrounds, qualifications, attributes and skills that, when taken together, provide our company with a broad range of experience in large, complex organizations; regulated industries; consumer, commercial and corporate businesses; international organizations; financial and regulatory oversight; strategic planning; risk management; and technology. See “The Nominees” on page 5 for the qualifications that our Board considers important for our nominees.

Our Corporate Governance Guidelines provide director nomination standards, including that director candidates:

•

be capable of working in a collegial manner with persons of diverse educational, business and cultural backgrounds and possess skills and expertise that complement the attributes of the existing directors;

•	represent a diversity of viewpoints, backgrounds, experiences and other demographics;

•	demonstrate notable or significant achievement and possess senior-level business, management or regulatory experience that would benefit our company;

•	be individuals of the highest character and integrity;

•	be free of conflicts of interest that would interfere with their ability to discharge their duties or that would violate any applicable laws or regulations;

•	be capable of devoting the time to discharge their duties, taking into account memberships on other boards and other responsibilities; and

•	have a willingness to consider the legitimate interests of all stockholders.

Our Corporate Governance Committee is responsible for recommending candidates to our Board for nomination. When considering potential director nominees, the Committee reviews available information regarding each potential candidate including qualifications, experience, skills and integrity as well as race, gender and ethnicity. The Committee and our Board also consider past performance before nominating any director for re-election. Although we do not have a formal policy regarding diversity, our Board views diversity as a priority and seeks diverse representation among its members. Our Board, through the Corporate Governance Committee, assesses our Board’s diversity when identifying and evaluating director candidates to serve on our Board. Of our 13 nominees, four are women, one of whom is Hispanic, and two are African-American.

Our Corporate Governance Committee will consider director candidates proposed by Board members, management, third-party search firms and our stockholders. The Committee follows the same director selection process and the same criteria for

Bank of America Corporation 2013 Proxy Statement | 4

evaluating candidates regardless of who proposed their candidacy. During 2012, the Corporate Governance Committee engaged a third-party search firm to identify and interview potential director candidates for the Committee’s consideration. Each of Mr. Donald, Ms. Hudson, Mr. Nowell and Mr. Yost was identified by the third-party search firm. Ms. Allen and Mr. Bovender were identified by Mr. Holliday, our independent Chairman of the Board.

Our Corporate Governance Guidelines provide that a director who has reached the age of 72 should not be nominated for initial election to the Board, although the Board may approve the nomination for re-election of a director at or after the age of 72 if, in light of all circumstances, it is in the best interests of our company and its stockholders.

Any stockholder who wishes to recommend a candidate for consideration by the Corporate Governance Committee for nomination at an annual meeting must submit a written recommendation before October 15th of the preceding year to the Corporate Secretary, Bank of America Corporation, Hearst Tower, 214 North Tryon Street, NC1-027-20-05, Charlotte, North Carolina 28255. The information required to be included in the proposal is set forth in our Corporate Governance Guidelines, which are published on our website at http://investor.bankofamerica.com.

The Nominees

Name	Age	Director Since	Independent	Principal Occupation	Other Current Public Company Boards
Sharon L. Allen	61	2012	Yes	Former Chairman, Deloitte LLP	None
Susan S. Bies	66	2009	Yes	Former Member, Board of Governors of the Federal Reserve System	None
Jack O. Bovender, Jr.	67	2012	Yes	Former Chairman and CEO, HCA, Inc.	None
Frank P. Bramble, Sr.	64	2006	Yes	Former Executive Officer, MBNA Corporation	None
Arnold W. Donald	58	2013	Yes	Former President and CEO, The Executive Leadership Council	Carnival Corporation and Carnival plc (subsidiary) Crown Holdings, Inc. The Laclede Group, Inc.
Charles K. Gifford	70	2004	No	Former Chairman, Bank of America Corporation	CBS Corporation Northeast Utilities
Charles O. Holliday, Jr.	65	2009	Yes	Former Chairman and CEO, E.I. DuPont de Nemours and Company	CH2M HILL Companies, Ltd. (employee owned) Deere and Company Royal Dutch Shell plc
Linda P. Hudson	62	2012	Yes	President and CEO, BAE Systems, Inc.	None
Monica C. Lozano	56	2006	Yes	Chairman and CEO, ImpreMedia, LLC	The Walt Disney Company
Thomas J. May	66	2004	Yes	President and CEO, Northeast Utilities	Northeast Utilities
Brian T. Moynihan	53	2010	No	President and CEO, Bank of America Corporation	Merrill Lynch & Co., Inc. (subsidiary of our company)
Lionel L. Nowell, III	58	2013	Yes	Former SVP and Treasurer, PepsiCo, Inc.	American Electric Power Company, Inc. Reynolds American Inc.
R. David Yost	65	2012	Yes	Former CEO, AmerisourceBergen Corporation	Exelis Inc. Marsh & McLennan Companies, Inc. Tyco International Ltd.

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Our Board selected the 13 nominees based on their experience, qualifications, attributes and skills and the belief that each can make unique and substantial contributions to our company. All of our nominees are seasoned leaders, the majority of whom are or have served as chief executive officers, and bring to our Board a vast array of public company, financial services, private company, public sector, nonprofit and other business experience from domestic and international organizations. Our nominees have held, or currently hold, leadership positions in complex financial services organizations and with our primary regulator, and management roles in the areas of risk, operations, finance, technology and global human resources. In addition, our nominees represent diverse viewpoints and bring a blend of historical and new perspectives about our company as a result of their varied lengths of tenure as our directors. Our Board believes, in totality, this mix of attributes among the nominees enhances our Board’s effectiveness in light of our company’s businesses and organizational complexities, our industry’s operating environment and our company’s long-term strategy.

Our Board recommends a vote “FOR” all of the nominees listed below for election as directors (Proposal 1).

We have set forth below each nominee’s name, age as of our annual meeting date, principal occupation, business experience and public company directorships held during the past five years.

Sharon L. Allen, 61 Former Chairman, Deloitte LLP Director since August 2012

Professional Highlights:

•

From 2003 until her retirement in May 2011, Ms. Allen served as Chairman of Deloitte LLP (Deloitte), a firm that provides audit, consulting, financial advisory, risk management and tax services as the U.S. member firm of Deloitte Touche Tohmatsu Limited.

•

She worked at Deloitte for nearly 40 years in various leadership roles at the firm, including partner and regional managing partner, and was previously responsible for audit and consulting services for a number of Fortune 500 and large private companies.

•

Ms. Allen was also a member of the Global Board of Directors, Chair of the Global Risk Committee and U.S. Representative on the Global Governance Committee of Deloitte Touche Tohmatsu Limited from 2003 to May 2011.

Other Leadership Experience and Service:

•	Ms. Allen serves as Chair of the National Board of Directors of the YMCA of the USA, a leading nonprofit organization for youth development, healthy living and social responsibility.
•	She served as Chair of the Audit Committee and as a board member of Catalyst Inc. (Catalyst), a leading nonprofit organization dedicated to expanding opportunities for women and business.
•	Ms. Allen was appointed by President Bush to the President’s Export Council.

Qualifications, Attributes and Skills:

Ms. Allen’s responsibility for audit and consulting services in various positions with Deloitte provide her with extensive audit, financial reporting and corporate governance experience. Her leadership positions with Deloitte give her broad management experience of large, complex businesses and an international perspective on risk management and strategic planning.

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Susan S. Bies, 66 Former Member, Board of Governors of the Federal Reserve System Director since June 2009

Professional Highlights:

•	Ms. Bies has served as a Senior Advisory Board Member to Oliver Wyman Group, a management consulting subsidiary of Marsh & McLennan Companies, Inc., since February 2009.
•	She is a former member of the Board of Governors of the Federal Reserve System, serving in that capacity from 2001 to 2007.
•	Ms. Bies served as a member of the Emerging Issues Task Force of the Financial Accounting Standards Board (FASB) from 1996 to 2001.
•

Ms. Bies previously held various leadership roles, including Executive Vice President of risk management, Auditor and Chief Financial Officer, at First Tennessee National Corporation (First Tennessee), a regional bank holding company, where she was employed from 1979 to 2001. At First Tennessee, she also served as Chair of the Asset Liability Management Committee and Executive Risk Management Committee.

•	Ms. Bies currently serves as a director of Zurich Insurance Group Ltd.
•	She began her career as a regional and banking structure economist at the Federal Reserve Bank of St. Louis.

Qualifications, Attributes and Skills:

Both Ms. Bies’ role as a Federal Reserve System Governor and her tenure with First Tennessee provide her with broad expertise in consumer banking, financial regulation and risk management. In particular, Ms. Bies focused on enterprise financial and risk management during her career with First Tennessee and further expanded her regulatory expertise by serving on FASB’s Emerging Issues Task Force. Her experience with a primary regulator of our company, as well as her other regulatory and public policy experience, give her a unique and valuable perspective relevant to our company’s business, financial performance and risk oversight.

Jack O. Bovender, Jr., 67 Former Chairman and Chief Executive Officer, HCA, Inc. Director since August 2012 Other Public Company Directorships: • Past Five Years: HCA, Inc.

Professional Highlights:

•

Mr. Bovender served as Chairman of HCA, Inc. (HCA), one of the largest for-profit U.S. hospital operators, from January 2002 to December 2009 and was Chief Executive Officer from January 2001 to January 2009. During his tenure at HCA, he also served as President and Chief Operating Officer.

•	Mr. Bovender began his career in hospital administration in the U.S. Navy.

Other Leadership Experience and Service:

•	Mr. Bovender is Vice Chair of the Duke University Board of Trustees and chairs its audit committee.
•	He also serves on the Duke University Healthcare System’s Board of Directors.

Qualifications, Attributes and Skills:

As a Chairman, Chief Executive Officer, President and Chief Operating Officer of HCA, Mr. Bovender has extensive experience leading a large, regulated, complex business. Mr. Bovender’s experience with HCA and service on the Board of Trustees of Duke University and its audit committee provide him with insight into risk management, operational risk and strategic planning; and a valuable perspective on corporate governance issues.

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Frank P. Bramble, Sr., 64 Former Executive Officer, MBNA Corporation Director since January 2006

Professional Highlights:

•

Mr. Bramble served as Vice Chairman, from July 2002 to April 2005, and advisor to the executive committee, from April 2005 to December 2005, of MBNA Corporation, a financial services company acquired by Bank of America in January 2006.

•

He previously served as the Chairman and Chief Executive Officer at Allfirst Financial, Inc. and held executive leadership positions at MNC Financial Inc., Maryland National Bank, American Security Bank and Virginia Federal Savings Bank.

•

Mr. Bramble also served as a director, from April 1994 to May 2002, and Chairman, from December 1999 to May 2002 of Allfirst Financial, Inc. and Allfirst Bank, U.S. subsidiaries of Allied Irish Banks, plc.

•	He began his career as an audit clerk at the First National Bank of Maryland.

Other Leadership Experience and Service:

•	He is an emeritus member of the Board of Visitors of Towson University, where he was also a lecturer from 2006 to 2008.

Qualifications, Attributes and Skills:

Mr. Bramble brings broad ranging financial services expertise as well as historical insight to our Board, having held leadership positions at two financial service companies acquired by our company (MBNA Corporation, acquired in 2006, and MNC Financial Inc., acquired in 1993). As a former executive officer of one of the largest credit card issuers in the U.S. and a major regional bank, he has dealt with a wide range of issues of importance to our company, including credit cycles; sales and marketing of consumers; audit and financial reporting; and risk management.

Arnold W. Donald, 58

Former President and Chief Executive Officer, The Executive Leadership Council

Director since January 2013

Other Public Company Directorships:

•      Current: Carnival Corporation and Carnival plc (subsidiary), Crown Holdings, Inc., The Laclede Group, Inc.

•      Past Five Years: Oil-Dri Corporation of America, The Scotts Miracle-Gro Company

Professional Highlights:

•	Mr. Donald is an investor at AWDPLC, LLC, a private investment firm that he founded.
•

Mr. Donald previously served as President and Chief Executive Officer from November 2010 to June 2012 of The Executive Leadership Council, a not-for-profit organization providing a professional network and business forum to African-American executives at major U.S. companies.

•	From 2000 to 2003, Mr. Donald served as Chairman and Chief Executive Officer of Merisant Company, a privately held global manufacturer of tabletop sweeteners, and he remained Chairman until 2005.
•

He joined Monsanto Company in 1977, where over his 20-year tenure he held several senior leadership positions with global responsibilities including President of its Agricultural Group and President of its Nutrition and Consumer Sector.

•	Mr. Donald is a prior President and Chief Executive Officer of the Juvenile Diabetes Research Foundation International where he served from January 2006 to February 2008.

Other Leadership Experience and Service:

•	Mr. Donald serves on the not-for-profit boards of Carleton College, Washington University in St. Louis and BJC HealthCare.
•	Mr. Donald was appointed by President Clinton and re-appointed by President Bush to the President’s Export Council.

Qualifications, Attributes and Skills:

As a former senior executive at Monsanto Company and as a former Chairman and Chief Executive Officer of Merisant Company, Mr. Donald has extensive experience in strategic planning and operations in retail and distribution businesses. In addition, his board service with public companies gives him experience with risk management, global operations and regulated businesses. His service as a former President and Chief Executive Officer of The Executive Leadership Council and the Juvenile Diabetes Research Foundation International give him a unique perspective on governance matters, social responsibility and diversity.

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Charles K. Gifford, 70 Former Chairman, Bank of America Corporation Director since April 2004 Other Public Company Directorships: • Current: CBS Corporation, Northeast Utilities (successor to NSTAR)

Professional Highlights:

•	Mr. Gifford served as Chairman of Bank of America Corporation from April 2004 until his retirement in January 2005.
•

He became President and Chief Executive Officer of FleetBoston Financial Corporation (FleetBoston) in 2001 and served as Chairman and Chief Executive Officer from 2002 to April 2004, when FleetBoston was acquired by our company.

•	Mr. Gifford began his career in financial services at the First National Bank of Boston (Bank of Boston) in 1966.

Qualifications, Attributes and Skills:

Mr. Gifford’s banking career with our company and predecessor companies, including Bank of Boston and FleetBoston, brings in-depth knowledge of the financial services industry and significant financial expertise relevant to all activities of our company. Under his stewardship, Mr. Gifford transformed the strategic direction of a regional bank during a recessionary period to create one of the country’s major financial services companies. His historical perspective and managerial and leadership experience through past economic cycles provide valuable insight on the issues facing our company’s businesses.

Charles O. Holliday, Jr., 65

Former Chairman and Chief Executive Officer, E.I. DuPont de Nemours and Company

Chairman of the Board since April 2010 and Director since September 2009

Other Public Company Directorships:

•    Current: CH2M HILL Companies, Ltd. (employee owned), Deere and Company, Royal Dutch Shell plc
•    Past Five Years: E.I. DuPont de Nemours and Company

Professional Highlights:

•

Mr. Holliday served as Chief Executive Officer of E.I. DuPont de Nemours and Company (DuPont), a global chemical and life sciences company, from January 1998 until December 2008 and as Chairman from January 1999 to December 2009. He joined DuPont in 1970 and held various positions during his tenure at the company.

Other Leadership Experience and Service:

•

Mr. Holliday serves as: Chairman of the World Business Council for Sustainable Development; Chair of the Executive Committee of Sustainable Energy for All, an initiative sponsored by the United Nations and The World Bank to bring energy access, efficiency and renewable resources to the world; and Chairman of the National Academy of Engineering, an honorary organization established by Congress whose members include over 2,000 of the most outstanding engineers in the U.S.

•	He also serves as Chairman Emeritus of the U.S. Council on Competitiveness and Chairman Emeritus of Catalyst.

Qualifications, Attributes and Skills:

Through his tenure with DuPont, Mr. Holliday gained extensive experience leading large, complex, multi-national operations, managing risk and strategic planning and marketing to a varied customer base. His continued service as Chairman of DuPont’s board following his retirement as Chief Executive Officer offers him a perspective relevant to his current role as our independent Board Chairman. Mr. Holliday’s recognition as an international business leader, serving as Chairman of the World Business Council for Sustainable Development, an organization that brings the international business community together to create a sustainable future for business, society and the environment, gives him a unique perspective on sustainability issues impacting our company in the future global marketplace. His service as Chairman Emeritus of the U.S. Council on Competitiveness, a non-partisan, non-governmental organization working to ensure U.S. prosperity, provides him with a unique insight into our company’s long-term competitive challenges. In addition, Mr. Holliday was a founding member of the International Business Council, furthering his leadership of and experience with large global organizations.

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Linda P. Hudson, 62 President and Chief Executive Officer, BAE Systems, Inc. Director since August 2012

Professional Highlights:

•

In October 2009, Ms. Hudson was appointed President and Chief Executive Officer of BAE Systems, Inc. (BAE), a U.S.-based subsidiary of BAE Systems plc (BAE Systems), a global defense, aerospace and security company headquartered in London.

•	Ms. Hudson also previously served as President of BAE Systems’ Land and Armaments operating group, the world’s largest military vehicle and equipment business, from October 2006 to October 2009.
•

Prior to joining BAE, Ms. Hudson worked at General Dynamics Corporation and was President of its Armament and Technical Products business. In her approximately 40-year career, she has held various positions in the defense and aerospace industry in engineering, production operations, program management and business development for such companies as Martin Marietta Corporation, Lockheed Martin Corporation, Ford Aerospace and Harris Corporation.

•	She is currently a member of the executive committee and serves as an executive director of BAE Systems. She is also a member of the Board of Directors of BAE Systems and BAE.

Other Leadership Experience and Service:

•	Ms. Hudson is a member of the Board of Directors of the University of Florida Foundation, Inc. and the University of Florida Engineering Leadership Institute.
•	She also is a member of the Board of Directors of the Smithsonian National Air and Space Museum.

Qualifications, Attributes and Skills:

As President and Chief Executive Officer of BAE, Ms. Hudson has broad experience in strategic planning and risk management. Ms. Hudson’s tenure as an executive director of BAE Systems provides her with a unique international perspective and experience as a leader of a large, international, highly-regulated, complex business. Ms. Hudson’s career in the defense and aerospace industry gives her extensive experience with technology and particular insight into technology concerns.

Monica C. Lozano, 56 Chairman and Chief Executive Officer, ImpreMedia, LLC Director since April 2006 Other Public Company Directorships: • Current: The Walt Disney Company

Professional Highlights:

•

Ms. Lozano has served as Chairman since July 2012 and Chief Executive Officer since May 2010 of ImpreMedia, LLC (ImpreMedia), a leading Hispanic news and information company. She also was Senior Vice President of ImpreMedia from January 2004 to May 2010.

•	She also serves as a member of the Board of Directors of ImpreMedia.
•	Ms. Lozano has served as Publisher of La Opinion, a subsidiary of ImpreMedia, since 2004 and was Chief Executive Officer from 2004 to July 2012.

Other Leadership Experience and Service:

•	She served as a member of President Obama’s Council on Jobs and Competitiveness from 2011 to 2012 and President Obama’s Economic Recovery Advisory Board from 2009 to 2011.
•

Ms. Lozano serves as a member of the Board of Trustees of the University of Southern California, and was a member of the Board of Regents of the University of California and the State of California Commission on the 21st Century Economy.

Qualifications, Attributes and Skills:

Ms. Lozano is the Chairman and Chief Executive Officer of a leading Hispanic news and information company. In this role she has dealt with a wide range of issues such as operations management, marketing, strategic planning and an understanding of issues that are important to a growing U.S. demographic. Her public company board service for The Walt Disney Company and her role with the University of Southern California gives her board-level experience overseeing large organizations with diversified operations and the range of issues that these types of companies have such as governance, risk management and financial reporting. Ms. Lozano’s experience as a member of President Obama’s Council on Jobs and Competitiveness also gives her valuable perspective on important public policy, societal and economic issues relevant to our company.

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Thomas J. May, 66 President and Chief Executive Officer, Northeast Utilities Director since April 2004 Other Public Company Directorships: • Current: Northeast Utilities (successor to NSTAR)

Professional Highlights:

•	Mr. May became President and Chief Executive Officer of Northeast Utilities, one of the nation’s largest utilities serving 3.5 million customers in three states, in April 2012.
•

He was the Chairman and Chief Executive Officer of NSTAR, a Northeast Utilities predecessor, from 1999 to April 2012 and President from 2002 to April 2012. He also served as Chief Financial Officer and Chief Operating Officer during his tenure at Northeast Utilities’ predecessor companies.

•	Mr. May currently serves as a director of Liberty Mutual Holding Company, Inc.

Qualifications, Attributes and Skills:

As Chief Executive Officer and President of Northeast Utilities, and the former Chairman, Chief Executive Officer, President, Chief Financial Officer and Chief Operating Officer of Northeast Utilities’ predecessor companies, Mr. May has experience with regulated businesses, operations, risk management, business development, strategic planning and corporate governance matters, which gives him a unique insight into the issues facing our company’s businesses today. In addition, as a Certified Public Accountant, Mr. May brings strong accounting and financial skills, which give him a professional perspective on financial reporting and enterprise and operational risk management.

Brian T. Moynihan, 53

President and Chief Executive Officer, Bank of America Corporation

Director since January 2010

Other Public Company Directorships:

•     Current: Merrill Lynch & Co., Inc. (subsidiary of our company)

•     Past Five Years: BlackRock, Inc.

Professional Highlights:

•

Mr. Moynihan was appointed President and Chief Executive Officer of Bank of America in January 2010. During his tenure at our company, Mr. Moynihan has served in various executive leadership positions including President of Consumer and Small Business Banking from August 2009 to December 2009, President of Global Banking and Global Wealth Management from January 2009 to August 2009, General Counsel from December 2008 to January 2009, President of Global Corporate and Investment Banking from October 2007 to December 2008, and President of Global Wealth and Investment Management from April 2004 to October 2007.

•

Prior to Bank of America’s acquisition of FleetBoston in 2004, Mr. Moynihan served as Executive Vice President of FleetBoston with responsibility for Brokerage and Wealth Management. He also previously led Regional Commercial Financial Services and Investment Management at FleetBoston.

Qualifications, Attributes and Skills:

Mr. Moynihan has many years of broad financial services experience, including wholesale and retail businesses, as well as international and domestic experience. As Chief Executive Officer, he has a deep understanding of all aspects of our company’s business. In 2009, he led the integration of Merrill Lynch & Co., Inc. His experience leading our consumer banking, commercial banking, investment banking and wealth management businesses, as well as sales and trading operations and our legal department at various times gives him a valuable perspective on our company.

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Lionel L. Nowell, III, 58

Former Senior Vice President and Treasurer, PepsiCo, Inc.

Director since January 2013

Other Public Company Directorships:

•     Current: American Electric Power Company, Inc., Reynolds American Inc.

Professional Highlights:

•

Mr. Nowell served as Senior Vice President and Treasurer of PepsiCo, Inc. (Pepsi), a leading global food, snack and beverage company, from 2001 to May 2009. He previously served as Chief Financial Officer of The Pepsi Bottling Group and as Controller of Pepsi.

•	Prior to joining Pepsi, Mr. Nowell served as a Strategy and Business Development Executive at RJR Nabisco, Inc.
•

He held various senior financial roles at the Pillsbury division of Diageo Plc, including Chief Financial Officer of its Pillsbury North America, Pillsbury Foodservice and Haagen-Dazs divisions, and also served as Controller and Vice President of internal audit of the Pillsbury Company.

Other Leadership Experience and Service:

•	Mr. Nowell serves on the Dean’s Advisory Board at The Ohio State University Fisher College of Business.

Qualifications, Attributes and Skills:

Mr. Nowell’s role as Treasurer of Pepsi provides him with extensive experience in risk management and strategic planning, as well as strong financial skills. His public company board service gives him experience in financial reporting and accounting with large international and regulated businesses. Mr. Nowell’s experience on the Advisory Board at a large, public university provides him with further expertise with large, complex organizations.

R. David Yost, 65

Former Chief Executive Officer, AmerisourceBergen Corporation

Director since August 2012

Other Public Company Directorships:

•     Current: Exelis Inc., Marsh & McLennan Companies, Inc., Tyco International Ltd.

•     Past Five Years: AmerisourceBergen Corporation, PharMerica Corporation

Professional Highlights:

•

Mr. Yost served as Chief Executive Officer of AmerisourceBergen Corporation (AmerisourceBergen), a pharmaceutical services company providing drug distribution and related services to healthcare providers and pharmaceutical manufacturers, from 2001 until his retirement in July 2011 and as President from 2001 to 2002 and again from September 2007 to November 2010.

•	He has held various positions at AmerisourceBergen and predecessor companies, including Chief Executive Officer of Amerisource Health Corporation, during a nearly 40-year career.

Qualifications, Attributes and Skills:

As Chief Executive Officer of AmerisourceBergen and its predecessor company, Mr. Yost has broad experience in strategic planning, risk management and operational risk. Mr. Yost has experience leading a large, complex business. And, through his experience on public company boards, he has board-level experience overseeing large, complex public companies in various industries, which provides him with valuable insights on corporate governance and risk management.

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Corporate Governance

Our Board of Directors

Our Board is responsible for the oversight of the management of our company. Key responsibilities of our Board, performed with or through its committees, include oversight of:

•

management’s identification of, management of and planning for our company’s material risks, including operational, credit, market, interest rate, liquidity, reputational, legal and regulatory compliance risks, as well as risks related to capital management and liquidity planning;

•	our company’s maintenance of high ethical standards and effective policies and practices to protect our reputation, assets and business;

•	management’s development and implementation of an annual financial plan and oversight of strategic business plans for our company;

•	our corporate audit functions, our registered independent public accounting firm and the integrity of our company’s consolidated financial statements; and

•	our company’s establishment, maintenance and administration of appropriately designed compensation programs and employee benefits plans.

Our Board is also responsible for:

•	reviewing, monitoring and approving the succession plan for our Chief Executive Officer and other key executives to provide for continuity in senior management;

•	conducting an annual performance evaluation of our Board and its committees;

•	identifying and evaluating director nominees and nominating qualified individuals for election to serve on our Board; and

•	reviewing the performance of our Chief Executive Officer and approving the total annual compensation awards for our Chief Executive Officer and our other executive officers.

Director Independence

To assist with its annual affirmative determination of each director’s independence status, our Board has adopted Director Independence Categorical Standards. These Categorical Standards are published on our website at http://investor.bankofamerica.com. A director is considered “independent” if he or she meets the criteria for independence in both the New York Stock Exchange (NYSE) listing standards and our Categorical Standards.

Our Board, in coordination with our Corporate Governance Committee, has evaluated the relevant relationships between each current director (and his or her immediate family members and affiliates) and Bank of America and its subsidiaries and has affirmatively determined that each of the following current non-management directors is independent under the NYSE listing standards and our Categorical Standards: Ms. Allen, Mr. Ambani, Ms. Bies, Mr. Bovender, Mr. Bramble, Mr. Colbert, Mr. Donald, Mr. Holliday, Ms. Hudson, Ms. Lozano, Mr. May, Mr. Nowell, Mr. Powell, Mr. Rossotti, Mr. Scully and Mr. Yost. In addition, our Board affirmatively determined that D. Paul Jones, Jr. (who served as a director until our 2012 annual meeting) was an independent director under the NYSE listing standards and our Categorical Standards.

In making its independence determinations, our Board considered the following ordinary course, non-preferential relationships that existed during the preceding three years between (i) our company and its subsidiaries, and (ii) our current directors and their immediate family members and the business organizations and individuals associated with them and determined that, based on the information available to our Board, none of these relationships constituted a material relationship between the director and our company or its subsidiaries for the purposes of the NYSE listing standards or our Categorical Standards:

•

Our company’s banking and other lending subsidiaries had ordinary course banking or financial services relationships with all of our directors, some of their respective immediate family members and some of the entities affiliated with our directors and their immediate family members.

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•

Our company or its subsidiaries purchased products or services in the ordinary course from Deloitte (professional services), AmerisourceBergen (shipping), BAE Systems (software), ImpreMedia (advertising and marketing) and Northeast Utilities (utilities, as the local energy utility provider where our Massachusetts offices are located), where Ms. Allen and Mr. Yost were executive officers and Ms. Hudson, Ms. Lozano and Mr. May are current executive officers, respectively. The fees paid to each of Deloitte, AmerisourceBergen, BAE Systems, ImpreMedia and Northeast Utilities were below the thresholds of the NYSE listing standards and our Categorical Standards.

•

Our company or its subsidiaries provided banking products or services, including markets, commercial credit, investment banking, managed investments, personal products and treasury services, in the ordinary course, to Deloitte, AmerisourceBergen, Reliance Industries, BAE Systems and Northeast Utilities where Ms. Allen and Mr. Yost were executive officers and Mr. Ambani, Ms. Hudson and Mr. May are current executive officers, respectively. The fees we received from each of Deloitte, AmerisourceBergen, Reliance Industries, BAE Systems and Northeast Utilities were below the thresholds of the NYSE listing standards and our Categorical Standards, and were less than 2% of our consolidated gross annual revenues.

•

Our company or its subsidiaries provided banking products or services, including commercial credit, managed investments, personal products and treasury services, in the ordinary course to Foundation Constructors, where Ms. Allen’s immediate family member is an executive officer, or its subsidiaries. The fees paid by Foundation Constructors and its subsidiaries were below the thresholds of the NYSE listing standards and our Categorical Standards, and were less than 2% of our consolidated gross annual revenues.

•

Our company or its subsidiaries provided banking products or services, including markets, commercial credit and treasury services, in the ordinary course to, and purchased products or services, including marketing-webcast services and utilities, in the ordinary course from Reliance ADA Group, where Mr. Ambani’s immediate family member is an executive officer, or its subsidiaries. The fees paid by or to Reliance ADA Group and its subsidiaries were below the thresholds of the NYSE listing standards and our Categorical Standards, and were less than 2% of our consolidated gross annual revenues.

•

Our company or its subsidiaries received legal services in the ordinary course from a law firm where Mr. Rossotti’s immediate family member is a partner but who does not on an individual basis provide services to our company or its subsidiaries. In each of the last three years, the fees paid to the law firm represented substantially less than 1% of our company’s overall expenditures on legal fees and a small percentage of the law firm’s revenues, and were below the thresholds of the NYSE listing standards and our Categorical Standards. In addition, our company or its subsidiaries provided banking products or services, including markets, commercial credit and treasury services, in the ordinary course, to the law firm, which were below the thresholds of the NYSE listing standards and our Categorical Standards.

Mr. Gifford and Mr. Moynihan are not independent directors.  Mr. Gifford, former Chairman of Bank of America, receives office space and secretarial support, which has an aggregate incremental cost that exceeds the thresholds set forth in the NYSE listing standards and our Categorical Standards. Mr. Moynihan is not independent due to his service as our Chief Executive Officer.

Board Leadership

Our Board is committed to strong, independent Board leadership and believes that objective oversight of management’s performance is a critical aspect of effective Board leadership. Our Board’s current leadership structure includes an independent Chairman of the Board and Audit, Compensation and Benefits, Corporate Governance and Enterprise Risk Committees that are each chaired by and comprised solely of independent directors. At least annually, our Board deliberates on and discusses its appropriate leadership structure and the role and responsibilities of our Board’s committees based on the needs of our company.

Our Board believes that its current leadership structure, in which the positions of Chief Executive Officer and Chairman of the Board are held by two different individuals, is appropriate for our company at this time because our Chief Executive Officer and our Chairman of the Board fulfill separate and distinct roles.

Mr. Moynihan, as our Chief Executive Officer, is responsible for the day-to-day management of our company while Mr. Holliday, as our Chairman of the Board, presides over meetings of our Board and acts as liaison between the independent directors and our

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Chief Executive Officer. Our Board believes that this leadership structure has proven to be effective under our current circumstances. Consistent with this leadership structure, our Bylaws require that our Chairman of the Board be independent as defined by the NYSE listing standards.

Board Meetings, Committee Membership and Attendance

Directors are expected to attend our annual meetings of stockholders and the regular and special meetings of our Board and the committees on which they serve. In 2012, our Board held 13 meetings, and each of our current directors attended at least 75% of the aggregate meetings of our Board and the committees on which they served during 2012, except for Mr. Ambani. In addition, 10 of the 12 directors serving on our Board at the time of our 2012 annual meeting attended the meeting.

Our non-management directors meet in executive session at each regularly scheduled Board meeting. Separately, our independent directors meet in executive session at least once a year. These executive sessions are led by our independent Chairman of the Board, Mr. Holliday.

Our Board has six standing committees: Audit, Compensation and Benefits, Corporate Governance, Credit, Enterprise Risk and Executive. The charter for each committee, more fully describing its responsibilities, can be found at http://investor.bankofamerica.com. The table below indicates the current committee membership and the number of times each committee met in 2012. Our Board, taking into consideration the recommendations of the Corporate Governance Committee, reviews committee membership at least annually.

Director Name	Audit Committee	Compensation and Benefits Committee	Corporate Governance Committee	Credit Committee	Enterprise Risk Committee	Executive Committee
Sharon L. Allen	Member		Member
Mukesh D. Ambani		Member		Member
Susan S. Bies	Member				Member
Jack O. Bovender, Jr.				Member	Member
Frank P. Bramble, Sr.			Member		Chair
Virgis W. Colbert		Member	Member	Member
Arnold W. Donald*
Charles K. Gifford				Chair		Member
Charles O. Holliday, Jr. (Chairman of the Board)						Chair
Linda P. Hudson		Member		Member
Monica C. Lozano			Member	Member		Member
Thomas J. May			Chair		Member
Brian T. Moynihan						Member
Lionel L. Nowell, III*
Donald E. Powell	Member	Member				Member
Charles O. Rossotti	Chair
Robert W. Scully	Member	Chair
R. David Yost	Member	Member
Number of Meetings in 2012	14	10	12	6	12	0

*	Committee assignments to be determined.

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Our committees make recommendations to the Board as appropriate and regularly report on their activities to the entire Board.

Audit Committee.  Our Audit Committee assists our Board in the oversight of the qualifications, performance and independence of our company’s registered independent public accounting firm; the performance of our company’s internal audit function; the integrity of our company’s consolidated financial statements; and our compliance with legal and regulatory requirements. Our Board has determined that all Committee members are independent under the NYSE listing standards, our Categorical Standards, and the independence requirements applicable to audit committee members under SEC rules. Our Board has also determined that all Committee members are financially literate in accordance with the NYSE listing standards and qualify as audit committee financial experts under SEC rules.

Compensation and Benefits Committee.  Our Compensation and Benefits Committee oversees the establishment, maintenance and administration of our compensation programs and employee benefit plans, including approving and recommending our Chief Executive Officer’s compensation to our Board for approval and approving all of our executive officers’ compensation. In addition, the Committee recommends director compensation for Board approval. All Committee members are independent under the NYSE listing standards, our Categorical Standards and the heightened Committee independence requirements we adopted in 2010, which are the same as the heightened audit committee independence requirements under SEC rules.

Corporate Governance Committee.  Our Corporate Governance Committee oversees our Board’s governance processes; identifies and reviews the qualifications of individuals to become Board members; recommends nominees for election to the Board; recommends committee appointments for Board approval; reviews and reports to our Board on senior management and talent planning and succession (see “Chief Executive Officer and Senior Management Succession Planning” on page 19); and leads the Board and its committees in their annual performance assessments. All Committee members are independent under the NYSE listing standards and our Categorical Standards.

Credit Committee.  Our Credit Committee oversees senior management’s identification and management of credit exposures on an enterprise-wide basis and our company’s responses to trends affecting those exposures. The Committee also oversees senior management’s actions relating to the adequacy of the allowance for credit losses and credit-related policies. All Committee members are non-management directors.

Enterprise Risk Committee.  Our Enterprise Risk Committee oversees management’s responsibility to identify, manage and plan for our company’s material risks, including market risk, interest rate risk, liquidity risk, operational risk and reputational risk. The Committee also oversees management’s responsibilities for capital management and liquidity planning. All Committee members are independent under the NYSE listing standards and our Categorical Standards.

Executive Committee.  Our Executive Committee is authorized to act only on an emergency basis on matters requiring immediate approval or other action by our Board to provide for continuity in the oversight of our company’s management and must report all actions taken to our Board no later than the next regularly scheduled meeting of our Board. The Committee currently consists of five directors, including our independent Chairman of the Board and our Chief Executive Officer.

Board Oversight of Risk

Risk is inherent in every material business activity that we undertake. Our business exposes us to strategic, credit, market, liquidity, compliance, operational and reputational risks. We must manage these risks to maximize our long-term results by ensuring the integrity of our assets and the quality of our earnings. To support our corporate goals and objectives, risk appetite and business and risk strategies, we maintain a governance structure that delineates the responsibilities for risk management activities, as well as governance and oversight of those activities, by management and our Board. Our Chief Risk Officer, who leads senior management in managing risk, reports to the Chief Executive Officer and participates in meetings of the Board and its committees on risk oversight. (Details of our company’s risk management policies and practices are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2012 annual report.)

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Executive management develops for Board approval our Risk Framework, which defines the accountability of our company and its employees; our Risk Appetite Statement, which defines the parameters under which we will take risk; and our financial operating plans. Management monitors, and our Board oversees through its committees, financial performance, execution of the strategic and financial operating plans, compliance with the risk appetite and the adequacy of internal controls.

Our Audit, Credit and Enterprise Risk Committees have the principal responsibility for assisting our Board with enterprise-wide oversight of our company’s management and handling of risk.

•

Our Audit Committee assists our Board in the oversight of, among other things, the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements and the overall effectiveness of our system of internal controls. Our Audit Committee also discusses with management guidelines and policies to govern the process by which risk assessment and risk management are undertaken.

•

Our Credit Committee oversees, among other things, the identification and management of our credit exposures on an enterprise-wide basis, our responses to trends affecting those exposures, the adequacy of the allowance for credit losses and our credit related policies.

•

Our Enterprise Risk Committee oversees, among other things, our identification of, management of and planning for material risks on an enterprise-wide basis, including market risk, interest rate risk, liquidity risk, operational risk and reputational risk. Our Enterprise Risk Committee also oversees our capital management and liquidity planning.

In addition, our Compensation and Benefits Committee oversees, among other things, our compensation policies and practices so that they do not encourage unnecessary and excessive risk-taking by our employees. See “Compensation Governance and Risk Management” below.

Each of these committees regularly receives risk management updates on risk-related matters within the committee’s responsibilities and reports on these updates to our Board to provide our Board with integrated, thorough insight about our management of our enterprise risks. Our Board leadership structure supports our governance approach to risk oversight as our Chief Executive Officer is involved directly in risk management as a member of our management team, while our independent Chairman of our Board maintains an oversight role as a non-management director of our Board.

Compensation Governance and Risk Management

Compensation Governance.  Our Compensation and Benefits Committee follows procedures intended to promote excellence in the governance of our pay-for-performance philosophy. The Committee regularly reviews: (i) company performance; (ii) executive compensation strategy, approach, trends and regulatory developments; and (iii) other related topics as appropriate. Each year, the Committee uses, and makes available to the Board, an executive compensation statement, or “tally sheet,” for each executive officer. The tally sheets include each executive officer’s total compensation package, including base salary, cash and equity-based incentive awards, accumulated realized and unrealized stock option gains and the value of prior restricted stock awards (including the status of achieving any performance goals), qualified and nonqualified retirement and deferred compensation benefit accruals, and the incremental cost to our company of all perquisites. The Committee uses this information to evaluate all elements of executive officer compensation and benefits when making compensation decisions. Annually, the Committee reviews with our Board its compensation decisions (including cash and equity-based awards) for executive officers and other senior executives who report directly to the Chief Executive Officer.

Generally, our executive officers do not engage directly with the Committee in setting the amount or form of executive officer or director compensation. As part of the annual performance reviews for our executive officers other than the Chief Executive Officer, the Committee considers the Chief Executive Officer’s perspective on each executive officer’s individual performance and compensation as well as the performance of our various business segments and lines of business. In addition, the Committee considers the performance feedback from our company’s “independent control functions” (audit, finance, human resources, compliance, legal and risk) in assessing the performance of each line of business and each executive officer.

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The Committee has the sole authority and responsibility under its charter to approve the engagement of any compensation consultant it uses and the fees for those services. The Committee retained Frederic W. Cook & Company (Cook) as its independent compensation consultant for 2012. Cook’s business is limited to providing independent executive and director compensation consulting services to its clients. Cook does not provide any other management or human resources-related services to our company. For 2012, Cook assisted the Committee by providing external market and performance comparisons, advising the Committee on senior executive, Chief Executive Officer and director compensation and assisting with other executive and director compensation-related matters from time to time. In performing these services, Cook met regularly with the Committee outside the presence of management and alone with the Committee chair.

In addition, the Committee may delegate to management certain of its duties and responsibilities, including the adoption, amendment, modification or termination of benefit plans. Significant delegations made by the Committee include delegation of authority to (i) the Management Compensation Committee to direct the compensation for all of our employees except for our Chief Executive Officer and the Chief Executive Officer’s direct reports and (ii) the Management Corporate Benefits Committee to oversee substantially all of our employee benefit plans.

The Committee also reviews the form and amount of compensation paid to our non-management directors and recommends any changes to director compensation to our Board for approval.

Compensation Risk Management Policies and Practices.  We believe that our company applies prudent risk management practices to its incentive compensation programs across the enterprise. Our Compensation and Benefits Committee is committed to a compensation governance structure that effectively contributes to our company’s broader risk management policies.

The Committee has adopted and reviews at least annually our Compensation Governance Policy to govern our incentive compensation decisions and define the framework for design oversight of incentive compensation programs across our company. The Compensation Governance Policy is designed to be consistent with global regulatory initiatives so that our incentive compensation plans do not encourage imprudent risk-taking. It specifically addresses:

•	The definition and process for identifying “risk-taking” employees;

•	The process and policies for incentive compensation plans’ design and governance to appropriately balance risks with compensation outcomes, including:

O	The funding of incentive compensation pools,

O	The determination of individual incentive compensation awards, and

O	The use of discretion as part of those processes;

•

Policies on the effectiveness of incentive compensation plans through testing and monitoring at the right level to confirm they appropriately balance risks with compensation outcomes, including the development of processes to administer clawback features of incentive compensation awards; and

•	Policies that provide for the independence of our company’s independent control functions and their appropriate input to the Committee.

Our compensation governance structure allocates oversight, review and responsibility to the appropriate level within our company so that the most relevant level of management or our Board, as applicable, makes compensation decisions, with documented input from the independent control functions. We have the following four levels of governance, each with identified roles and responsibilities in our compensation decisions: (i) our Board, (ii) our Compensation and Benefits Committee, (iii) our Management Compensation Committee and (iv) our Lines of Business Compensation Committees.

Consistent with our Compensation Governance Policy, we conduct a comprehensive review, analysis and discussion of incentive design and operation annually through our incentive plan certification and review process. In support of this process, each of the Chief Executive Officer’s direct reports, along with their management teams and independent control functions, meet throughout the year to discuss business strategy, performance and risk with respect to compensation. These participants certify that their respective incentive programs (i) are aligned with the applicable line of business and our company’s business strategy and

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performance objectives, (ii) do not encourage excessive risk-taking beyond our company’s ability to effectively identify and manage risk and (iii) are compatible with effective controls and risk management. These management certifications are reviewed by Cook and the Committee. The Committee also meets with senior risk officers, including our Chief Risk Officer, to review and assess any risks posed by our incentive compensation programs so that they appropriately balance risks and rewards in a manner that does not encourage imprudent risk-taking.

For performance year 2012, in addition to its review of the individual incentive compensation awards for executive officers and other senior executives who report directly to the Chief Executive Officer, the Committee also reviewed the individual incentive compensation awards for certain highly compensated employees and the aggregate awards for other groups of employees. The Committee met with the heads of each of our independent control functions and our Co-Chief Operating Officers before making its 2012 incentive compensation decisions.

As a result of these reviews, and in combination with the risk management and clawback features of our compensation programs, we believe that our compensation policies and practices appropriately balance risks and rewards in a way that does not encourage imprudent risk-taking or create risks that are reasonably likely to have a material adverse effect on our company.

Chief Executive Officer and Senior Management Succession Planning

Our Board, with the assistance of our Corporate Governance Committee, oversees Chief Executive Officer and senior management succession planning. As part of the Chief Executive Officer continuity and succession planning, our Chief Executive Officer, in coordination with our Global Head of Human Resources, periodically provides the Corporate Governance Committee with recommendations on and evaluations of potential successors, including a review of the development plans recommended for these potential successors. Our Corporate Governance Committee reports on its succession planning efforts to the Board, and the Board reviews succession planning at least annually. Our Board reviews potential internal candidates with our Chief Executive Officer and our Global Head of Human Resources, and other members of senior management as our Board considers appropriate, which review includes development needs, creation of development programs and developmental progress with respect to specific individuals. Directors engage with potential internal candidates at Board and committee meetings and periodically in less formal settings to allow for personal assessment of candidates. Further, our Board periodically reviews the overall composition of our senior management’s qualifications, tenure and experience.

Our Board, in coordination with the Corporate Governance Committee, also establishes appropriate steps to address emergency Chief Executive Officer and executive officer succession planning in extraordinary circumstances. Our emergency Chief Executive Officer succession planning is intended to enable our company to respond to an unexpected vacancy in the applicable position while continuing our company’s safe and sound operation and minimizing potential disruption or loss of continuity to our company’s business and operations, including in the case of a major catastrophe.

Board Evaluation and Education

Each year, our Board and our Audit, Compensation and Benefits, Corporate Governance, Credit and Enterprise Risk Committees evaluate their own effectiveness. Our Board views self-evaluation as an ongoing process designed to achieve high levels of Board and committee performance and engagement. Our Board also encourages directors to participate in continuing director education programs and our company reimburses directors for the expenses of this participation. During 2012, our Audit Committee held an Audit Committee continuing education session that focused on general audit topics and certain company-specific matters. All new directors also participate in our director orientation program in their first six months as a director.

Political Contributions and Legislative Lobbying

We are committed to participation in the political process through our political contribution program in a manner that is consistent with leading corporate governance practices and in compliance with legal requirements. We do not make corporate contributions to candidates for public office. In appropriate circumstances, we may make contributions to state or local ballot measures, non-candidate organizations and presidential inaugural committees to the extent permitted by applicable law.

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We encourage informed participation in governmental, regulatory and elective processes and we respect the rights of our employees to support issues and candidates of their choosing. In accordance with our Code of Ethics and applicable law, our employees may elect to make personal political contributions either directly or through our Political Action Committee (PAC) program. As permitted by federal law, we underwrite the costs of administering our PAC program but we are prohibited from directly contributing to the PACs. The PAC program is funded through our employees’ voluntary personal contributions, which are reported to relevant federal, state and local campaign finance agencies as required by law. We also belong to a number of trade associations representing the interests of both the financial services industry and the broader business community.

More information regarding our policy on political contributions and activities can be found on our website under the heading “PAC & Related Activities” at http://investor.bankofamerica.com.

Communications with our Board

Stockholders and other parties may communicate with our Board, any director (including our Chairman of the Board), non-management members of our Board as a group or any committee. To do so, please send a letter addressed to Attention: Corporate Secretary, Bank of America Corporation, Hearst Tower, 214 North Tryon Street, NC1-027-20-05, Charlotte, North Carolina 28255. Depending on the nature of the communication, the correspondence either will be forwarded to the director(s) named or the matter will be presented periodically to our Board. Communications that are not from stockholders or are unrelated to a director’s duties and responsibilities may be excluded by the Corporate Secretary from the periodic presentation. For further information, refer to the “Contact the Board” section on our website at http://investor.bankofamerica.com.

Additional Corporate Governance Information Available

More information about our corporate governance can be found on our website at http://investor.bankofamerica.com under the heading “Corporate Governance,” including our: (i) Certificate of Incorporation; (ii) Bylaws; (iii) Corporate Governance Guidelines (including our Related Person Transactions Policy); (iv) Code of Ethics and related materials; (v) composition of each of our Board committees, including the committee charters; and (vi) Categorical Standards. This information is also available in print, free of charge, upon written request addressed to: Attention: Corporate Secretary, Bank of America Corporation, Hearst Tower, 214 North Tryon Street, NC1-027-20-05, Charlotte, North Carolina 28255.

Bank of America Corporation 2013 Proxy Statement | 20

Director Compensation

Our director compensation program is designed to appropriately compensate our non-management directors for the time and effort required to serve as a director of a large, complex and highly regulated global company and to align our directors’ interests with the long-term interests of our stockholders.

The primary elements of annual compensation for our non-management directors are:

•	cash award of $80,000 ($167,000 for the independent Chairman of the Board);

•	restricted stock award of $160,000 ($333,000 for the independent Chairman of the Board); and

•	cash retainer of $30,000 for the chair of the Audit Committee and $20,000 for the chair of each of the Compensation and Benefits, Corporate Governance, Credit and Enterprise Risk Committees.

The annual payments are made after the non-management directors are elected by stockholders. Non-management directors who begin their Board or committee chair service other than at the annual meeting of stockholders receive a pro-rated amount of annual compensation.

The annual restricted stock award is made pursuant to the Bank of America Corporation Directors’ Stock Plan. The number of restricted shares awarded is equal to the dollar value of the award divided by the closing price of our common stock on the NYSE on the grant date, rounded down to the next whole share, with cash payable for any fractional share. Dividends are paid on the award when they are paid on shares of our common stock. The award is subject to a one-year vesting requirement. If a director retires before the one-year vesting date, a pro-rated amount of the award vests based on the number of days the director served during the vesting period before retirement. Any unvested amount of the award is forfeited.

Non-management directors may elect to defer all or a portion of their annual restricted stock or cash compensation through the Bank of America Corporation Director Deferral Plan. When directors elect to defer their restricted stock award, their “stock account” is credited with a number of whole and fractional “stock units” that are equal in value to the restricted stock award and subject to the one-year vesting requirement applicable to restricted stock awards under the Directors’ Stock Plan. Each stock unit is equal in value to a share of our common stock but because it is not an actual share of our common stock, it does not have any voting rights. When directors elect to defer their cash award or any committee chair retainers, they may choose to defer into either a stock account or a “cash account.” Deferrals into a stock account are credited with dividend equivalents in the form of additional stock units and deferrals into the cash account are credited with interest at a long-term bond rate. Following retirement from our Board, a non-management director may, at such director’s prior election, receive the stock account balance (to the extent vested) and cash account balance in a single lump sum cash payment or in 5 or 10 annual cash installments.

Bank of America Corporation 2013 Proxy Statement | 21

During 2012, Mr. Moynihan was our sole management director. As a management director, he received no compensation for his services as a director. Mr. Donald and Mr. Nowell became directors in January 2013 and did not receive any director compensation in 2012. The following table shows the compensation we awarded our non-management directors for their services in 2012:

2012 Director Compensation

Director	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Sharon L. Allen (3)	56,544	113,088	0	169,632
Mukesh D. Ambani	80,000	160,000	0	240,000
Susan S. Bies	80,000	160,000	0	240,000
Jack O. Bovender, Jr. (3)	56,544	113,088	0	169,632
Frank P. Bramble, Sr.	100,000	160,000	0	260,000
Virgis W. Colbert	80,000	160,000	0	240,000
Charles K. Gifford (4)	100,000	160,000	280,652	540,652
Charles O. Holliday, Jr.	167,000	333,000	0	500,000
Linda P. Hudson (3)	56,544	113,088	0	169,632
D. Paul Jones, Jr. (retired)	0	0	0	0
Monica C. Lozano	80,000	160,000	0	240,000
Thomas J. May	100,000	160,000	0	260,000
Donald E. Powell (4)	80,000	160,000	75,000	315,000
Charles O. Rossotti	110,000	160,000	0	270,000
Robert W. Scully	100,000	160,000	0	260,000
R. David Yost (3)	56,544	113,088	0	169,632

(1)

The amounts in this column represent the annual cash award plus any committee chair cash retainers paid in 2012, including amounts deferred under the Director Deferral Plan. For 2012 cash awards deferred under the Director Deferral Plan, the following table shows the number of stock units credited to our non-management directors and the associated grant date fair value of those stock units based on the closing price of our common stock on the NYSE on the date of deferral:

Director	Stock Units (#)	Grant Date Fair Value ($)
Thomas J. May	12,936.61	100,000
Donald E. Powell	10,349.29	80,000
Charles O. Rossotti	14,230.27	110,000

Bank of America Corporation 2013 Proxy Statement | 22

(2)

The amounts in this column represent the aggregate grant date fair value of restricted stock awards granted during 2012, whether or not those awards were deferred under the Director Deferral Plan. The grant date fair value is based on the closing price of our common stock on the NYSE on the grant date. As of December 31, 2012, our non-management directors held the following number of unvested shares of restricted stock or, if deferred, unvested stock units:

Director	Unvested Shares of Restricted Stock or Stock Units (#)
Sharon L. Allen	14,153
Mukesh D. Ambani	20,698
Susan S. Bies	20,698
Jack O. Bovender, Jr.	14,153
Frank P. Bramble, Sr.	20,698
Virgis W. Colbert	20,698
Charles K. Gifford	20,698
Charles O. Holliday, Jr.	43,078
Linda P. Hudson	14,153
D. Paul Jones, Jr. (retired)	0
Monica C. Lozano	20,698
Thomas J. May	20,698
Donald E. Powell	20,698
Charles O. Rossotti	20,698
Robert W. Scully	20,698
R. David Yost	14,153
(3)	Ms. Allen, Mr. Bovender, Ms. Hudson and Mr. Yost were appointed to our Board in August 2012. The amounts for each director include pro-rated awards for his or her period of service for 2012.

(4)

Mr. Gifford receives office space and secretarial support, which for 2012 had an aggregate incremental cost to our company of $270,845, and we expect that he will continue to receive such office space and secretarial support in the future.

Mr. Powell serves as a non-management director of Merrill Lynch International, a United Kingdom subsidiary of Bank of America. Non-management directors serving on this subsidiary’s board of directors receive an annual cash retainer in the amount of $75,000.

In addition, in connection with our company’s annual strategic planning meeting in November 2012, spouses of directors were invited. Pursuant to SEC rules, which do not require disclosure of perquisites for any director that in the aggregate are less than $10,000, the value of the spouse business-related travel expenses, including ground transportation, commercial or third-party vendor aircraft travel (if any), meals and meeting-related activities, is not included in the table above, except in the case of Mr. Gifford.

Stock Ownership and Retention Requirements for Directors. We have formal stock ownership requirements that apply to our non-management directors. Under these requirements, each non-management director is required to hold and cannot sell the restricted stock they receive as compensation (except as necessary to pay taxes upon vesting) until termination of their service. All non-management directors are in compliance with these requirements.

Prohibition Against Hedging. Our Code of Ethics prohibits our directors from engaging in speculative trading of company securities, such as short sales and trading in puts, calls and other options or derivatives with respect to such securities, unless such transactions are for legitimate, non-speculative purposes.

Bank of America Corporation 2013 Proxy Statement | 23

Related Person and Certain Other Transactions

Our written Related Person Transactions Policy, in our Corporate Governance Guidelines, sets forth our policies and procedures for the review, approval or ratification of any transaction with related persons (directors, director nominees, executive officers, stockholders holding 5% or more of our voting securities or any of their immediate family members). Our policy covers any transactions where the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, our company is a participant and a related person has or will have a direct or indirect material interest.

On at least an annual basis, all of our company’s directors and executive officers are required to complete individual questionnaires requesting information about them, their immediate family members and their (and their immediate family members’) transactions or relationships with our company. Our legal department determines if there are any transactions subject to our policy that have not previously been approved or ratified by the Corporate Governance Committee. Each director and executive officer is required to promptly notify the Office of the Corporate Secretary of any change to information in his or her previously completed questionnaires for further review by the legal department and, where appropriate, by the Corporate Governance Committee.

The Corporate Governance Committee must approve or ratify any related person transactions, and when doing so, considers:

•	the nature of the related person’s interest in the transaction;

•	whether the transaction involves arm’s-length bids or market prices and terms;

•	the materiality of the transaction to each party;

•	the availability of the product or services through other sources;

•	whether our company’s Code of Ethics could be violated or our company’s reputation put at risk;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of our company;

•	the acceptability of the transaction to our company’s regulators; and

•	in the case of a non-management director, whether the transaction would impair his or her independence or status as an “outside” or “non-management” director.

Our Board has determined that certain types of transactions do not create or involve a direct or indirect material interest on the part of the related person and therefore do not require review or approval under the policy. These include transactions involving financial services, including brokerage services, banking services, loans, insurance services and other financial services provided by our company to any related person, so long as the services are provided in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable services provided to non-affiliates and in compliance with applicable law, including the Sarbanes-Oxley Act of 2002 and Federal Reserve Board Regulation O.

A number of our directors and executive officers, their family members and certain business organizations associated with them are or have been customers of our banking subsidiaries. All extensions of credit to these persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with persons not related to our company and did not involve more than the normal risk of collectability.

Our company and Mr. Moynihan are parties to an aircraft time-sharing agreement, as disclosed in our 2011 and 2012 proxy statements and approved by our Corporate Governance Committee in December 2010.

Based on information contained in a Schedule 13G filed with the SEC, BlackRock, Inc. (BlackRock), through certain of its subsidiaries, believed it beneficially owned 5% or more of the outstanding shares of Bank of America common stock as of December 31, 2012 (see “Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners” on page 61).

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Before BlackRock became a beneficial owner of 5% or more of our outstanding common stock, it entered into a global distribution agreement on September 29, 2006 with our subsidiary, Merrill Lynch & Co., Inc. (Merrill), in connection with its purchase of Merrill’s investment management business. The agreement provides a framework under which Merrill distributes BlackRock’s investment advisory products and includes certain pricing, sales incentive restriction and product availability provisions that offer economic terms to each party that are at least as favorable as those offered to its competitors. It was negotiated at arm’s length and was amended and restated on July 16, 2008 and again on November 15, 2010. The agreement’s initial term will expire on January 1, 2014 and, subject to certain conditions, will automatically renew for one additional three-year term and may be renewed thereafter for such annual or other periods as the parties may agree. In accordance with our Related Person Transactions Policy, the agreement, as amended and restated, was reviewed and ratified by our Corporate Governance Committee in March 2013.

During 2012, payment from BlackRock to our company relating to Merrill’s distribution and servicing of products covered by the global distribution agreement was approximately $192.4 million and payment from our company to BlackRock for certain Merrill products pursuant to the agreement was approximately $1.0 million.

In addition, during 2012, our subsidiaries provided ordinary course financial advisory, sales and trading, treasury and other financial or administrative services to BlackRock, its affiliates and its clients. These transactions were entered into on an arm’s-length basis and contain customary terms and conditions. We and our subsidiaries may also, in the ordinary course, invest in BlackRock funds or other products or buy or sell assets to or from BlackRock funds and separate accounts.

Bank of America Corporation 2013 Proxy Statement | 25

Proposal 2: An Advisory (Non-Binding) Vote to Approve Executive Compensation (Say on Pay)

Pursuant to SEC rules, we provide our stockholders with an advisory vote to approve our executive compensation (say on pay). At our 2011 annual meeting of stockholders, a majority of stockholders voted in favor of having a say on pay vote each year, consistent with the recommendation of our Board. In consideration of those results, and litigation settlement agreements we have entered into, our Board determined to hold advisory votes on executive compensation annually. As a result, unless the Board determines otherwise and until our satisfaction of the terms of the settlement agreements, the next advisory vote to approve executive compensation will be held at our 2014 annual meeting.

Although the say on pay vote is advisory and is not binding on our Board, the Compensation and Benefits Committee will take into consideration the outcome of the vote when making future executive compensation decisions.

Our Board believes that our current executive compensation program appropriately links compensation realized by our executive officers to our performance and properly aligns the interests of our executive officers with those of our stockholders.

For example:

•	For 2012, the Compensation and Benefits Committee applied our pay-for-performance philosophy in deciding to make year-end compensation awards to our named executive officers.

•

The Compensation and Benefits Committee decided that our Chief Executive Officer, Mr. Moynihan, should receive total compensation of $12 million for 2012, with over 92% of his total compensation in the form of equity-based awards. Further, half of Mr. Moynihan’s 2012 total incentive compensation was awarded in the form of performance restricted stock units (PRSUs) that are earned by achieving specific return on assets and adjusted tangible book value growth performance goals over a three-year performance period (2013-2015).

•

For our other named executive officers, the Compensation and Benefits Committee’s compensation decisions for 2012 varied based on its evaluation of individual performance, which in each case met or exceeded expectations, and in light of overall company and line of business performance. At least half of the 2012 equity-based incentives for our other named executive officers were awarded in PRSUs with the same performance goals as the PRSUs awarded to Mr. Moynihan.

•	We do not have any agreements with our executive officers that provide for cash severance payments upon termination of employment or in connection with a change in control.

•

We have a policy that prohibits future employment or severance agreements with executive officers that provide severance benefits (as defined under our policy limiting future severance agreements) exceeding two times base salary and bonus unless approved by our stockholders.

•	Our executive officers do not accrue additional retirement benefits under any supplemental executive retirement plan.

•

We have responsible stock ownership and retention requirements that apply to our executive officers, including the Chief Executive Officer. Based on changes made to these requirements in 2012, our Chief Executive Officer must retain 50% of net after-tax shares received from equity compensation awards until one year after retirement, and our other named executive officers must retain 50% of net after-tax shares received from equity compensation awards until retirement.

•	Our named executive officers are subject to multiple clawback and cancellation requirements:

O

Since performance year 2009, equity awards to our executive officers are subject to a “performance-based clawback” to encourage sustainable profitability over the vesting period. If during the vesting period our company or the executive officer’s line of business (if applicable) experiences a loss, the Compensation and Benefits Committee will assess the executive officer’s accountability for the loss. This assessment will take into account factors such as the magnitude of the loss, the executive officer’s decisions that may have led to the loss, the executive officer’s overall performance and other factors. Based on this assessment, all or part of the award may be canceled.

Bank of America Corporation 2013 Proxy Statement | 26

O

Since performance year 2009, equity awards are subject to a detrimental conduct clawback to encourage compliance with policies and appropriate behaviors. If an executive officer engages in detrimental conduct, unvested awards are subject to cancellation and previously vested awards may be recouped.

O

Since October 2007, we have had a recoupment policy under which our Board can require reimbursement of any incentive compensation paid to an executive officer whose fraud or intentional misconduct causes our company to restate its financial statements.

See pages 28 to 60 for more information on our named executive officers’ compensation.

For these reasons, our Board recommends that our stockholders vote in favor of the following resolution:

“Resolved, that our stockholders approve, on an advisory basis, the compensation of our company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement.”

Our Board recommends a vote “FOR” approval of this resolution (Proposal 2).

Compensation and Benefits Committee Report

The Compensation and Benefits Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately follows this report. Based on this review and discussion, the Compensation and Benefits Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2012.

Submitted by the Compensation and Benefits Committee of the Board:

Robert W. Scully, Chair

Mukesh D. Ambani

Virgis W. Colbert

Linda P. Hudson

Donald E. Powell

R. David Yost

Bank of America Corporation 2013 Proxy Statement | 27

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes the key features of our executive compensation program and the Compensation and Benefits Committee’s approach in deciding 2012 compensation for our named executive officers:

Name	Title
Brian T. Moynihan	Chief Executive Officer
Bruce R. Thompson	Chief Financial Officer
David C. Darnell	Co-Chief Operating Officer
Gary G. Lynch	Global General Counsel and Head of Compliance and Regulatory Relations
Thomas K. Montag	Co-Chief Operating Officer

Executive Summary

Compensation Philosophy. Our compensation philosophy ties pay for our executive officers to the performance of our company, its lines of business and each individual executive officer over the short and long term. In addition, consistent with our pay-for-performance philosophy, our executive compensation program provides a mix of salary, incentives and benefits paid over time that we believe properly aligns the interests of our executive officers with the interests of our stockholders. We also take into account the manner in which results are achieved, including an evaluation of adherence to risk and compliance policies and other core values of our company. We continually evaluate our compensation policies and practices in light of ongoing developments and best practices in the area of incentive compensation.

Our Compensation and Benefits Committee reviews performance primarily on a year-over-year basis in making its compensation decisions, also taking into account relative peer performance and other market compensation practices. For 2012, the Compensation and Benefits Committee considered our company’s overall financial results and, for our named executive officers heading lines of business, the Compensation and Benefits Committee reviewed the contributions of those lines of business to our overall company performance with a continued focus on accountability for risk management. The Compensation and Benefits Committee also focused on the individual performance of named executive officers against both financial and non-financial performance goals, and then applied its discretion and informed judgment to make appropriate compensation decisions for our named executive officers for 2012. Pursuant to our compensation philosophy, the compensation awards to our named executive officers for 2012 include vesting and clawback requirements intended to focus our named executive officers on creating sustainable results consistent with our risk management policies and strategic plan for the long-term benefit of our stockholders.

2012 Business Performance.    During 2012, our company continued to execute on our strategic plan, simplifying and streamlining our operations, and further strengthening our balance sheet, capital and liquidity. We maintained our customer-driven strategy in our core businesses by continuing to focus on our three core customer groups: individuals, companies and institutional investors. Our Project New BAC initiative continues to make our businesses more efficient and effective, and we made additional progress during 2012 addressing legacy issues. The following summarizes some of our company’s key accomplishments in 2012:

•	We reported net income of $4.2 billion, or $0.25 per diluted share, compared with a net income of $1.4 billion, or $0.01 per diluted share for 2011.

•

We further strengthened our balance sheet by reducing risk weighted assets, increasing capital and maintaining our strong excess liquidity position. Our Basel 1 Tier 1 common capital ratio increased to 11.06% at December 31, 2012, up from 9.86% at December 31, 2011. Our estimated Basel 3 Tier 1 common capital ratio is among the highest of U.S. systemically important financial institutions. We reduced long-term debt by nearly $100 billion from the end of 2011, and our Global Excess Liquidity Sources totaled $372 billion at year end.

•

We continued to deepen and broaden customer relationships in 2012 by increasing the number of mobile banking customers by 2.8 million and increasing the number of new U.S. credit card accounts opened by 223,000 year-over-year. To better serve our customers, we continued to increase our specialized sales force of Financial Solutions Advisors, Mortgage Loan Officers and Small Business Bankers to nearly 6,200 specialists at the end of 2012. We also launched mobile check deposit capabilities in August 2012, processing over 450,000 transactions for our mobile customers each week.

Bank of America Corporation 2013 Proxy Statement | 28

•

Our continued focus on strengthening our risk management culture was reflected in improved credit quality across most major consumer and commercial portfolios. Our U.S. credit card loss rate declined in 2012 to the lowest level since the second quarter of 2006. Additionally, our provision for credit losses decreased $5.2 billion to $8.2 billion for 2012 compared to 2011. Consumer and commercial loan loss rates also declined in 2012 to their lowest levels since early 2008 and late 2006, respectively.

•	We continued to make significant progress on our legacy issues, including resolving a number of key litigation matters and reaching significant mortgage-related settlements.

•	Our Investment Bank maintained its No. 2 global ranking in net investment banking fees in 2012 as reported by Dealogic and was named Top Global Research Firm of 2012 by Institutional Investor.

Key Changes to Executive Compensation Program for 2012.  Consistent with our compensation philosophy, for 2012 the Compensation and Benefits Committee adjusted our executive compensation program to further emphasize sustainable performance over time aligned with our strategic plan:

•	Awarded at least 50% of equity incentives in performance restricted stock units (PRSUs);

•

PRSUs awarded include a three-year performance period, equally weighted return on assets (ROA) and growth in adjusted tangible book value (TBV) performance metrics, and a potential payout ranging from 0% to 100%;

•	As part of a balanced compensation program, all of the named executive officers were granted time-vested restricted stock units (RSUs); and

•	We also expanded our stock ownership and retention requirements in two respects:

O

First, for our Chief Executive Officer, who previously has been required to retain 50% of net after-tax shares received from equity compensation awards until retirement, we extended this retention requirement to apply until one year after retirement. This one-year post retirement retention requirement further strengthens the alignment of stockholders’ and the Chief Executive Officer’s interests.

O

Second, we extended our retention requirement for all other executive officers so that they must retain 50% of net after-tax shares received from equity compensation awards until retirement. Previously, this requirement to retain 50% of net after-tax shares only applied until the executive achieved our minimum stock ownership requirement of 300,000 shares.

Highlights of 2012 Incentive Compensation Decisions.  Based on its evaluation of 2012 performance and consistent with our pay-for-performance philosophy, the Compensation and Benefits Committee made the following 2012 compensation decisions for our named executive officers using a balanced mix of award types:

•     For Mr. Moynihan, our Chief Executive Officer, the Compensation and Benefits Committee determined compensation in recognition of his individual performance and the overall performance of our company.

O         Total salary and incentive compensation for 2012 of $12 million. Over 92% of Mr. Moynihan’s total compensation for 2012 was in the form of equity-based awards.

O        As illustrated by the accompanying pie chart, 100% of Mr. Moynihan’s 2012 variable incentive compensation was paid in restricted stock units:

–      50% was awarded in PRSUs that are earned by achieving specific ROA and adjusted TBV growth performance goals over a three-year performance period (2013-2015).

–       The remaining 50% was awarded in a combination of cash-settled RSUs (CRSUs) which vest and pay monthly over a 12-month period and time-vested RSUs which vest and pay in equal installments over three years.

Bank of America Corporation 2013 Proxy Statement | 29

•

For our other named executive officers, the Compensation and Benefits Committee’s compensation decisions for 2012 varied based on its evaluation of individual performance, which in each case met or exceeded expectations, and in light of overall company and line of business performance.

O	Each of our other named executive officers received an annual cash incentive award equal to 40% of their total incentive pay.

O	At least half of 2012 equity-based incentives for our other named executive officers were awarded in PRSUs with the same performance goals as the PRSUs awarded to Mr. Moynihan.

Key Features and Practices of Our Executive Compensation Program

Our Compensation Practices.    Below we highlight key features of our executive compensation program, including the compensation practices we have implemented to drive sustainable results, encourage executive retention and align executive and stockholder interests. We also identify certain compensation practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

Our Compensation Practices

What We Do	What We Don’t Do

✓ Pay-for-performance process that allocates individual awards based on both results and how those results were achieved

✓ Balanced mix of base and variable pay

✓ Balanced use of performance measures that are risk-adjusted where appropriate and combined with management judgment

✓ Deferral of a significant portion of variable pay, in equity-based awards where appropriate, to encourage retention and alignment with stockholder interests

O        Stock-settled awards vesting solely over time generally cannot vest more quickly than in three equal annual installments under our 2003 Key Associate Stock Plan (Stock Plan)

O         Our Stock Plan requires a one-year minimum performance period for awards that vest based on performance

✓ Meaningful stock ownership and retention requirements that further align the interests of our named executive officers with the long-term interests of our stockholders

✓ Use of clawback and cancellation features for all recipients of equity-based awards to further encourage achievement of long-term, sustainable results in an appropriate manner

x   No current agreements providing executive officers cash severance payments upon termination of employment or change in control

x   No future employment or severance agreements with our executive officers that provide severance benefits (as defined under our policy limiting future severance agreements) exceeding two times base salary and bonus, without stockholder approval

x   No accrual of additional retirement benefits for our current executive officers under any supplemental executive retirement plans (SERPs)

x   No excise tax gross-ups upon change in control

x   No discounted stock options, reload stock options or stock option re-pricing without stockholder approval under our Stock Plan

x   No speculative trading, hedging or derivative transactions

Bank of America Corporation 2013 Proxy Statement | 30

Pay Components. Annually, the Compensation and Benefits Committee decides each of our named executive officer’s base salary and incentive compensation awards based on a year-over-year review of performance and without pre-set target levels of total compensation. The primary compensation element for our named executive officers is an incentive opportunity that is designed to balance both near-term and longer-term results. In addition, the Committee believes that stock ownership is the most effective way to align the interests of our named executive officers with those of our stockholders and focus our executive team on delivering sustainable returns to our stockholders over time. Therefore, the Committee uses a balanced mix of fixed and variable compensation with the majority of total variable compensation delivered in the form of equity-based awards.

•

Approximately 70% of the total incentive opportunity for our Chief Executive Officer and 60% of the total incentive opportunity for our other named executive officers is in the form of long-term equity-based awards.

•	Equity awards may include any combination of time-vested restricted stock, performance-based restricted stock, stock options or other equity-based compensation.

•	The Compensation and Benefits Committee establishes vesting and other conditions for equity awards to encourage a long-term focus on generating sustainable results.

Bank of America Corporation 2013 Proxy Statement | 31

The following chart provides an overview of the components of 2012 base salary and incentive compensation components for our named executive officers:

Overview of 2012 Base Salary and Incentive Compensation Components

for Named Executive Officers

Compensation Type	Pay Element	How It is Determined/ Linked to Performance	What It Does
Fixed	Base Salary	•Part of a competitive total compensation package •Job scope and experience, market comparable positions, internal leadership structure	•Provides a level of predictable income for the executive intended to remain competitive through business cycles

Variable	Annual Cash Incentive Award (all named executive officers other than CEO received a cash incentive award for 2012)

•Determined as a result of overall performance assessment of financial and non-financial measures, including:

O   Company, line of business and individual performance

O   Quality and sustainability of earnings

O   Successful implementation of strategic initiatives

O   Adherence to risk and compliance policies and other core values of our company

•Opportunity to earn a cash-based annual incentive award •Aligned to company, line of business and individual performance

Equity-Based Awards

•  Cash-Settled Restricted Stock Units or CRSUs (CEO only)

•  Time-Vested Restricted Stock Units or RSUs (all named executive officers)

•  Performance Restricted Stock Units or PRSUs (all named executive officers)

•CRSUs tie the actual amount received to our stock price performance and continued employment over 12 months

•RSUs align awards with stock price performance and encourage executive retention

•PRSUs tie a substantial portion of 2012 total compensation to our company’s future achievement of specific financial performance goals over a three-year performance period (2013-2015)

•Aligns the interests of our executive officers with those of our stockholders by providing a balanced mix of fixed and variable compensation tied to company, line of business and individual performance

•With at least 50% of equity-based awards granted to executive officers tied to our future achievement of specific financial performance goals, PRSUs will encourage performance leading to steady growth of earnings during the performance period

•Combined with our vesting, stock ownership and stock retention requirements, as well as our significant clawback features, equity-based awards balance the goals of encouraging sustainable results over time and reward those results with appropriate levels of actual compensation

Bank of America Corporation 2013 Proxy Statement | 32

Compensation Risk Management.    The Compensation and Benefits Committee believes that the design and governance of our executive compensation program encourages executive performance consistent with the highest standards of risk management. The design of our executive compensation program supports our enterprise risk management goals through various checks and balances, including:

•	Balanced mix of base and variable pay;

•	Balanced use of financial and nonfinancial measures that are risk-adjusted where appropriate and combined with management judgment in evaluating executive performance;

•	Pay-for-performance process that allocates individual awards based on both results and how those results were achieved;

•	Deferral of a significant portion of variable pay, in equity-based awards where appropriate, to encourage retention and alignment with stockholder interests; and

•	Use of multiple clawback and cancellation features for all recipients of equity-based awards to further encourage achievement of long-term, sustainable results in an appropriate manner.

The “Compensation Governance and Risk Management” section beginning on page 17 contains more information about our Compensation Governance Policy, our compensation risk management practices and the extent to which our Chief Executive Officer participates in determining executive officer compensation.

Bank of America Corporation 2013 Proxy Statement | 33

Clawbacks and Cancellation Features.    Beginning with performance year 2009, equity awards to our executive officers are subject to multiple separate and distinct “clawback” requirements that can result in the awards being canceled or prior payments recouped. These clawback requirements work together so that rewards realized by the executive officers over time appropriately reflect the time horizon of the risks taken and encourage appropriate risk and reward decisions.

Multiple Clawback and Cancellation Features of Our Equity-Based Awards

Detrimental Conduct Clawback

• WHO: Approximately 27,000 employees, including the named executive officers, who received equity-based awards as part of their 2012 compensation are subject to our detrimental conduct clawback requirement.

• WHAT: Under the detrimental conduct clawback, if an employee engages in certain “detrimental conduct” the equity award will be canceled to the extent not yet vested and, depending on the conduct, any previously vested award also may be recouped. “Detrimental conduct” generally refers to serious misconduct in the performance of an employee’s duties.

Performance-Based Clawback

• WHO: Approximately 4,500 employees, including the named executive officers, who received equity-based awards as part of their 2012 compensation and who are deemed to be “risk takers” (per banking regulations and company policies) are also subject to our performance-based clawback requirement.

• WHAT: To encourage sustainable profitability, under the performance-based clawback cancellation provision, if during the vesting period our company or the employee’s line of business (if applicable) experiences a loss, the Compensation and Benefits Committee will assess the employee’s accountability for the loss.

O         This assessment will take into account factors such as the magnitude of the loss, the employee’s decisions that may have led to the loss, the employee’s overall performance and other factors.

O        Based on this assessment, the Compensation and Benefits Committee may determine to cancel all or part of the next vesting tranche of the award.

Incentive Compensation Recoupment Policy

• WHO: Covers all of our executive officers.

• WHAT: The Board can require reimbursement of any incentive compensation paid to an executive officer whose fraud or intentional misconduct causes our company to restate its financial statements.

O         The Board or an appropriate Board committee may take, in its sole discretion, action it determines necessary under the policy to remedy the misconduct and prevent its recurrence.

O        The Board or an appropriate Board committee may recover the amount of compensation paid or awarded that exceeds any lower amount that would have been paid or awarded based on the restated financial results, including through reimbursement of any bonus or incentive compensation awarded or cancellation of any unvested restricted stock or outstanding stock option awards.

O         The Policy goes beyond the clawback requirements under the Sarbanes-Oxley Act that are limited to our Chief Executive Officer and Chief Financial Officer.

In addition to the clawback features described above, beginning in 2011, all of our equity awards are subject to the compensation clawback requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Financial Reform Act), as well as any policy our company implements to enforce those requirements. Following the issuance of final rules and regulations, we will fully comply with the Financial Reform Act clawback requirements.

Bank of America Corporation 2013 Proxy Statement | 34

Consideration of Stockholder Say on Pay Votes. Our company provides its stockholders with the opportunity to cast an annual advisory say on pay vote to approve executive compensation. At our company’s 2012 annual meeting of stockholders, approximately 93% of the votes cast on our company’s say on pay proposal were voted in favor of the proposal. The Compensation and Benefits Committee believes that the results of that advisory vote affirm our stockholders’ support of our company’s executive compensation program, including our pay-for-performance philosophy. Therefore, the Committee did not change its overall approach in setting 2012 compensation for our named executive officers. The Committee will continue to consider the outcome of our company’s advisory say on pay votes when making future compensation decisions for our named executive officers.

Compensation and Benefits Committee’s Review of 2012 Performance

During 2012 and through January 2013, the Compensation and Benefits Committee evaluated the 2012 performance of our company, lines of business and each of our named executive officers. The Committee considered the following as key factors in its compensation decisions:

•

Company and Line of Business Performance.    The Committee evaluated our company’s 2012 performance on a year-over-year basis taking into account our financial performance, non-financial measures and other factors, which the Committee believes collectively best indicate successful management of our business. The Committee considered the significant progress our company made in 2012 in line with its strategic plan, including focus on our customer-driven strategy, further strengthening our balance sheet, capital position and liquidity, reducing legacy issues and managing risk.

O

Financial and Non-Financial Performance.    In general, with respect to our company’s financial performance and performance relative to various risk metrics, the Committee reviewed our strong capital and liquidity positions, decline in risk-weighted assets, improved credit quality, continued decrease of long-term debt and reduced risk exposure. The Committee also reviewed our company’s and each line of business’ financial performance relative to key financial metrics including net income, earnings per share, return on assets, return on equity, return on tangible common equity, revenues, various expense and efficiency ratios and savings related to Project New BAC process improvements. The Committee further considered our company’s 2012 common stock price appreciation and reported net income of $4.2 billion.

Additionally, the Committee considered our line of business performance compared to our company’s primary competitor group in a number of areas, including consumer and commercial deposits, loan growth, mortgage originations, wealth investment management earnings, investment banking fees, net revenues by segment, net credit loss rates and expenses, without assigning any weighting to a particular performance metric.

The following are certain key performance highlights reviewed by the Committee for each line of business:

–

The Consumer and Business Banking segment, comprised of Deposits, Card Services and Business Banking, reported net income of $5.3 billion in 2012. The $2.1 billion decrease in net income from 2011 was due in part to lower interest rate spreads and lower card balances. Total noninterest expense decreased $926 million to $16.8 billion primarily due to lower FDIC and operating expenses, and total average deposits increased by $15 billion compared to 2011.

–

The Consumer Real Estate Services (CRES) segment, comprised of Home Loans and Legacy Assets & Servicing, demonstrated significant progress in resolving legacy issues in 2012. CRES’ net loss decreased by approximately $13 billion to $6.5 billion, due to the $13.7 billion improvement in mortgage banking income primarily as a result of lower representations and warranties expense, lower litigation settlements, no goodwill impairment charge in 2012, and lower expenses.

–

The Global Wealth and Investment Management segment, comprised of Merrill Lynch Global Wealth Management and U.S. Trust, Bank of America Private Wealth Management, reported a $505 million increase in net income in 2012 to $2.2 billion, up 29% from 2011, and revenue of $16.5 billion. Results improved from 2011 due to lower expenses, litigation and support costs despite lower transactional volume.

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–

The Global Banking segment, comprised of Global Corporate and Global Commercial Banking and Investment Banking, reported net income of $5.7 billion and revenue of $17.2 billion in 2012, slightly down from 2011 due to lower investment banking fees and market pressures. Average deposits increased $12 billion in 2012.

–

The Global Markets segment, comprised of sales, trading and research services to institutional clients, reported net income of about $1.1 billion in 2012 (and $3.5 billion excluding “debt valuation adjustment” and the impact of deferred tax assets). Noninterest expense decreased $1.4 billion, or 11%, in 2012 due to reduced personnel expense and other operational costs. At year end, earning assets were up over $100 billion from last year.

O

Accountability for Driving our Risk Management Culture.    The Compensation and Benefits Committee considered the accountability of our named executive officers for driving our strong risk management culture, as well as our company’s year-over-year performance relative to risk metrics established for 2012 consistent with our risk appetite and risk framework. Specifically, the Committee evaluated our businesses based on improved risk-based capital ratios, funding position, improved credit quality and various other market risk indicators.

•

Individual Performance. For the 2012 performance year, the Compensation and Benefits Committee, and also the Board for our Chief Executive Officer, assessed the leadership performance of our Chief Executive Officer and other named executive officers in the following areas: further improvement in our balance sheet, capital and liquidity positions; reduction of risk-weighted assets; further implementation of our customer-driven strategy; resolution of certain legacy issues; improved expense management and successful implementation of Project New BAC process improvements; and continuing progress on establishing a robust risk management culture. In addition, the Committee considered the performance feedback from our company’s independent control functions (i.e., audit, finance, human resources, compliance, legal and risk) in assessing line of business and each named executive officer’s individual performance.

O

CEO Performance.    In evaluating Mr. Moynihan’s 2012 performance, the Compensation and Benefits Committee and the Board considered Mr. Moynihan’s leadership and execution against our company’s strategic plan and core values in the context of the global market challenges facing our industry and our various lines of business:

–

Simplified and Strengthened Balance Sheet and Increased Net Income.    Under Mr. Moynihan’s leadership and direction, our company continued to strengthen and simplify its balance sheet, including through the sale of our international global wealth investment management business. We reduced long-term debt in 2012 by nearly $100 billion, and had excess liquidity of $372 billion at year end. As a result of these and other efforts, our regulatory capital measures improved significantly, including an estimated Basel 3 Tier 1 common capital ratio in excess of levels expected to be implemented by 2019. Our company also realized net income of $4.2 billion in 2012.

–

Delivered Efficiency Improvements.    Through Project New BAC, our company identified a significant number of potential short- and long-term process improvements and cost savings for our company. Under Mr. Moynihan’s leadership, our company surpassed its targeted Project New BAC cost savings for 2012, and our company believes it is on target to realize approximately $8 billion in annual cost savings from Project New BAC by mid-2015.

–

Improved Customer-Driven Enterprise.    In 2012, in support of our customer-driven strategy, our company continued to simplify our consumer business structure by moving standalone product units to report under business leads for Retail Banking and Distribution and Preferred Small Business Banking, substantially increasing cross-business referrals. Our company also established or maintained a number of market leadership positions based on external rankings in many of our businesses.

–

Continued Resolution of Legacy Issues. Under Mr. Moynihan’s leadership, our company made significant progress on resolving legacy mortgage-related issues, reaching key settlements and reducing our ongoing exposure to residential mortgage and discontinued real estate portfolios.

–

Strengthened Risk Management.    In 2012, Mr. Moynihan made further progress institutionalizing a culture of risk management accountability across the enterprise globally, enhancing our risk, compliance and regulatory positions.

Bank of America Corporation 2013 Proxy Statement | 36

–

Enhanced Leadership Team Effectiveness.    Mr. Moynihan’s deliberate and focused talent management efforts resulted in the development of key leaders, building a bench strength for critical roles, and greater management team stability and effectiveness. His personal involvement in talent assessment and development has increased the retention of key executives and significantly improved our targeted recruitment of top external talent. The result has been a measurable improvement in our management bench and a more stable senior leadership team. Additionally, Mr. Moynihan successfully leveraged his full executive team in these efforts creating a shared accountability for the development of top performing teams across the enterprise.

O

Other Named Executive Officer Performance.    As part of the annual performance reviews for our other named executive officers, the Compensation and Benefits Committee considered the perspectives of our Chief Executive Officer and our Global Head of Human Resources on each individual’s performance and their incentive recommendations, as well as the performance of our various lines of business, business segments and functions. In particular, the Committee considered the following:

–

Mr. Thompson, Chief Financial Officer (CFO).    In 2012, Mr. Thompson successfully executed against our company’s capital plan to achieve regulatory capital ratios well in excess of regulatory minimums and an estimated Basel 3 Tier 1 common capital ratio among the highest of U.S. systemically important financial institutions. Under Mr. Thompson’s leadership as CFO, our company further maintained strong liquidity and time to required funding positions, both metrics exceeding year-end targets. Mr. Thompson was a primary spokesman for our company with investors through quarterly earnings calls and investor conference calls, as well as individual investor meetings. Mr. Thompson also played a significant leadership role on a number of complex projects, including vendor management and the sale of the international wealth management business. As CFO, Mr. Thompson effectively managed risk by strengthening and simplifying our balance sheet and executing plans to mitigate the impact of external global financial events.

–

Mr. Darnell, Co-Chief Operating Officer.    Under Mr. Darnell’s leadership of our consumer businesses, a number of initiatives were launched that successfully focused on deepening existing client relationships, resulting in increased banking center investment referrals, small business loan originations and deposit and investment asset growth. Our global wealth investment management (GWIM) business operating model was further simplified under Mr. Darnell’s leadership, improving brand visibility and implementing effective client-focused solutions. Mr. Darnell also managed operational risks effectively in 2012 and improved credit quality across all GWIM, consumer and business banking loan portfolios.

–

Mr. Lynch, Global General Counsel and Head of Compliance and Regulatory Relations.    In 2012, under Mr. Lynch’s leadership, critical mortgage-related litigation and regulatory issues and other legal disputes were settled or otherwise resolved, effectively addressing a number of legacy issues. Mr. Lynch also successfully developed and launched our company’s Board-approved global compliance strategic plan, and further improved communication and engagement routines with our regulators.

–

Mr. Montag, Co-Chief Operating Officer.    Mr. Montag led our global banking and markets (GBAM) businesses through challenging economic periods, delivering solid revenues, while reducing noninterest expense. In 2012, Mr. Montag also developed and launched a number of successful initiatives to grow net interest income and to improve our loan business. Under Mr. Montag’s strong leadership, GBAM maintained for 2012 our #2 global ranking in net Investment Banking fees as reported by Dealogic. Bank of America Merrill Lynch also was named “#1 Global Broker” by Financial Times and “Top Global Research Firm of 2012” by Institutional Investor.

2012 Compensation Decisions

Determining 2012 Total Compensation. For 2012, similar to its approach in 2011, the Compensation and Benefits Committee determined 2012 year-end incentive compensation in January 2013 after its review of the 2012 performance of our company, lines of business and each of our named executive officers on a year-over-year basis, as described above, also taking into consideration relative peer performance and other market compensation practices. While the Committee considered financial and nonfinancial performance measures, the Committee decided to award the following compensation for 2012 without assigning any targets or weighting to particular performance metrics. Certain components of the incentive compensation awarded for 2012 are linked to the future performance of our company as discussed below.

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2012 Compensation Decisions for Our Named Executive Officers. The following table summarizes the compensation decisions the Compensation and Benefits Committee made for the named executive officers for the 2012 performance year:

2012 Compensation Decisions

Name	Base Salary ($)	Annual Cash Incentive ($)	Cash- Settled Restricted Stock Units ($)	Performance Restricted Stock Units ($)	Time- Vested Restricted Stock Units ($)	Total ($)
Brian T. Moynihan	950,000	0	3,315,000	5,525,000	2,210,000	12,000,000
Bruce R. Thompson	850,000	4,060,000	0	3,045,000	3,045,000	11,000,000
David C. Darnell	850,000	3,460,000	0	2,595,000	2,595,000	9,500,000
Gary G. Lynch	850,000	2,460,000	0	1,845,000	1,845,000	7,000,000
Thomas K. Montag	850,000	5,460,000	0	5,460,000	2,730,000	14,500,000

Due to reporting requirements, some of the above-listed 2012 compensation decisions are not reflected in the Summary Compensation Table on page 44. The table above differs from the Summary Compensation Table in two ways. First, we determine equity compensation awards after the performance year, while SEC rules require that the Summary Compensation Table include equity compensation in the year granted. Therefore, equity incentive compensation granted in 2012 for 2011 performance is shown in the Summary Compensation Table as 2012 compensation. The equity compensation amounts shown in the table above will be included in the Summary Compensation Table in next year’s proxy statement as 2013 compensation, assuming our named executive officers remain the same. Second, the Summary Compensation Table includes changes in pension value, certain nonqualified deferred compensation earnings and other elements of compensation (such as 401(k) matching contributions and perquisites) as part of total compensation. Those amounts are not shown in the table above.

Base Salaries. The Compensation and Benefits Committee did not increase base salary levels for our named executive officers during 2012. Effective February 1, 2013, annual base salary was increased to $1,500,000 for Mr. Moynihan and to $1,000,000 for each of Mr. Darnell and Mr. Montag, our Co-Chief Operating Officers. The Committee believes that these increases reflect market trends, our improved financial performance, resolution of several legacy issues and the additional responsibilities that Mr. Darnell and Mr. Montag assumed over 18 months ago.

2012 Performance Year Incentive Awards. The Compensation and Benefits Committee determined that incentive compensation for 2012 should be delivered in a balanced mix of award types with an emphasis on long-term equity-based awards. The long-term incentive awards reflected in the table above were intended to incentivize our named executive officers to focus on our future sustainable performance and execution against our strategic plan, customer-driven strategy and Project New BAC initiatives:

The Committee’s approach on the forms of incentive compensation awards for 2012 generally follows the approach used for 2011, but with three key differences for 2012.

•	Vesting of PRSUs is tied to two separate performance measures—return on assets (ROA) and growth in adjusted tangible book value (TBV).

•

Performance for the PRSUs is measured over a single three-year performance period (2013-2015) versus multiple performance periods each comprised of four calendar quarters occurring on a rolling quarterly basis over five years.

•	Named executive officers were awarded time-vested RSUs as part of a balanced mix of award types.

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The following provides additional information about the types of year-end incentive awards the Committee decided to grant for 2012:

•

Annual Cash Incentive Awards. The named executive officers other than Mr. Moynihan received a portion of their total incentive award for 2012 in the form of an annual cash incentive award. The Committee made this determination based in part on the level of net income achieved for 2012, consistent with the terms of the Executive Incentive Compensation (EIC) Plan.

•

Cash-Settled Restricted Stock Unit Award for our CEO. In light of Mr. Moynihan’s strong 2012 performance and in order to encourage additional focus on stock price performance over the next year, Mr. Moynihan was awarded CRSUs that vest and pay monthly over a 12-month period through February 2014.

•

Time-Vested Restricted Stock Unit Awards. Each of the named executive officers received time-vested RSUs that vest in equal installments over three years, beginning on the first anniversary of the grant date.

•

Performance Restricted Stock Unit Awards. At least 50% of equity-based awards to each named executive officer were made as PRSUs. The PRSUs are earned based on our company’s future achievement of specific ROA and growth in adjusted TBV goals over a three-year performance period ending December 31, 2015. To the extent earned, awards will be settled in cash. The Committee believes that these awards will encourage performance leading to steady growth of earnings during the performance period. The following highlights key aspects of the PRSU awards:

O

“Three-year Average ROA” for these awards means the average for the three years in the performance period of “return on assets” for each year. For this purpose, “return on assets” means Bank of America’s return on average assets as reported in our Form 10-K for the applicable year, determined in accordance with generally accepted accounting principles in effect as of January 1, 2013.

O

“Three-year Average Growth in Adjusted TBV” means the average for the three years in the performance period of the year-over-year percentage change in “adjusted tangible book value” measured as of December 31 each year. For this purpose, “adjusted tangible book value” will equal our total common shareholders’ equity less the impact of any capital actions approved by the Federal Reserve Board and our company’s Board and taken by our company during 2013, 2014 and 2015, and less the sum of the carrying value of (a) goodwill and (b) intangible assets excluding mortgage servicing rights, adjusted for (c) deferred tax liabilities directly related to (a) and (b). These amounts are to be measured using the ending balance as of December 31 each year and determined based on generally accepted accounting principles in effect as of January 1, 2013.

O

The awards are equally weighted with 50% based on ROA goals and 50% based on adjusted TBV growth goals. The portion of the PRSUs earned for the performance period depends on the level of our average ROA and adjusted TBV growth, as follows (results between the 33-1/3% and 66-2/3% levels, or between the 66-2/3% and 100% levels, will be interpolated on a straight-line basis):

Three-year Average ROA (50% Weighting)		Three-year Average Growth in Adjusted TBV (50% Weighting)

Goal Achievement	% Earned Based on Goal Achievement	Goal Achievement	% Earned Based on Goal Achievement
Less than 50bps	0%	Less than 5.25%	0%
50bps	33-1/3%	5.25%	33-1/3%
65bps	66-2/3%	7.00%	66-2/3%
80bps	100%	8.50%	100%

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O

The Committee has used ROA as its primary goal for PRSUs granted in each of the last two performance years to the named executive officers because the Committee believes that the use of ROA as a performance metric focuses our named executive officers on the creation of net income in an efficient manner for the long-term benefit of our stockholders. The Committee also believes that achievement of the ROA goals will signify that our company has made considerable progress against our strategic plan.

O	In addition, the Committee selected three-year average growth in adjusted TBV to reinforce our focus on long-term growth and profitability.

The actual amounts realized by the named executive officers from all of these equity-based awards will depend on the future performance of our company and our stock price growth.

Performance Results for 2011 and 2012 PRSU Awards

During 2012, our named executive officers (other than Mr. Lynch) had two outstanding PRSU awards. The key features of these awards and amount, if any, earned to date based on our company’s performance are shown below:

Performance Period	Performance Measure	Performance Measure Threshold, Target and Maximum Levels	Amount Earned based on Actual Performance

2011 PRSUs (granted in February 2011 for performance year 2010)

Each performance period is comprised of four calendar quarters and occurs on a rolling quarterly basis over five years.

The first performance period is the four calendar quarters ending December 31, 2011 and the last performance period is the four calendar quarters ending December 31, 2015.

	Return on Assets	Performance for the period: Less than 50 bps: 0% 50 bps: 33-1/3% 65 bps: 66-2/3% 80 bps: 100%	35% was earned during 2012 based on actual ROA performance of 51 bps for the performance period ending June 30, 2012

2012 PRSUs (granted in February 2012 for performance year 2011)

Each performance period is comprised of four calendar quarters and occurs on a rolling quarterly basis over five years.

The first performance period is the four calendar quarters ending December 31, 2012 and the last performance period is the four calendar quarters ending December 31, 2016.

	Return on Assets	Performance for the period: Less than 50 bps: 0% 50 bps: 33-1/3% 65 bps: 66-2/3% 80 bps: 100%	No portion earned during 2012 (threshold ROA performance goal not attained for initial performance period ending December 31, 2012)

Our Stock Ownership and Retention Requirements

We promote long-term stock ownership by our executive officers with award features such as deferred settlement of performance-based awards and retention requirements described below. The value our named executive officers realize from equity compensation awards is dependent on the future sustainable performance of our company.

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Our Corporate Governance Guidelines include stock ownership and retention requirements for our executive officers designed to align the interests of our company’s executive officers with those of our company’s stockholders. Beginning with awards granted for 2012, the Corporate Governance Guidelines require:

	Minimum Shares of Common Stock Owned*	Retention
Chief Executive Officer	500,000 shares	50% of net after-tax shares received from equity compensation awards retained until one year after retirement
Other Executive Officers	300,000 shares	50% of net after-tax shares received from equity compensation awards retained until retirement

*

New executive officers have up to five years to meet this requirement. For purposes of this requirement: all full value shares and units awarded and deemed beneficially owned by the executive are included in the calculation; PRSUs are included in the calculation when earned; and stock options are not included until exercised.

Other Elements of Compensation

The other elements of our executive compensation program are as follows:

Retirement Benefits.    Our named executive officers participate in our various employee benefit plans designed to provide retirement income. Our qualified and nonqualified pension plans provide a retirement income base, and our qualified and nonqualified 401(k) plans permit additional retirement savings. To encourage retirement savings under the qualified and nonqualified 401(k) plans, we provide an employer matching contribution. Our pension plans were frozen during 2012 and have been replaced with additional employer contributions under our qualified 401(k) plans.

We limit eligible compensation for employer contributions under the qualified and nonqualified 401(k) plans to the first $250,000 in annual cash compensation. As a result, the Compensation and Benefits Committee’s decisions to grant annual incentive awards (whether cash or equity-based) do not create any additional retirement benefits under these plans for our named executive officers.

We believe that our named executive officers should be able to provide for their retirement needs from the compensation they earn based on our performance. At the request of Mr. Moynihan, his participation in the FleetBoston Financial Corporation Supplemental Executive Retirement Plan (Fleet SERP) was frozen effective December 31, 2005. Therefore, he does not earn further benefits under that plan for compensation or periods of service after 2005. In addition, effective December 31, 2002, we froze benefits under the Bank of America Corporation and Designated Subsidiaries Supplemental Executive Retirement Plan for Senior Management Employees (Bank of America SERP). As a participant in the Bank of America SERP, Mr. Darnell does not earn any additional benefits under that plan for compensation or service after 2002.

For more information about these plans, see “Pension Benefits” and “Nonqualified Deferred Compensation” on pages 52 and 55, respectively.

Perquisites and Other Fringe Benefits.    Our named executive officers receive health and welfare benefits, such as group medical, group life and long-term disability coverage, under plans generally available to all other U.S.-based salaried employees. Consistent with our pay-for-performance philosophy, we provide limited executive fringe benefits. Because we have internal expertise on benefit, tax and financial advisory matters, we make those services available at no cost to our named executive officers for their personal benefit, tax and financial planning needs. We also may provide certain named executive officers with secured parking and, in limited circumstances, spouses may accompany an executive traveling for a business-related purpose. Our Excessive or Luxury Expenditures Policy (Expenditures Policy) provides for the use of corporate aircraft by senior management for conducting business on behalf of our company, including use related to reasonable business development and approved emergency travel. In February 2011, the Board amended this Expenditures Policy to allow our Chief Executive Officer limited personal use of our aircraft, provided that he reimburses us for the incremental operating costs.

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Competitor Groups

The Compensation and Benefits Committee uses a group of five leading U.S. financial services companies as the primary competitor group for periodic review of compensation levels in order to evaluate relative performance. We use these banks as our primary competitor group because we are in direct competition with them for customers, employees and investors. Also, these banks follow similar economic cycles to our own, making relative performance measurements more meaningful.

In addition, given our global scope, the Compensation and Benefits Committee periodically reviews executive compensation for a group of leading international financial institutions for a general perspective on compensation practices across the global financial services industry.

From time to time, the Committee also reviews executive compensation for a leading group of global companies headquartered in the U.S. spanning all industries to get a general perspective on compensation practices for companies of similar size and global scope.

The Committee uses these competitor groups (shown below for 2012) periodically to gain perspective on market trends in executive compensation and evaluate relative performance, but without any formulaic benchmarking.

Primary Competitor Group: Leading U.S. financial institutions	Leading international financial institutions	Leading group of global companies headquartered in the U.S. spanning all industries
Citigroup Goldman Sachs JPMorgan Chase Morgan Stanley Wells Fargo	Banco Santander Barclays BNP Paribas Credit Suisse Deutsche Bank HSBC Royal Bank of Scotland UBS	Abbott Laboratories AT&T Chevron Cisco Coca-Cola ConocoPhillips Exxon Mobil General Electric Hewlett-Packard IBM	Intel Johnson & Johnson PepsiCo Pfizer Philip Morris International Procter & Gamble Verizon Wal-Mart

Timing of Equity Grants

Equity awards to executive officers and other eligible key employees are made on a regular award date each year shortly after the end of the applicable performance year. This is the same date that we pay cash incentive awards for the performance year, and is scheduled to give us and the Compensation and Benefits Committee sufficient time to complete all performance reviews and obtain all necessary approvals. For the past several years, the award date has been February 15, or the immediately preceding business day if February 15 is not a business day.

We occasionally make equity awards other than on the regular annual award date, usually in connection with hiring a new key employee or awards under annual performance plans that follow a different timing cycle. We generally make these awards on the first day of the calendar month following approval, which for newly hired employees is on or after their actual hire date.

Formal approval for awards is obtained prior to the grant dates. We do not coordinate the timing of our awards with the release of material non-public information. The exercise price for the stock options equals the closing price of our common stock for the grant date.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers in excess of $1,000,000, but excludes “performance-based compensation” from this limit.

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Annual incentive awards may be provided under the stockholder-approved EIC Plan, which is intended to provide “performance-based compensation” under Section 162(m). Under the EIC Plan’s compensation formula, participating executive officers may receive the maximum deductible incentive compensation for a year up to 0.20% of our net income for that year. Under the EIC Plan, the Compensation and Benefits Committee can determine to make all or any portion of the annual incentive award in cash or a restricted stock award under our Stock Plan. For performance year 2012, the Committee made the cash incentive awards and time-vested RSU awards for our named executive officers under the EIC Plan.

Under our Stock Plan, awards in the form of performance restricted stock units or stock options may be made which are intended to qualify as “performance-based compensation” under Section 162(m). Compensation realized by our executive officers through the exercise of stock options awarded in prior years should be fully deductible to us as “performance-based compensation” under Section 162(m). In addition, for performance year 2012, the portion of the PRSU awards that become earned based on ROA performance should be fully deductible to us (to the extent earned) as “performance-based compensation” under Section 162(m). The cash-settled restricted stock units awarded for performance year 2012 to Mr. Moynihan and the portion of the PRSU awards for performance year 2012 to our named executive officers that become earned based on adjusted TBV performance are not intended to be “performance-based compensation” under Section 162(m), and as a result may not be fully deductible when paid.

As noted above, some compensation received by our named executive officers may exceed the applicable Section 162(m) deduction limit. While the Committee retains discretion to make compensation decisions in light of a variety of considerations, all compensation decisions for our executive officers are made after consideration of the Section 162(m) implications.

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Executive Compensation

Summary Compensation Table

The following table shows compensation paid, accrued or awarded with respect to our named executive officers during the years indicated:

2012 Summary Compensation Table (1)

Name and Principal Position (2)	Year	Salary ($) (3)	Bonus ($) (3) (4)	Stock Awards ($) (5)	Non Equity Incentive Plan Compensation ($) (6)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (7)	All Other Compensation ($) (8)	Total ($)
Brian T. Moynihan Chief Executive Officer	2012	950,000	0	5,920,635	0	930,152	520,513	8,321,300
	2011	950,000	0	6,111,959	0	604,698	420,524	8,087,181
	2010	950,000	0	0	0	719,835	270,234	1,940,069
Bruce R. Thompson Chief Financial Officer	2012	850,000	4,060,000	6,165,292	268,024	32,590	47,920	11,423,826
	2011	850,000	4,350,000	5,841,816	268,022	34,810	37,420	11,382,068
	2010	800,000	1,500,000	8,802,637	234,158	36,623	63,645	11,437,063
David C. Darnell Co-Chief Operating Officer	2012	850,000	3,460,000	4,208,054	0	363,433	42,937	8,924,424
	2011	850,000	2,850,000	4,491,114	0	204,879	37,420	8,433,413
Gary G. Lynch Global General Counsel and Head of Compliance and Regulatory Relations	2012	850,000	2,460,000	3,611,095	1,750,854	0	34,656	8,706,605
	2011	405,930	2,610,000	4,238,865	0	0	22,410	7,277,205

Thomas K. Montag Co-Chief Operating Officer	2012	850,000	5,460,000	8,122,522	0	0	10,148	14,442,670
	2011	850,000	2,850,000	10,569,294	0	0	29,310	14,298,604
	2010	800,000	0	0	0	0	31,248	831,248

(1)

SEC rules require the Summary Compensation Table to include in each year’s amount the aggregate grant date fair value of stock awards granted during the year. Typically, we grant stock awards early in the year as part of total year-end compensation awarded for prior year performance. As a result, the amounts for stock awards generally appear in the Summary Compensation Table for the year after the performance year upon which they were based, and therefore the Summary Compensation Table does not fully reflect the Compensation and Benefits Committee’s view of its pay-for-performance executive compensation program for a particular performance year. For example, amounts shown as 2012 compensation in the “Stock Awards” column reflect stock awards granted in February 2012 for 2011 performance. See “Compensation Discussion and Analysis” (beginning on page 28) for a discussion about how the Committee viewed its 2012 compensation decisions for the named executive officers.

(2)	The listed positions are those held as of December 31, 2012.

(3)	Includes any amounts deferred under our qualified and nonqualified 401(k) plans. See “Nonqualified Deferred Compensation” on page 55.

(4)

For 2012, amounts reflect annual cash incentive awards received by the named executive officers for 2012 performance. For 2011, amounts reflect annual cash incentive awards received by the named executive officers for 2011 performance, and additionally include (i) a cash retention payment of $1,500,000 for Mr. Thompson under his Retention Award Letter Agreement dated January 26, 2009, and (ii) a signing bonus of $150,000 for Mr. Lynch under his offer letter dated April 14, 2011. For 2010, amounts reflect a cash retention payment Mr. Thompson received under his Retention Award Letter Agreement dated January 26, 2009.

Bank of America Corporation 2013 Proxy Statement | 44

(5)

Amounts shown are the aggregate grant date fair value of restricted stock awards, performance restricted stock units (PRSUs) and cash-settled restricted stock units (CRSUs) granted in the year indicated. Grants of restricted stock (including PRSUs but not CRSUs) include the right to receive cash dividends only if and when the underlying award becomes vested. The table below shows the total grant date fair value and number of CRSUs, PRSUs or, in the case of Mr. Lynch, time-vested restricted stock units (RSUs), granted to the named executive officers in 2012 included in the “Stock Awards” column.

2012 Stock Awards

Name	Cash-Settled Restricted Stock Units		Performance Restricted Stock Units (Maximum)		Time-Vested Restricted Stock Units		Total ($)
	($)	(#)	($)	(#)	($)	(#)
Brian T. Moynihan	1,776,190	228,302	4,144,445	532,705	0	0	5,920,635
Bruce R. Thompson	792,681	101,887	5,372,611	690,567	0	0	6,165,292
David C. Darnell	0	0	4,208,054	540,881	0	0	4,208,054
Gary G. Lynch	0	0	0	0	3,611,095	464,151	3,611,095
Thomas K. Montag	978,623	125,787	7,143,899	918,239	0	0	8,122,522

The grant date fair value is based on the closing price of our common stock on the applicable grant date. For the PRSUs granted in 2012, we have assumed that 100% of the PRSUs granted would vest as the probable outcome for purposes of determining the grant date fair value, which is the maximum performance result for the award. The actual number of PRSUs earned will depend on the achievement of performance goals based on our return on assets measured over multiple, rolling 12-month performance periods through December 31, 2016. See “Grants of Plan-Based Awards” on page 48 for a description of the CRSUs, PRSUs and time-vested RSUs granted in 2012.

(6)

For Mr. Thompson, (i) the amounts for 2011 and 2012 include the portion of a 2009 long-term cash award that was paid upon vesting (the amount that vested in 2011 as reported above was not reported in the Summary Compensation Table in the 2012 proxy statement but was reported in the Nonqualified Deferred Compensation table instead) and (ii) the amount for 2010 includes the portion of a separate 2009 long-term cash award that was paid upon vesting during 2010 plus the unpaid balance of that award as of the date during 2010 that Mr. Thompson met the eligibility requirements for Rule of 60 treatment under the award. See “Nonqualified Deferred Compensation” on page 55. For Mr. Lynch, the 2012 amount includes the portion of a long-term cash award that was paid upon vesting during 2012. This long-term cash award was granted to Mr. Lynch, under the terms of his offer letter dated April 14, 2011, as part of a buy-out of the equity and other incentive awards from his prior employer that he forfeited in order to take an important leadership role in our company.

(7)	The following table shows the change in pension value and the amount of any above-market earnings on nonqualified deferred compensation for the named executive officers:

Name	Change in Pension Value ($)	Above-Market Earnings on Nonqualified Deferred Compensation ($)
Brian T. Moynihan	890,156	39,996
Bruce R. Thompson	32,590	0
David C. Darnell	363,433	0
Gary G. Lynch	0	0
Thomas K. Montag	0	0

The “Change in Pension Value” equals the change in the actuarial present value of all pension benefits from December 31, 2011 to December 31, 2012. For this purpose, in accordance with SEC rules, the present value was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements. See “Pension Benefits” on page 52.

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Effective June 30, 2012, Bank of America froze pension plan accruals under all of its U.S. pension plans for all employees, and instead has begun to make additional employer contributions to its tax-qualified 401(k) plans. As a result, the named executive officers are not accruing any additional pension benefits with respect to any compensation or service after June 30, 2012.

For Mr. Moynihan and Mr. Darnell, the amounts reported above under “Change in Pension Value” result primarily because those two named executive officers have frozen annuity benefits under prior SERPs. These frozen benefits are an annual annuity payment beginning at age 60. The amount of this annuity payment has been unchanged for each of these two named executive officers since the applicable freeze date. However, the lump sum value of the frozen annuity amount will increase each year based on the passage of time (i.e., the time value of money) because the named executive officer is one year closer to his retirement age when payment of the annuity is scheduled to commence. In addition, for 2012, a significant portion of the amounts reported above for Mr. Moynihan and Mr. Darnell resulted from year-over-year changes in the interest rates for valuing their SERP benefits for accounting purposes.

The above-market earnings on nonqualified deferred compensation result from Mr. Moynihan’s participation in a legacy FleetBoston deferred compensation plan that includes a 12% annual interest crediting rate for certain prior year deferrals. See “Nonqualified Deferred Compensation” on page 55.

(8)	The following table shows all amounts included in the “All Other Compensation” column for each named executive officer in 2012:

2012 All Other Compensation Table

Name	Benefit, Tax & Financial Advisory Services ($)	Use of Corporate Aircraft ($)	Matching & Other Employer Contributions ($)	Secured Parking & Spouse/Guest Costs at Business Events ($)	Total ($)
Brian T. Moynihan	27,303	477,060	12,500	3,650	520,513
Bruce R. Thompson	27,303	5,237	12,500	2,880	47,920
David C. Darnell	27,303	0	12,500	3,134	42,937
Gary G. Lynch	27,303	0	5,000	2,353	34,656
Thomas K. Montag	0	0	7,000	3,148	10,148

Bank of America Corporation 2013 Proxy Statement | 46

For certain of the amounts reported in this table, the incremental cost to us in providing the benefits differs from the out-of-pocket cost and is determined as follows:

Benefit	Determination of Incremental Cost
Benefit, Tax & Financial Advisory Services

Determined using a method that takes into account our actual direct expenses (such as rent, compensation and benefits and travel) paid with respect to our employees who provide benefit, tax and financial advisory services to our executive officers and other eligible executives.

Use of Corporate Aircraft

For corporate-owned or leased aircraft, determined using a method that takes into account all variable costs such as landing fees, aircraft fuel expense and plane repositioning costs. Since our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as crew salaries and the acquisition costs of corporate-owned or leased aircraft. For aircraft provided by a third-party vendor, determined using a method that takes into account the contracted per-hour costs, fuel charges, segment fees and taxes, as well as a proportional share of the monthly management fee and insurance costs. Aggregate incremental cost, if any, of travel by the executive officer’s spouse or guest when accompanying the executive officer for business-related purposes also is included.

Secured Parking	Determined based upon the monthly rental that we charge to third parties for parking in the same corporate-owned parking structure.

All use of our corporate aircraft by our named executive officers in 2012 was consistent with our Expenditures Policy. The amount shown for Mr. Moynihan for use of corporate aircraft reflects the aggregate incremental cost to our company for elements of business and/or business development related flights. While we generally do not consider such amounts as compensation to Mr. Moynihan, SEC rules require that we include in the Summary Compensation Table the value of certain flights or portions of certain flights as a perquisite. Under his aircraft time-sharing agreement, during 2012 Mr. Moynihan reimbursed our company for the incremental cost of certain other flights on our corporate aircraft. The amount shown for Mr. Thompson for use of corporate aircraft reflects the aggregate incremental cost to our company for emergency travel by Mr. Thompson consistent with our Expenditures Policy.

In addition, in connection with our company’s annual strategic planning meeting in November 2012, spouses and guests of named executive officers were invited. The table includes the incremental cost to us, if any, of such spouse or guest business-related travel expenses, including actual cost of ground transportation, aircraft travel (if any), meals and meeting-related activities.

The table does not include any amounts for personal benefits provided to our named executive officers for which we believe there is no aggregate incremental cost to us, including use of corporate-owned or leased apartments and vehicles and travel by spouses on corporate or third-party vendor aircraft and shared lodging when accompanying an executive for a business-related purpose.

Bank of America Corporation 2013 Proxy Statement | 47

Grants of Plan-Based Awards

The following table shows additional information regarding CRSUs, PRSUs and time-vested RSUs granted to our named executive officers in February 2012 that were awarded for 2011 performance. The “Compensation Discussion and Analysis” includes information about equity-based awards granted to our named executive officers in February 2013 for performance during 2012.

Grants of Plan-Based Awards in 2012

Name	Award Type	Grant Date	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (1)
				Threshold (#)	Target (#)	Maximum (#)
Brian T. Moynihan	PRSU	2/15/2012	1/24/2012	177,568	355,137	532,705	–	4,144,445
	CRSU	2/15/2012	1/24/2012	–	–	–	228,302	1,776,190
Bruce R. Thompson	PRSU	2/15/2012	1/24/2012	230,189	460,378	690,567	–	5,372,611
	CRSU	2/15/2012	1/24/2012	–	–	–	101,887	792,681
David C. Darnell	PRSU	2/15/2012	1/24/2012	180,293	360,588	540,881	–	4,208,054
Gary G. Lynch	RSU	2/15/2012	1/24/2012	–	–	–	464,151	3,611,095
Thomas K. Montag	PRSU	2/15/2012	1/24/2012	306,079	612,160	918,239	–	7,143,899
	CRSU	2/15/2012	1/24/2012	–	–	–	125,787	978,623

(1)

The number of CRSUs, PRSUs and time-vested RSUs granted in 2012 was calculated by dividing the original award value determined by the Compensation and Benefits Committee by the average closing price of our common stock for the 10-day period ending on, and including, the grant date. Because the grant date fair value is based on the closing price of our common stock on the grant date, the dollar amount of the grant date fair value will differ slightly from the original award value determined by the Compensation and Benefits Committee. For additional information about the applicable assumptions for determining the grant date fair value of restricted stock awards, see footnote 5 to the Summary Compensation Table.

EIC Plan Awards.  The Compensation and Benefits Committee delivers annual incentive awards to selected executive officers under the terms of the stockholder-approved EIC Plan. Under this plan, our stockholders have authorized an award of up to 0.20% of our net income each year for each named executive officer that has been selected for participation in the plan by the Compensation and Benefits Committee during the first quarter of the performance year. This award may be delivered in any combination of cash or restricted stock as the Committee determines. This stockholder-approved formula provides for a maximum amount of deductible annual incentive compensation that can be delivered to the covered named executive officers. Under the EIC Plan, though, the Committee can determine to award any amount below the maximum. For 2012 performance, amounts awarded under the EIC Plan were in the form of cash incentive awards, as shown in the “Bonus” column in the Summary Compensation Table, and time-vested RSUs granted in February 2013 as described in the “Compensation Discussion and Analysis.” Because these time-vested RSUs were granted in 2013, under SEC rules they will appear in the “Stock Awards” column in next year’s Summary Compensation Table, assuming our named executive officers are the same.

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The following describes the material terms of the CRSUs, PRSUs and time-vested RSUs granted to our named executive officers in February 2012 for their performance in 2011:

CRSUs to Mr. Moynihan, Mr. Thompson and Mr. Montag

•

These CRSU awards granted in February 2012 vest and pay monthly in cash over 12 months from March 2012 through February 2013, based on the closing price of our common stock as of the 15th day of each month.

•

Any unpaid portion of the award is vested in full and immediately paid in case of termination of employment due to death or disability, and is forfeited for any other termination of employment during the vesting period.

•

Payment during the vesting period is also conditioned on compliance with covenants related to non-solicitation, detrimental conduct and compliance with anti-hedging/derivative transactions policies. Awards also are subject to recoupment (i) under our Incentive Compensation Recoupment Policy, (ii) in case of violation of covenants regarding detrimental conduct and anti-hedging/derivative transactions policies and (iii) under Section 954 of the Financial Reform Act and any policies we may adopt to implement those requirements.

PRSUs to Mr. Moynihan, Mr. Thompson, Mr. Darnell and Mr. Montag

•

For the PRSUs granted in February 2012, the Committee established performance goals based on our return on assets measured each quarter based on the prior 12-month period. Each performance period is comprised of four calendar quarters occurring on a rolling quarterly basis. The first performance period is the four calendar quarters ending December 31, 2012 and the last performance period is the four calendar quarters ending December 31, 2016. Return on assets for these awards means our “return on assets” as defined under the Stock Plan, calculated for the applicable performance period in accordance with generally accepted accounting principles in effect as of January 1, 2012. The portion of the PRSUs earned for a performance period depends on the level of our return on assets for the performance period, as follows:

Return on Assets for the Performance Period	Percentage of PRSUs Earned
Less than 50 basis points	0%
50 basis points – Threshold	33-1/3%
65 basis points – Target	66-2/3%
80 basis points or higher – Maximum	100%

•

The percentage earned for performance between 50 basis points and 65 basis points or between 65 basis points and 80 basis points in any performance period will be interpolated on a straight-line basis. The number of PRSUs earned for a period will be offset by any PRSUs earned for any prior performance periods. Any portion of the PRSUs not earned in any performance period will be carried forward to each subsequent performance period. Any PRSUs not earned by December 31, 2016 will be canceled.

•

PRSUs earned for performance periods in a given calendar year are settled on March 1 of the following year by delivery of one share of our common stock for each PRSU that is earned and payable. The earliest settlement date, however, will be March 1, 2015.

•	Cash dividend equivalents are accrued and paid only if and when the underlying units become vested and payable.

•

In order to encourage sustainable, long-term performance, payment of awards on the scheduled settlement date is specifically conditioned on our company or the applicable lines of business remaining profitable during the calendar year preceding the vesting period. If a loss is determined to have occurred:

(A)

with respect to our company, for the Chief Executive Officer, Chief Financial Officer, or any Chief Executive Officer direct report who does not lead a line of business and who is part of a key control function (such as audit, compliance, global human resources, legal, risk, etc.); or

Bank of America Corporation 2013 Proxy Statement | 49

(B)	with respect to our company or applicable line of business, for executive officers who lead a line of business,

then the executive officer’s accountability for such loss will be determined, taking into account such factors as (i) the magnitude of the loss (including positive or negative variance from plan), (ii) the executive officer’s degree of involvement (including such factors as the executive officer’s current or former leadership role with respect to our company or line of business, and the degree to which the executive officer was involved in decisions that are determined to have contributed to the loss), (iii) the executive officer’s performance and (iv) such other factors as deemed appropriate. The Compensation and Benefits Committee, together with key control functions, will review losses and the executive officer’s accountability. The Committee will then make a final determination to either take no action or to cancel all or a portion of the part of the executive officer’s award otherwise payable as of the applicable settlement date. All such determinations will be final and binding.

The following chart shows the impact on vesting of the PRSUs in the event of termination of employment:

Reason for Termination	Impact on Vesting
Death	Full vesting; immediate payment
Disability	Continue to earn and pay per schedule, subject to return on assets performance and covenants (1)
Involuntary for cause (2)	Canceled
Involuntary without cause or voluntary	Canceled, unless eligible for Rule of 60
Rule of 60 (3)

Continue to earn and pay per schedule, provided the executive officer does not subsequently work for a competitive business and annually provides a written certification of compliance and subject to return on assets performance and covenants (1)

(1)

Covenants for vesting purposes are non-solicitation, detrimental conduct and compliance with anti-hedging/derivative transactions policies. Awards also are subject to recoupment (i) under our Incentive Compensation Recoupment Policy, (ii) in case of violation of covenants regarding detrimental conduct and anti-hedging/ derivative transactions policies and (iii) under Section 954 of the Financial Reform Act and any policies we may adopt to implement those requirements.

(2)

For purposes of these awards, cause is generally defined as a termination of an employee’s employment if it occurs in conjunction with a determination that the employee has (i) committed an act of fraud or dishonesty in the course of his employment; (ii) been convicted of (or pleaded no contest with respect to) a crime constituting a felony; (iii) failure to perform job function(s), which Bank of America views as being material to their position and the overall business of Bank of America and its subsidiaries under circumstances where such failure is detrimental to Bank of America or any subsidiary; (iv) materially breached any written policy applicable to employees of Bank of America and its subsidiaries including, but not limited to, the Bank of America Corporation Code of Ethics and General Policy on Insider Trading; or (v) made an unauthorized disclosure of any confidential or proprietary information of Bank of America or its subsidiaries or has committed any other material violation of Bank of America’s written policy regarding Confidential and Proprietary Information.

(3)

Rule of 60 is met when an employee has at least 10 years of vesting service under the pension plan in which he or she participates and his or her age and years of service add up to at least 60. Under his offer letter entered into with Merrill Lynch in 2008, Mr. Montag is deemed to meet any “career retirement” provisions for equity awards, such as Rule of 60, upon the third anniversary of his date of hire.

Time-Vested RSUs to Mr. Lynch

•	This RSU award granted in February 2012 vests on the third anniversary of the grant date and is payable, net of applicable taxes, in shares of our common stock.

•	Cash dividend equivalents are accrued and paid only if and when the underlying units become vested and payable.

Bank of America Corporation 2013 Proxy Statement | 50

•

Treatment upon termination of employment before vesting is substantially the same as for the PRSUs noted above, except that Mr. Lynch qualifies for the equivalent of Rule of 60 treatment at the second anniversary of his hire date in accordance with the terms of his offer letter dated April 14, 2011.

•

The RSUs are subject to substantially the same covenants and clawback provisions as applicable to the PRSUs noted above, including a performance-based clawback in case of losses during the vesting period.

Year-End Equity Values and Equity Exercised or Vested

The following table shows certain information about unexercised options and unvested restricted stock awards at December 31, 2012:

Outstanding Equity Awards as of December 31, 2012

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares/Units of Stock That Have Not Vested (#)	Market Value of Shares/ Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares/Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares/Units of Stock That Have Not Vested ($) (1)
Brian T. Moynihan	200,000	–	46.68	2/1/2015	217,249(2)	2,522,261	196,560(3)	2,282,062
	180,000	–	44.36	2/15/2016	38,051(4)	411,772	177,568(5)	2,061,564
	200,000	–	53.85	2/15/2017	–	–	–	–
	166,667	–	42.70	2/15/2018	–	–	–	–
Bruce R. Thompson	15,557	–	46.68	2/1/2015	175,239(2)	2,034,525	158,551(3)	1,840,777
	21,000	–	44.36	2/15/2016	609,179(6)	7,072,568	230,189(5)	2,672,494
	24,500	–	53.85	2/15/2017	16,982(4)	197,161	–	–
	81,900	–	42.70	2/15/2018	–	–	–	–
David C. Darnell	150,000	–	35.02	2/3/2013	127,228(2)	1,477,117	115,113(3)	1,336,462
	120,000	–	40.78	2/2/2014	–	–	180,293(5)	2,093,202
	105,000	–	46.68	2/1/2015	–	–	–	–
	105,000	–	44.36	2/15/2016	–	–	–	–
	105,000	–	53.85	2/15/2017	–	–	–	–
	78,750	–	42.70	2/15/2018	–	–	–	–
Gary G. Lynch	–	–	–	–	246,063(7)	2,856,791	–	–
	–	–	–	–	464,151(8)	5,388,793	–	–
Thomas K. Montag	2,102,216	–	30.71	8/4/2018	343,278(2)	3,985,458	310,585(3)	3,605,892
	–	–	–	–	20,965(4)	243,404	306,079(5)	3,553,577

(1)	Value is based on the closing market value of our common stock on December 31, 2012, which was $11.61 per share.

Bank of America Corporation 2013 Proxy Statement | 51

(2)

2011 PRSUs (Performance Achieved). Represents restricted stock units issued pursuant to PRSUs granted in 2011 upon satisfaction of performance above the threshold performance measure for those awards. These restricted stock units will be settled 40% in cash and 60% in shares. The cash-settled portion vested and was paid on March 1, 2013 and the stock-settled portion will vest and be paid on March 1, 2014. See the description of our company’s performance and satisfaction of the performance measure for the 2011 PRSUs in “Compensation Discussion and Analysis” beginning on page 28 and footnote 3 below.

(3)

2011 PRSUs (Performance Not Yet Achieved). These PRSUs granted in 2011 vest based on the attainment of pre-established performance goals over multiple performance periods, with the last performance period ending December 31, 2015. The number of PRSUs shown in the table above is based on achievement of target performance. See the description of the PRSUs and vesting terms in “Compensation Discussion and Analysis” beginning on page 28.

(4)	2012 CRSUs. Half of these remaining CRSUs vested and were paid on each of January 15 and February 15, 2013.

(5)

2012 PRSUs (Performance Not Yet Achieved). These PRSUs granted in 2012 vest based on the attainment of pre-established performance goals over multiple performance periods, with the last performance period ending December 31, 2016. The number of PRSUs shown in the table above is based on achievement of threshold performance. See the description of the PRSUs and vesting terms following “Grants of Plan-Based Awards” beginning on page 48.

(6)	2010 RSUs. Mr. Thompson’s RSU award vested on February 12, 2013.

(7)	2011 Buyout Award. Mr. Lynch’s restricted stock units vest as follows: 166,988 units vested on February 1, 2013 and 79,075 units are scheduled to vest on February 1, 2014.

(8)	2012 RSUs. Mr. Lynch’s RSU award is scheduled to vest February 15, 2015.

The following table shows information regarding the value of options exercised and restricted stock vested during 2012:

Options Exercised and Stock Vested in 2012

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#) (1)	($) (2)
Brian T. Moynihan	0	0	190,251	1,664,125
Bruce R. Thompson	0	0	141,104	1,195,451
David C. Darnell	0	0	38,114	303,586
Gary G. Lynch	0	0	169,105	1,244,613
Thomas K. Montag	0	0	580,335	3,577,553

(1)	Includes the following number of CRSUs which were settled and paid in cash during 2012: Mr. Moynihan, 190,251; Mr. Thompson, 95,194; Mr. Darnell, 10,289; and Mr. Montag, 115,111.

(2)	Value represents the number of shares or units that vested multiplied by the closing market value of our common stock on the applicable vesting date.

Pension Benefits

The following table provides information regarding the actuarial present value of each named executive officer’s accumulated benefits under the pension plans in which the named executive officer participates. For this purpose, in accordance with SEC rules, the present value was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements. See Note—Employee Benefit Plans to the Consolidated Financial Statements for the 2012 fiscal year included in our 2012 annual report on Form 10-K.

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Pension Benefits in 2012 (1)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Brian T. Moynihan	Fleet Legacy Pension Plan	19.25	316,013	0
	Fleet Retirement Income Assurance Plan	19.25	215,607	0
	Fleet SERP	12.75(2)	7,166,412	0
Bruce R. Thompson	Bank of America Pension Plan	15.92	200,847	0
	Pension Restoration Plan	15.92	677,997	0
David C. Darnell	Bank of America Pension Plan	33.00	410,148	0
	Pension Restoration Plan	33.00	743,802	0
	Bank of America SERP	15.00(2)	4,701,595	0
Gary G. Lynch (3)	N/A	–	–	–
Thomas K. Montag (3)	N/A	–	–	–

(1)	As discussed below, all of the plans in this table have been frozen.

(2)

For Mr. Moynihan and Mr. Darnell, respectively, the named executive officer’s years of credited service under the Fleet SERP and the Bank of America SERP (as applicable) is lower than his years of credited service under the other pension plans and his actual service with us because the SERPs were frozen before the other pension plans were frozen. Mr. Moynihan requested that his participation in the Fleet SERP be frozen effective December 31, 2005; therefore, his years of credited service under the Fleet SERP reflect his service through December 31, 2005. Similarly, the Bank of America SERP was frozen effective December 31, 2002, and therefore, Mr. Darnell’s years of credited service under the Bank of America SERP reflect his service through December 31, 2002. In addition, the Bank of America SERP did not take into account more than 15 years of service in its benefit formula before it was frozen, and that limit is also reflected in the table.

(3)	Mr. Lynch and Mr. Montag do not participate in any tax-qualified pension plans or restoration or supplemental retirement plans.

The following describes the material features of the pension plans presented in the table.

Qualified Pension Plans. We sponsor two tax-qualified cash balance plans in which certain of the named executive officers participate: (1) the Bank of America Pension Plan and (2) the Bank of America Pension Plan for Legacy Companies (Legacy Companies Plan). Mr. Moynihan participates in the Bank of America Pension Plan for Legacy Fleet, which is a component plan of the Legacy Companies Plan (Fleet Legacy Pension Plan). Mr. Thompson and Mr. Darnell participate in the Bank of America Pension Plan. Mr. Lynch and Mr. Montag do not participate in a tax-qualified pension plan.

Both the Bank of America Pension Plan and the Fleet Legacy Pension Plan generally express benefits as a hypothetical cash balance account established in each participant’s name. A participant’s account receives two forms of credits: (i) “compensation credits” and (ii) “investment/interest credits” (for the Bank of America Pension Plan) or “interest credits” (for the Fleet Legacy Pension Plan).

Compensation credits equal a percentage of a participant’s compensation. “Compensation” for this purpose includes both salary and bonus under the Bank of America Pension Plan and salary only for Mr. Moynihan under the Fleet Legacy Pension Plan. Compensation for this purpose is subject to the compensation limit applicable to tax-qualified plans ($250,000 for 2012). The applicable compensation credit percentage ranges between 4% and 6% under the Bank of America Pension Plan and between 3%

Bank of America Corporation 2013 Proxy Statement | 53

and 7.5% (or between 6% and 15% for eligible compensation in excess of the Social Security wage base) under the Fleet Legacy Pension Plan, in each case determined by a schedule based on years of service and age measured at certain points in time. We froze both plans, however, effective June 30, 2012, and as a result participants do not receive any further compensation credits under these plans for compensation earned after that date.

The amount of “investment/interest credits” under the Bank of America Pension Plan depends on when the related compensation credits were made. Compensation credits made before 2008 receive “investment credits” based on the performance of certain hypothetical investment measures selected by the participant from a menu of investment measures, which correspond to the investment funds available under the Bank of America 401(k) Plan. Compensation credits made after 2007 receive “interest credits” equal to the yield of the 10-year U.S. Treasury Note. All compensation credits made under the Fleet Legacy Pension Plan receive “interest credits,” based on the yield of the one-year Treasury Bill, subject to a minimum annual rate of 3.25%. Participants will continue to receive these investment or interest credits (as applicable) following the plan freeze that was effective June 30, 2012.

Under either plan, at termination of employment after having completed at least three years of service, a participant is eligible to receive the amount then credited to the participant’s cash balance account in an actuarially equivalent joint and survivor annuity (if married) or single life annuity (if not married). The participant may also choose from other optional forms of benefit, including a lump sum payment in the amount of the cash balance account.

Both plans also include certain protected minimum benefits, some of which relate to pension formulas from prior pension plans that have merged into the plans and some of which relate to the conversion to a cash balance form of plan. One of these protected minimum benefits under the Bank of America Pension Plan guarantees that the cash balance account will not be less than the opening cash balance account at conversion plus subsequent compensation credits.

Nonqualified Pension Restoration Plans. We also sponsor two nonqualified pension plans in which certain of the named executive officers participate: (1) the Bank of America Pension Restoration Plan (Pension Restoration Plan) and (2) the Retirement Income Assurance Plan for Legacy Fleet (RIAP). Mr. Moynihan participates in the RIAP. Mr. Thompson and Mr. Darnell participate in the Pension Restoration Plan. Mr. Lynch and Mr. Montag do not participate in these plans.

Both the Pension Restoration Plan and the RIAP are nonqualified deferred compensation plans that provide “make up” benefits for participants in the Bank of America Pension Plan or the Fleet Legacy Pension Plan (as applicable) whose plan benefits are reduced due to limits applicable to tax-qualified plans or due to participation in other nonqualified deferred compensation plans. However, since 2005, no benefits are accrued on a combined basis under the Bank of America Pension Plan and the Pension Restoration Plan, or under the Fleet Legacy Pension Plan and the RIAP, on any compensation for the year in excess of $250,000. In addition, as a result of the pension plan freeze effective June 30, 2012, no additional benefits accrue under either plan for compensation or service after that date.

Under either plan, at termination of employment after having completed at least three years of service, a participant is eligible to receive the amount then credited to the participant’s Pension Restoration Plan or RIAP account, as applicable. As part of a design change to satisfy new federal tax laws affecting nonqualified deferred compensation plans, participants in the Pension Restoration Plan were given a one-time opportunity during 2006 to elect the form of payment as either a lump sum or annual installments over a period of up to 10 years, and were also allowed to elect the timing of payment to be either the year following termination of employment or any later year, not to exceed the year in which the participant reaches age 75. Participants in the RIAP with a benefit earned or vested after December 31, 2004 also were given a similar one-time opportunity during 2006 to elect the form and timing of payment of RIAP benefits earned and vested after December 31, 2004. Participants may make a separate payment election for RIAP benefits earned and vested on or before December 31, 2004 based on the provisions of the RIAP in effect on December 31, 2004. Pension Restoration Plan and RIAP participants may change their payment elections in limited circumstances.

Frozen SERPs. At Mr. Moynihan’s request, we froze his participation in the Fleet SERP effective December 31, 2005. Mr. Darnell participates in the Bank of America SERP, which was frozen effective December 31, 2002. As a result, no further benefits accrue under either SERP for these named executive officers.

Bank of America Corporation 2013 Proxy Statement | 54

Prior to being frozen, each SERP provided a target retirement benefit expressed as a percentage of final average compensation, offset by benefits from the applicable tax-qualified pension plan and pension restoration plan and, in the case of the Bank of America SERP, offset by Social Security.

The frozen Fleet SERP benefits are expressed as an annual joint and 75% survivor annuity commencing at age 60, and the frozen Bank of America SERP benefits for Mr. Darnell are expressed as an annual joint and 66-2/3% survivor annuity commencing at age 60. The frozen annuity benefit is actuarially reduced for commencement prior to age 60 or actuarially increased for commencement after age 60. At the time his benefit was frozen, Mr. Moynihan elected to receive an actuarially equivalent lump sum payment of his plan benefits. Mr. Darnell may elect from actuarially equivalent lump sum and installment payment options in advance of his retirement in accordance with the terms of the Bank of America SERP. Actuarial equivalency under the Fleet SERP is based on the actuarial assumptions that were in effect under the Fleet Legacy Pension Plan for 2005, the year that SERP was frozen. Likewise, actuarial equivalency under the Bank of America SERP is based on the actuarial assumptions that were in effect under the Bank of America Pension Plan for 2002, the year that SERP was frozen.

Nonqualified Deferred Compensation

The following table shows information about the participation by each named executive officer in our nonqualified deferred compensation plans:

Nonqualified Deferred Compensation in 2012

Name	Plan Name	Executive Contributions in 2012 ($) (1)	Registrant Contributions in 2012 ($)	Aggregate Earnings in 2012 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2012 ($) (2)
Brian T. Moynihan	401(k) Restoration Plan	7,071	0	32,644	0	257,976
	Fleet Deferred Compensation Plan	0	0	108,833	0	1,015,773
	Fleet Executive Supplemental Plan	0	0	61,295	0	363,594
	Stock Salary Award	0	0	348,329	926,120	111,015
Bruce R. Thompson	401(k) Restoration Plan	0	0	70,304	0	2,671,742
	Long Term Cash Award	0	0	0	78,053	0
David C. Darnell	401(k) Restoration Plan	0	0	270,267	0	6,647,105
	Long Term Cash Award	0	0	0	78,053	0
	Stock Salary Award	0	0	281,321	748,031	89,618
Gary G. Lynch	401(k) Restoration Plan	0	0	0	0	0
Thomas K. Montag	Stock Salary Award	0	0	608,609	1,618,741	193,608

(1)

Amounts in this column represent named executive officer elective deferrals credited during 2012 under the Bank of America 401(k) Restoration Plan, comprised of the deferred portion of base salary otherwise payable in 2012.

Bank of America Corporation 2013 Proxy Statement | 55

(2)	The following table identifies amounts that have already been reported as compensation in our Summary Compensation Table for the current or prior years:

Name	Amount of 2012 Contributions and Earnings Reported As Compensation in 2012 Summary Compensation Table ($)	Amounts in “Aggregate Balance at December 31, 2012” Column Reported As Compensation in Summary Compensation Tables for Prior Years ($)
Brian T. Moynihan	47,067	570,971
Bruce R. Thompson	0	250
David C. Darnell	0	0
Gary G. Lynch	0	0
Thomas K. Montag	0	258,707

The amounts in the table above for Mr. Moynihan and Mr. Montag include stock salary deferred that has not been distributed as of year-end 2012. These amounts are based on the original value previously reported as compensation, and do not reflect earnings, losses or distributions.

The following describes the material features of our nonqualified deferred compensation plans in which the named executive officers participate.

401(k) Restoration Plan.  The named executive officers, other than Mr. Montag, are eligible to participate in the Bank of America 401(k) Restoration Plan (401(k) Restoration Plan). Mr. Lynch and Mr. Montag did not participate in the 401(k) Restoration Plan for 2012.

The 401(k) Restoration Plan is available to certain employees with annual salary or total cash compensation in excess of the compensation limit applicable to tax-qualified plans (for participation in 2012, this was $245,000). The 401(k) Restoration Plan is a nonqualified retirement savings plan that provides “make up” benefits for participants in The Bank of America 401(k) Plan or The Bank of America 401(k) Plan for Legacy Companies (401(k) Plans) whose contributions are adversely affected due to limits applicable to tax-qualified plans.

Under the plan, participants may defer up to 30% of their base salary after reaching the 401(k) Plans’ limits and up to 90% of commissions and most cash incentives. Participants who have completed at least 12 months of service are also eligible for a matching contribution. We match 100% of the first 5% of participant deferrals. However, no matching contributions are made on a combined basis under the 401(k) Plans and the 401(k) Restoration Plan on any compensation for the year in excess of $250,000, resulting in a maximum matching contribution on a combined basis of $12,500.

Accounts under the 401(k) Restoration Plan are adjusted for investment gains and losses based on the performance of certain hypothetical investment choices selected by the participant. These investment choices are the same investment choices available under the 401(k) Plans. Participants may change their investment elections at any time under the same rules that apply under the 401(k) Plans.

When participants make their deferral elections for a year, they also elect how those deferrals will ultimately be paid. Participants may elect a lump sum or installments of up to 10 years, and the timing may be the year following termination of employment or any other year, before or after termination of employment, as specified by the participant, but not beyond the year the participant turns age 75. As a result, planned in-service distributions are available. A separate distribution election is made for matching contributions, but payment for these amounts cannot begin before termination of employment. Changes to payment elections are permitted in limited circumstances. Participants may also request unplanned in-service distributions in limited emergency situations.

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FleetBoston Financial Corporation Executive Deferred Compensation Plan No. 2.  Mr. Moynihan also participates in the FleetBoston Financial Corporation Executive Deferred Compensation Plan No. 2 (Fleet Deferred Compensation Plan), which is a nonqualified retirement savings plan intended to provide eligible employees with the ability to defer receipt of certain types of compensation. Mr. Moynihan deferred incentive awards under this plan during the period from 1994 to 1997. No deferrals have been permitted under this plan since 2002.

Deferrals made under the plan before 1998 are credited with interest at an annual rate of 12%. Under the terms of the plan, as a result of the FleetBoston acquisition, we cannot amend the plan to change this rate. Deferrals made under the plan between 1998 and 2001 are credited with interest at an annual rate of 4% and deferrals made under the plan in 2002 receive interest based on the return for the one-year Treasury Bill.

Benefits are payable in a lump sum or annual installments of up to 15 years commencing in the year of employment termination or any later year as elected by the participant, but not beyond the year the participant turns age 65. Participants may change the time or form of payment with an election made at least 12 months before their employment ends. Participants were able to schedule an in-service payment at the time deferral elections were originally made. Participants may also request unplanned in-service distributions in limited emergency situations and in-service withdrawals in the absence of hardship also are permitted subject to a withdrawal penalty.

FleetBoston Financial Corporation Executive Supplemental Plan. Mr. Moynihan also participates in the FleetBoston Financial Corporation Executive Supplemental Plan (Fleet Executive Supplemental Plan). Similar to the 401(k) Restoration Plan, the Fleet Executive Supplemental Plan provided “make up” benefits for certain participants in The Bank of America 401(k) Plan for Legacy Companies whose contributions were adversely affected due to limits applicable to tax-qualified plans. However, no contributions have been made to the Fleet Executive Supplemental Plan since December 31, 2004.

Accounts under the Fleet Executive Supplemental Plan are adjusted for investment gains and losses based on the performance of four hypothetical investment choices selected by the participant. Participants may change their investment elections at any time under the same rules that apply under the 401(k) Plans. Investment returns in 2012 for the following investment choices were: Columbia Core Bond Fund, 5.89%; Columbia Large Cap Growth Fund, 20.46%; Invesco Van Kampen Equity & Income Fund, 12.88%; and Stable Value Fund, 2.68%. Benefits are payable in a lump sum or annual installments of up to 15 years commencing in the year of employment termination or any later year as elected by the participant, but not beyond the year the participant turns age 65. However, participants younger than age 55 may not elect installments. Participants may change the time or form of payment with an election made at least 12 months before their employment ends. Participants may also request unplanned in-service distributions in limited emergency situations.

Long-Term Cash Award. Mr. Thompson received a long-term cash award in February 2009 related to performance during 2008 under a program applicable below the executive officer level. This award provides payment of a stated cash amount not linked to the value of our common stock in three annual installments on the first, second and third anniversaries of the grant date. Interest was taken into account when the stated cash amount was initially determined, and no additional interest accrues on the award during the three-year payment period.

Generally, the executive must remain employed through each scheduled payment date to receive payment, and a voluntary termination by the executive or termination by our company for cause prior to the scheduled payment date results in forfeiture. However, for an executive who meets the Rule of 60 (see “Potential Payments Upon Termination or Change in Control” on page 58 for a definition of “Rule of 60”), the award continues to vest if the executive complies with certain covenants, does not go to work for a competitive business during the original payment period, and annually provides us with a written certification that he or she is in compliance with this requirement. For SEC disclosure rule purposes, we treat these long-term cash awards as “vested” and report the amounts as earned in the Summary Compensation Table as of the date the executive is eligible for Rule of 60 treatment, and therefore the portion of the award payable after that date is reported in the table above as nonqualified deferred compensation. Mr. Thompson met the eligibility requirements for Rule of 60 treatment during 2010.

Bank of America Corporation 2013 Proxy Statement | 57

Stock Salary.  Certain of the named executive officers received stock salary awards during 2009. These awards were granted in connection with our participation in the Troubled Asset Relief Program (TARP) during 2009 in accordance with Treasury Department regulations and determinations by the Office of the Special Master of TARP Executive Compensation. The material terms of the awards are as follows:

•	The awards were vested upon grant.

•

The awards originally were payable in 36 monthly installments beginning January 2011, but as a result of our repayment of all TARP financing in December 2009, the payment schedule was accelerated to 36 monthly installments beginning January 2010.

•	The awards do not receive any dividends or dividend equivalents.

•

Payments are made in cash based on the closing price of our common stock on the last business day of each month during the payment period. Filings with the SEC pursuant to Section 16(a) of the Exchange Act are made monthly upon settlement of these units in cash because the value of these stock salary awards is linked to the value of our common stock.

•

Although vested, payments are not accelerated for termination of employment (except for death) and are subject to forfeiture (in whole or in part) in case of termination for cause or violation of certain covenants regarding detrimental conduct, solicitation and violation of anti-hedging or derivative transaction policies.

•

We retain the right to reduce or recover from the stock salary any losses if it is determined that a named executive officer engaged in certain detrimental conduct or engaged in certain hedging or derivative transactions involving our common stock.

•	The awards also specifically provide that they are subject to the Incentive Compensation Recoupment Policy and the recoupment requirements under TARP.

Potential Payments Upon Termination or Change in Control

We do not have any agreements with our executive officers that provide for cash severance payments upon termination of employment or in connection with a change in control. In addition, under our policy regarding executive severance agreements, we will not enter into employment or severance agreements with our executive officers that provide severance benefits (as defined under our policy) exceeding two times base salary and bonus, unless the agreement has been approved by our stockholders.

Our equity awards include standard provisions that result in the vesting or forfeiture of awards upon termination of employment, depending on the reason for termination. These provisions for awards granted in 2012 are described in more detail under “Grants of Plan-Based Awards,” and those details can be found for awards granted in prior years in our prior proxy statements. In general, our awards for performance year 2009 and later include the following rules that allow for a continued opportunity to vest in the award per the original vesting schedule after certain types of termination of employment:

•

If the executive resigns or is terminated without cause after meeting the Rule of 60, the award continues to vest if the executive complies with certain covenants, does not go to work for a competitive business during the original vesting period and annually provides us with a written certification that he or she is in compliance with this requirement. Rule of 60 is met when an employee has at least 10 years of service and his or her age and years of service add up to at least 60. Currently, each of the named executive officers, other than Mr. Lynch, meets the Rule of 60. In accordance with his offer letter, Mr. Lynch qualifies for the equivalent of Rule of 60 treatment for any outstanding equity awards at the second anniversary of his hire date. To receive this treatment under his offer letter, Mr. Lynch must comply with all applicable covenants in his equity award agreement and provide our company with a general release of claims.

•

Awards remain subject to the performance-based clawback, and as a result may be canceled in whole or in part if losses occur during the vesting period. The awards also remain subject to cancellation or recovery if the executive is found to have engaged in detrimental conduct. Further, under our Incentive Compensation Recoupment Policy, the Board can require reimbursement of any incentive compensation paid to an executive officer whose fraud or intentional misconduct causes our company to restate its financial statements.

Bank of America Corporation 2013 Proxy Statement | 58

•

If the executive is terminated without cause in connection with a workforce reduction or divestiture, awards (other than CRSUs and PRSUs) continue to vest if the executive complies with certain covenants and executes any required release of claims, but non-competition provisions do not apply. These awards remain subject to the performance-based clawback as well.

Under Mr. Montag’s 2008 offer letter with Merrill Lynch, his equity awards must continue to vest per the vesting schedule, subject to any conditions in the applicable award agreements (other than a non-compete) for any involuntary termination without cause or resignation for “good reason.” No additional cash severance payments are due under his offer letter. See the chart below for additional detail on the definition of “good reason” under his agreement.

For equity awards granted before April 2010, the terms of our Stock Plan provided for “single trigger” full vesting upon a change in control. Our Stock Plan was amended and approved by our stockholders at our 2010 annual meeting. For awards granted under the amended Stock Plan after April 2010, “single trigger” vesting no longer applies. Instead, the awards are designed to either vest in full or continue to vest per schedule in case of a termination of employment without cause or with good reason within two years after a change in control—often referred to as “double trigger” vesting.

The following chart shows the value of equity awards that would have become vested or forfeited, or that could have continued to vest subject to the non-compete or compliance with covenants, as applicable, for a termination of employment and/or a change in control as of December 31, 2012. For this purpose, restricted stock was valued at our closing price as of December 31, 2012, which was $11.61 per share, and stock options were valued as the difference between our closing price as of that date and the applicable exercise price of the stock options. On this basis, as of December 31, 2012, all of the unvested stock options had a value of $0. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed herein, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event and the price of our common stock.

Potential Payments Upon Termination or Change in Control as of December 31, 2012

	For Cause	Death	Disability		Workforce Reduction / Divestiture
Name	Forfeit ($)	Immediate Vesting ($)	Fully Vested ($)	Pay per Schedule, Subject to Conditions ($) (1)	Fully Vested ($)	Pay per Schedule, Subject to Conditions ($) (1)	Forfeit ($)
Brian T. Moynihan	13,832,967	13,832,967	441,772	13,391,195	0	13,391,195	441,772
Bruce R. Thompson	21,100,177	21,100,177	197,161	20,903,016	0	20,903,016	197,161
David C. Darnell	10,500,003	10,500,003	0	10,500,003	0	10,500,003	0
Gary G. Lynch	10,095,239	10,095,239	0	10,095,239	0	4,706,446	5,388,793
Thomas K. Montag (2)	22,291,200	22,291,200	243,404	22,047,796	0	22,047,796	243,404

	Any Other Involuntary Termination Without Cause			Voluntary Termination		Upon Change in Control (3)
Name	Fully Vested ($)	Pay per Schedule, Subject to Conditions ($) (1)	Forfeit ($)	Pay per Schedule, Subject to Conditions ($) (1)	Forfeit ($)	Immediate Vesting – Single Trigger ($)	Immediate or Continued Vesting – Double Trigger ($)	No Impact, Vest per Schedule ($)
Brian T. Moynihan	0	13,391,195	441,772	13,391,195	441,772	0	13,391,195	441,772
Bruce R. Thompson	0	20,903,016	197,161	20,903,016	197,161	7,072,568	13,830,448	197,161
David C. Darnell	0	10,500,003	0	10,500,003	0	0	10,500,003	0
Gary G. Lynch	0	4,706,446	5,388,793	0	10,095,239	0	10,095,239	0
Thomas K. Montag (2)	0	22,047,796	243,404	22,047,796	243,404	0	22,047,796	243,404

Bank of America Corporation 2013 Proxy Statement | 59

(1)

The conditions to continued vesting include (i) compliance with covenants regarding non-solicitation, detrimental conduct and compliance with anti-hedging/derivative transactions policies and (ii) the performance-based clawback described above, and for “Any Other Involuntary Termination Without Cause” and “Voluntary Termination” also include the Rule of 60 conditions described above. The table includes, where applicable, the value of PRSUs granted in both 2011 and 2012 assuming the maximum number of units are earned, although actual payout is dependent upon the future achievement of specified return on assets goals (except in case of death or termination following double-trigger change in control).

(2)

Mr. Montag’s 2008 offer letter defines cause as (i) his engagement in (A) willful misconduct resulting in material harm to our company or (B) gross negligence in connection with the performance of his duties; or (ii) his conviction of, or plea of nolo contendere to, a felony or any other crime involving fraud, financial misconduct or misappropriation of company assets, or that would disqualify him from employment in the securities industry (other than a temporary disqualification). For Mr. Montag, “Any Other Involuntary Termination Without Cause” includes a resignation by him for “good reason” under his 2008 employment agreement, defined as a resignation following: (i) a meaningful and detrimental alteration in the nature of the executive’s responsibilities or authority, or (ii) a material reduction in the executive’s total annual compensation that is not experienced generally by similarly situated employees.

(3)

For awards with double-trigger vesting provisions, the award vests in connection with a change in control only if, within two years following the change in control, the executive’s employment is terminated by our company without “cause” or by the executive for “good reason.” The award may either vest immediately upon such termination of employment or continue to vest per schedule, depending on the terms of the applicable award agreement. The definition of “cause” is described in more detail under “Grants of Plan-Based Awards.” The definition of “good reason” for this purpose means (i) a material diminution in the executive’s responsibility, authority or duty, (ii) a material reduction in the executive’s base salary (with certain exceptions) or (iii) a relocation greater than 50 miles. Certain notice and cure requirements apply in order to claim “good reason.”

Following termination of employment, our named executive officers receive payment of retirement benefits and non-qualified deferred compensation benefits under our various plans in which they participate to the extent vested. The value of those benefits as of December 31, 2012 is set forth in the sections above entitled “Pension Benefits” and “Nonqualified Deferred Compensation.” There are no special or enhanced benefits under those plans for our named executive officers, and all of our named executive officers are fully vested in the benefits discussed in those sections.

We make benefit, tax and financial advisory services available to our executive officers during their employment with us. This benefit continues through the end of the year in which they cease employment, including preparation of that year’s tax return. However, in the case of a termination for cause, the benefit stops immediately.

Bank of America employees who retire and meet the Rule of 60 have access to continued coverage under our group health plan, but the employee generally must pay for the full cost of that coverage on an after-tax basis without any employer subsidy. Under an agreement entered into with Merrill Lynch, Mr. Montag will be able to access non-subsidized retiree medical coverage if he retires before attaining the Rule of 60, so long as he does not work for or accept another position with a competitor.

An employee who is a former NationsBank employee and who was hired before January 1, 2000 is eligible for an annual supplement to help cover the cost of retiree medical benefits if he or she meets the “Rule of 75” at termination. The amount of this supplement equals $30 per year of service. An employee meets the Rule of 75 if he or she retires after age 50, with at least 15 years of vesting service under our pension plan, and with a combined age and years of service of 75 or more. As of the end of the last fiscal year, the only named executive officer eligible for these benefits is Mr. Darnell. The amount of the annual retiree medical benefit supplement for Mr. Darnell based on his years of service through December 31, 2012 is $990. This supplement continues at a 50% rate for the life of the surviving spouse.

Also, all eligible employees hired before January 1, 2006 who meet the Rule of 75 when they terminate receive $5,000 of retiree life insurance coverage. As of the end of the last fiscal year, only Mr. Darnell would have qualified for this benefit.

Bank of America Corporation 2013 Proxy Statement | 60

Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners

Our voting securities are our common stock, Series B Preferred Stock and Series 1-8 Preferred Stock. The following table shows the number of shares of our common stock beneficially owned as of March 13, 2013 by (i) each director, (ii) each named executive officer, (iii) all directors and executive officers as a group and (iv) beneficial owners of more than 5% of any class of our voting securities (as determined under SEC rules). As of that date, none of our directors and executive officers owned any shares of any class of our equity securities, other than as reported in the table below. Each director, each named executive officer and all directors and executive officers as a group beneficially owned less than 1% of our outstanding common stock. Unless otherwise noted, all shares of our common stock are subject to the sole voting and investment power of the directors and executive officers.

	Beneficial Ownership

Name	Shares and Restricted Shares	Options/ Warrants Exercisable within 60 days of 3/13/2013	Total Beneficial Ownership	Stock Units (1)(2)	Total
Directors and Executive Officers
Sharon L. Allen (3)	15,153	–	15,153	–	15,153
Mukesh D. Ambani	31,675	–	31,675	–	31,675
Susan S. Bies	103,741	–	103,741	–	103,741
Jack O. Bovender, Jr.	21,153	–	21,153	–	21,153
Frank P. Bramble, Sr.	111,680	–	111,680	74,054	185,734
Virgis W. Colbert	73,254	–	73,254	9,102	82,356
David C. Darnell	159,027	513,750	672,777	1,288,540	1,961,317
Arnold W. Donald	3,930	–	3,930	–	3,930
Charles K. Gifford (4)	796,283	–	796,283	83,533	879,816
Charles O. Holliday, Jr	124,911	–	124,911	–	124,911
Linda P. Hudson	14,153	–	14,153	–	14,153
Monica C. Lozano	3,000	–	3,000	74,610	77,610
Gary G. Lynch	164,973	–	164,973	852,532	1,017,505
Thomas J. May (5)	34,642	–	34,642	134,823	169,465
Thomas K. Montag (6)	1,532,849	2,102,216	3,635,065	2,448,229	6,083,294
Brian T. Moynihan	485,950	746,667	1,232,617	1,992,758	3,225,375
Lionel L. Nowell, III	3,930	–	3,930	–	3,930
Donald E. Powell (7)	117,595	–	117,595	57,630	175,225
Charles O. Rossotti	39,929	–	39,929	108,025	147,954
Robert W. Scully (8)	150,914	–	150,914	–	150,914
Bruce R. Thompson	592,145	142,957	735,102	1,631,636	2,366,738
R. David Yost	44,153	–	44,153	–	44,153
All directors and executive officers as a group (23 persons) (9)	4,870,390	3,505,590	8,375,980	9,626,887	18,002,867
Certain Beneficial Owners
Warren E. Buffett / Berkshire Hathaway Inc. (10)	–	700,000,000	700,000,000	–	700,000,000
BlackRock, Inc. (11)	556,963,170	–	556,963,170	–	556,963,170

Bank of America Corporation 2013 Proxy Statement | 61

(1)

For non-management directors, includes stock units credited to their accounts pursuant to deferrals made under the terms of the Director Deferral Plan. These stock units do not have voting rights and are not considered beneficially owned under SEC rules. Each unit has a value equal to the fair market value of a share of our common stock. These units, which are held in individual accounts in each director’s name, will be paid in cash upon the director’s retirement if vested at that time. For Mr. Rossotti, also includes 6,302 stock units payable in cash held under the Merrill Lynch Non-Employee Fee Deferral Plan.

(2)

Includes the following stock units, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of March 13, 2013 and/or the stock units will be paid in cash and therefore do not represent the right to acquire stock:

Name	Time-Vested RSUs	Cash-Settled RSUs (CRSUs)	Performance RSUs (PRSUs)	Total Stock Units
David C. Darnell	217,519	--	1,071,021	1,288,540
Gary G. Lynch	697,879	--	154,653	852,532
Thomas K. Montag	228,835	--	2,219,394	2,448,229
Brian T. Moynihan	185,248	277,871	1,529,639	1,992,758
Bruce R. Thompson	255,239	--	1,376,397	1,631,636
All executive officers as a group	1,925,392	277,871	6,881,847	9,085,110

Each stock unit has a value equal to the fair market value of a share of our common stock, but does not confer voting rights. In addition, the holder cannot acquire the underlying stock, if applicable, within 60 days of March 13, 2013. Therefore, these stock units are not considered beneficially owned shares under SEC rules. RSUs include the right to receive dividend equivalents and will be paid in shares of our common stock at vesting or, in certain circumstances, after termination of employment. CRSUs do not include the right to receive dividend equivalents and will be paid in cash as described in “Compensation Discussion and Analysis” above. PRSUs include the right to receive dividend equivalents and vest subject to the attainment of pre-established performance goals. To the extent earned, (i) PRSUs granted in February 2011 will be settled 40% in cash and 60% in shares of our common stock, (ii) PRSUs granted in February 2012 will be settled 100% in shares of our common stock and (iii) PRSUs granted in February 2013 will be settled 100% in cash.

Because they are economically comparable to owning shares of our common stock, certain of these units currently qualify for purposes of compliance with our stock ownership and retention requirements, except for PRSUs, which qualify only when earned.

(3)	Includes 1,000 shares of our common stock for which Ms. Allen shares investment authority with her spouse.

(4)	Includes 1,090 shares of our common stock held by Mr. Gifford as a custodian for two of his children and 100,000 shares of our common stock that Mr. Gifford has pledged as collateral.

(5)

Includes 22,326 stock units held under the FleetBoston Director Stock Unit Plan, 3,099 stock units held under the Bank Boston Director Retirement Benefits Exchange Program, 5,445 stock units held under the Bank Boston Director Stock Award Plan and an interest in 1,628 shares under a deferred compensation plan of Mr. May’s current employer.

(6)	Includes 7,556 shares of our common stock held by Mr. Montag in a family trust for which Mr. Montag shares investment authority with his wife, who is trustee.

(7)	Mr. Powell also owns 1,425 depositary shares of 7.25% Non-Cumulative Preferred Stock, Series J, which represents less than 1% of such preferred stock.

(8)	Includes 39,500 shares of our common stock held in a family trust for which Mr. Scully disclaims beneficial ownership.

(9)	Such persons had sole voting and investment power over 8,036,326 shares of our common stock and shared voting or investment power or both over 339,654 shares of our common stock.

Bank of America Corporation 2013 Proxy Statement | 62

(10)

Consists of warrants exercisable within 60 days for 700,000,000 shares of our common stock, held indirectly by Warren E. Buffett, 3555 Farnam Street, Omaha, NE 68131 and Berkshire Hathaway Inc., 3555 Farnam Street, Omaha, NE 68131, including through the following entities, which are deemed to share beneficial ownership of greater than 5% of a class of our voting securities (as determined under SEC rules) as follows: OBH LLC, 3555 Farnam Street, Omaha, NE 68131 (666,960,000 of the warrants); and National Indemnity Company, 3024 Harney Street, Omaha, NE 68131 (621,040,000 of the warrants). The foregoing information is based on a Schedule 13G filed with the SEC on September 12, 2011.

(11)	Consists of common stock held by Blackrock, Inc., 40 East 52nd Street, New York, NY 10022. The foregoing information is based on a Schedule 13G filed with the SEC on January 30, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and anyone holding 10% or more of a registered class of our equity securities (reporting persons) to file reports with the SEC showing their holdings of, and transactions in, these securities. Based solely on a review of copies of such reports, and written representations from each reporting person that no other reports are required, we believe that during 2012 all reporting persons filed the required reports on a timely basis under Section 16(a).

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Audit Committee Report

The Audit Committee currently consists of six members of our Board and each member of the Audit Committee is an independent director under the NYSE listing standards, our Categorical Standards and applicable SEC rules and regulations. The charter sets forth the Audit Committee’s responsibilities and how the Audit Committee carries out those responsibilities.

Management is responsible for our company’s consolidated financial statements. PricewaterhouseCoopers LLP (PwC), our company’s registered independent public accounting firm, is responsible for planning and conducting an audit of our company’s consolidated financial statements. The Audit Committee evaluates annually the qualifications, performance and independence of PwC. The Audit Committee also oversees the performance of the corporate audit function, which is managed by our company’s Corporate General Auditor.

The Audit Committee has reviewed and discussed with management and with PwC our company’s audited financial statements for the year ended December 31, 2012, along with management’s assessment of the effectiveness of our company’s internal control over financial reporting and PwC’s evaluation of our company’s internal control over financial reporting. In addition, the Audit Committee has discussed with PwC the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) AU Section 380, Communication with Audit Committees, as currently in effect.

In connection with the previously disclosed February 2010 settlement agreement with the SEC, the Audit Committee retained independent disclosure counsel and engaged our independent auditor, PwC, to assess and issue an attestation report on the effectiveness of our company’s disclosure controls and procedures for the year ended December 31, 2012.

The Audit Committee also has discussed and confirmed with PwC their independence from our company and received all required written disclosures and correspondence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

The Audit Committee has evaluated and concluded the non-audit services provided by PwC to our company do not impair PwC’s independence from our company.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2012 and related footnotes be included in our company’s annual report on Form 10-K for the year ended December 31, 2012.

Submitted by the Audit Committee of the Board:

Charles O. Rossotti, Chair

Sharon L. Allen

Susan S. Bies

Donald E. Powell

Robert W. Scully

R. David Yost

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Proposal 3: Ratification of the Appointment of the Registered Independent Public Accounting Firm for 2013

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our registered independent public accounting firm; engages in a comprehensive annual evaluation of the independent public accounting firm’s qualifications, performance and independence; considers the advisability and potential impact of selecting a different independent public accounting firm; and is involved in the selection of the independent public accounting firm’s lead engagement partner. The Audit Committee believes that retaining PwC is in the best interests of our company and has appointed PwC as our registered independent public accounting firm to audit the consolidated financial statements of Bank of America Corporation and its subsidiaries for the year ending December 31, 2013. Although it is not required to do so, our Board is submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate governance. If our stockholders do not ratify the appointment of PwC, the Audit Committee will consider a change in our registered independent public accounting firm for 2014. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different registered independent public accounting firm at any time during the year if it determines that such a change would be appropriate.

PwC has advised the Audit Committee that they are an independent accounting firm with respect to Bank of America Corporation and its subsidiaries within the meaning of standards established by the American Institute of Certified Public Accountants, the PCAOB, the Independence Standards Board and federal securities laws. Representatives of PwC are expected to be present at our annual meeting, will have an opportunity to make a statement if they choose and are expected to be available to respond to appropriate stockholder questions.

PwC’s 2012 and 2011 Fees.  PwC’s fees for professional services rendered in or provided for 2012 and 2011, as applicable, were:

	2012	2011
	($ in millions)
Audit Fees	90.9	96.6
Audit-Related Fees	13.5	11.1
Tax Fees	10.8	11.6
All Other Fees	0.1	0.1
Total Fees	115.3	119.4

Audit Fees.  Audit fees consist of fees billed by PwC related to the audit of our consolidated financial statements, the audit of domestic and international statutory and subsidiary financial statements, the issuance of comfort letters and SEC consents and certain agreed upon procedures and other attestation reports. Audit fees are those billed or expected to be billed for audit services related to each fiscal year.

Audit-Related Fees.  Audit-related fees consist of fees billed by PwC for other audit and attest services, financial accounting, reporting and compliance matters and risk and control reviews. Fees for audit-related services are for those services rendered during each fiscal year.

Tax Fees.  Tax fees consist of fees billed by PwC for tax compliance, advisory and planning services rendered during the fiscal year.

All Other Fees.  All other fees consist primarily of amounts billed by PwC for technical subscription services.

Audit Committee Pre-Approval Policies and Procedures

On an annual basis, the Audit Committee pre-approves a list of services and sets pre-approved fee levels that may be provided by PwC without obtaining engagement specific pre-approval from the Audit Committee. The pre-approved list of services consists of audit services, audit-related services, tax services and all other services. All requests or applications for PwC audit services, audit-related services, tax services or all other services must be submitted to members of our corporate audit function or tax function

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to determine if the services are included within the pre-approved list of services that have received Audit Committee pre-approval. Any type of service that is not included on the pre-approved list of services must be specifically approved by the Audit Committee or its designee, the Audit Committee chair. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded also requires specific pre-approval by the Audit Committee or its designee, the Audit Committee chair. All pre-approvals by the Audit Committee’s designee must be presented to the full Audit Committee at its next meeting.

All of the services provided by, and the fees paid to, PwC in 2012 were pre-approved by the Audit Committee, and there were no services for which the de minimis exception permitted in certain circumstances under SEC rules was utilized.

Our Board recommends a vote “FOR” ratification of the appointment of the registered independent public accounting firm for 2013 (Proposal 3).

Proposals 4 through 8: Stockholder Proposals

Each of the following stockholder proposals will be voted on at our annual meeting if properly presented by or on behalf of the stockholder proponents. Some of the stockholder proposals contain assertions about our company that we believe are incorrect. We have not attempted to refute all of the inaccuracies. Share holdings of the various stockholder proponents will be supplied promptly upon oral or written request to the Corporate Secretary.

Our Board has considered the stockholder proposals below and has recommended an “AGAINST” vote on each of these proposals for the reasons set forth following each proposal.

Proposal 4: Report on Political Contributions

Amalgamated Bank’s LongView Large Cap 500 Index Fund, 275 Seventh Avenue, New York, NY 10001, has advised us that it intends to introduce the following resolution:

Resolved: The shareholders of Bank of America Corporation (the “Company”) hereby request that the Company prepare and periodically update a report, to be presented to the pertinent board of directors committee and posted on the Company’s website, that discloses monetary and non-monetary expenditures that the Company could not deduct as an “ordinary and necessary” business expense under section 162(e) of the Internal Revenue Code (the “Code”) because they are incurred in connection with-

•	influencing legislation;

•	participating or intervening in any political campaign on behalf of (or in opposition to) any candidate for public office; and

•	attempting to influence the general public, or segments thereof, with respect to elections, legislative matters, or referenda.

The requested disclosure would include (but not be limited to)-

•	contributions to or expenditures in support of or opposition to political candidates, political parties, political committees;

•

dues, contributions or other payments made to tax-exempt “social welfare” organizations and “political committees” operating under sections 501(c)(4) and 527 of the Code, respectively, and to tax-exempt entities that write model legislation and operate under section 501(c)(3) of the Code; and

•

the portion of dues or other payments made to a tax-exempt entity such as a trade association that are used for an expenditure or contribution and that would not be deductible under section 162(e) of the Code if made directly by the Company.

The report shall identify all recipients and the amount paid to each recipient from Company funds.

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Supporting statement

As long-term shareholders, we support transparency and accountability in corporate spending on political activities. Disclosure is consistent with public policy and in the best interest of the Company and its shareholders. Indeed, the Supreme Court’s 2010 Citizens United decision - which liberalized rules for corporate participation in election-related activities - recognized the importance of disclosure to shareholders, saying: “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Our Board recommends a vote “AGAINST” Proposal 4 because:

•	our company is subject to extensive federal, state and local political contributions disclosure requirements; and

•

the information sought by this proposal regarding our company’s payments to trade associations and tax-exempt organizations would not accurately reflect our company’s position on important public policy issues and is unnecessary.

As a leading global financial institution, we are committed to participation in the political process in a manner that is consistent with solid corporate governance practices and that satisfies applicable legal requirements, including extensive federal, state and local lobbying registration and disclosure requirements.

Our company adopted a Corporate Political Contributions Policy Statement several years ago, which is publicly available on our website at http://investor.bankofamerica.com. The Corporate Political Contributions Policy Statement sets forth basic principles regarding our company’s stance on political contributions and activities. The Corporation Political Contributions Policy Statement, along with our other policies and procedures, including our Code of Ethics and Political Action Committee governance documents, guide our company’s and employees’ approach to political involvement. In addition, our Board periodically reviews a report on our political contribution programs that discusses our company’s legislative priorities and federal lobbying and political action committee expenditures.

We do not provide corporate contributions to candidates for public office. We do regularly communicate with government policymakers, public officials and regulators at the federal, state and local levels in order to protect and advance the long-term goals and interests of our company, customers and stockholders. We also monitor legislative activities, analyze policy and regulatory trends, comment on policy and regulatory proposals and support and promote advancement of public policies that benefit our company and the financial system.

We and our employees are committed to fully complying with all applicable local, state and federal lobbying laws, including disclosure of political contributions. We are members of a number of trade associations, tax-exempt organizations that write and endorse model legislation and industry groups at the national, state and local level. From time to time, these organizations take positions, endorse legislation and communicate with government officials and the public on policy issues, and donations made in connection with these efforts might not be deductible under section 162(e) of the Code if they had been made instead directly by our company. Because we do not direct how these funds are used and do not agree with every position taken by such organizations, we do not believe payments made to these organizations would accurately reflect our relationship with these organizations or our position on many important public policy issues. Accordingly, disclosure of the portion of dues or other payments made to these organizations that may not be deductible under section 162(e) of the Code if made directly by our company would provide our stockholders with little, if any, meaningful information.

Accordingly, our Board recommends a vote “AGAINST” this proposal.

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Proposal 5: Proxy Access

Mr. John Harrington, 1001 2nd Street, Suite 325, Napa, CA 94559, has advised us that he intends to introduce the following resolution:

RESOLVED, Shareowners ask our board, to the fullest extent permitted by law, to amend our governing documents to allow shareowners to make board nominations as follows:

1. The Company proxy statement, form of proxy, and voting instruction forms shall include, listed with the board’s nominees, alphabetically by last name, nominees of:

a. Any party of one or more shareowners that has collectively held, continuously for two years, at least one percent but less than five percent of the Company’s securities eligible to vote for the election of directors, and/or

b. Any party of shareowners of whom 50 or more have each held continuously for one year a number of shares of the Company’s stock that, at some point within the preceding 60 days, was worth at least $2,000 and collectively at least one half of one percent but less than five percent of the Company’s securities eligible to vote for the election of directors.

2. For any board election, no shareowner may be a member of more than one such nominating party. Board members and officers of the Company may not be members of any such party.

3. Parties nominating under 1(a) may collectively, and parties nominating under 1(b) may collectively, make nominations numbering up to 24% of the company’s board of directors. If either group should exceed its 24% limit, opportunities to nominate shall be distributed among parties in that group as evenly as possible.

4. If necessary, preference among 1(a) nominators will be shown to those holding the greatest number of the Company’s shares for at least two years, and preference among 1(b) nominators will be shown to those with the greatest number who have each held continuously for one year a number of shares of the Company’s stock that, at some point within the preceding 60 days, was worth at least $2,000.

5. Nominees may include in the proxy statement a 500 word supporting statement.

6. Each proxy statement or special meeting notice to elect board members shall include instructions for nominating under these provisions, fully explaining all legal requirements for nominators and nominees under federal law, state law and the company’s governing documents.

Supporting Statement:

The board of directors’ nomination process is currently self-perpetuating. As a result, directors have little accountability to shareholders, which may have some relationship to the fact that our bank has been subjected to extensive litigation and settled numerous multimillion dollar lawsuits with state and federal law enforcement and regulatory agencies.

Access to the company proxy has long been considered the most direct and cost effective method of allowing shareowners a meaningful role in the nomination process. Shareholders have argued for more than ten years that, “entrenched managers and directors will only improve corporate governance when they can be held accountable, e.g., voted out of office and replaced with directors chosen by shareholders.”

Our Board recommends a vote “AGAINST” Proposal 5 because:

•	“Proxy access” is unnecessary because our Board’s Corporate Governance Committee already has developed criteria and processes for identifying and recommending director nominees;

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•	The Corporate Governance Committee already has a procedure for considering director nominations from stockholders; and

•

The low threshold on eligibility for stockholders to include a director candidate in our proxy statement could make our company a target of special-interest director candidates with little support among our stockholders who use our proxy statement as a personal campaign tool.

The Corporate Governance Committee of our Board has developed criteria and a process for identifying and recommending director nominees, which are set forth in our Corporate Governance Guidelines and discussed above. Under this policy, nominees suggested by stockholders are considered in our thorough selection process. This process is designed to identify and nominate director candidates for stockholder consideration who possesses a combination of skills, professional experience and diversity of backgrounds necessary to oversee our company’s business and who can contribute to the overall operation of our Board. In addition, our Board has implemented a number of measures, such as providing for majority voting in the election of directors and the annual election of directors, that enhance Board accountability to all stockholders.

Apart from the debate over the merits of proxy access in general, our Board believes that the proxy access terms included in the proposal are ill-conceived. In particular, by setting a low threshold on eligibility for stockholders to include a director candidate in our company’s proxy statement, the proposal allows for the proliferation of special-interest candidates who could use our company’s proxy materials to publicize and campaign for positions that might not be shared by a majority, or even a significant number, of our stockholders. Thus, under the process that the proposal advocates, our company would bear the expense and disruption of an election contest even if stockholder nominees had no prospect for being elected. In contrast, the independent directors who serve on our Corporate Governance Committee are subject to fiduciary duties to stockholders in general when identifying and recommending director candidates, and would be subject to a strict standard of judicial scrutiny if they were deemed to be acting in their own self-interest. Therefore, our current approach protects the interests of all stockholders.

Accordingly, our Board recommends a vote “AGAINST” this proposal.

Proposal 6: Multiple Board Service

Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, has advised us that he intends to introduce the following resolution:

Proposal 6 – Curb Excessive Directorships

RESOLVED: Shareholders recommend that our Board take the steps necessary to adopt a bylaw to limit our directors to a maximum of 3 board memberships in companies with sales in excess of $500 million annually. The maximum of 3 board memberships includes each director’s membership on our board. This limit would be increased to 4 such board memberships for directors permanently retired and under age 70. The bylaw should also specify how to address a situation where a director may have a brief temporary situation above these limits.

Adoption of this proposal would deter our directors from accepting further director assignments that would rob them of the adequate time to deal with the complex and troubling problems of our company. Adoption would also deter our nomination committee from seeking new directors who would not have adequate time for effective oversight.

GMI/The Corporate Library, an independent investment research firm, said our company has struggled with a long list of ongoing legal problems. In recent years, our company completed a number of controversial acquisitions, paid out billions in executive bonuses, accepted $35 billion in emergency funding from the U. S. government, and allowed our former CEO to walk away with $83 million in severance pay.

Please encourage our board to respond positively to this proposal to protect shareholder value:

Curb Excessive Directorships – Proposal 6

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Our Board recommends a vote “AGAINST” Proposal 6 because:

•

we effectively address a director’s time, availability and qualification to serve on our Board through the measures outlined in our Corporate Governance Guidelines and our Board’s thorough director candidate evaluation process; and

•

the proposal’s inflexible and rigid requirement hinders the ability of our Board and our Corporate Governance Committee to recruit and nominate the best director candidates to represent the interests of the stockholders.

Our Board has approved and implemented Corporate Governance Guidelines which already contain measures that are designed to ensure that director nominees will, if elected, devote the necessary time, energy and skills to carry out their duties and responsibilities effectively. These guidelines are available on our company’s website at http://investor.bankofamerica.com. The director evaluation process is rigorous. In assessing potential candidates, our Corporate Governance Committee and our Board consider, among other things, each candidate’s time commitments, qualifications, contributions to diversity, achievements, absence of conflicts and independence under the NYSE listing standards and our Categorical Standards. Through this process, we are able to maintain a Board comprised of directors who are able to devote the necessary time to their Board service, who provide a broad range of complementary experiences and qualifications necessary to oversee the management of our company (see “The Nominees” on page 5) and who act in the interest of all stockholders.

Further, the proposal hinders the ability of our Board and our Corporate Governance Committee to recruit the best candidates to serve the interests of our company and our stockholders. The proposal’s too-restrictive threshold on board service would limit the pool of candidates who could serve on our Board, thereby reducing the diversity of experience of the members of our Board. The proposal fails to recognize that service on other boards can result in directors having greater experience and insights to draw upon when serving on our Board. Moreover, rather than allowing our Board and our Corporate Governance Committee to consider each candidate on an individual basis, the proposal seeks to impose an arbitrary and inflexible bylaw provision. Evaluation on an individual basis, with flexible guidelines that are thoughtfully applied with attention to specific situations, has helped to produce the right balance of candidates who have the time and commitment, as well as the necessary experience and capabilities, to serve the interests of our stockholders.

Accordingly, our Board recommends a vote “AGAINST” this proposal.

Proposal 7: Political Contributions

Mr. Stephen Johnson and Ms. Martha Thompson, 712 South Elam Ave., Greensboro, NC 27403, have advised us that they intend to introduce the following resolution:

WHEREAS:

Corporate political spending is a highly contentious issue, made more prominent in light of the 2010 Citizens United Supreme Court case that affirmed companies’ rights to make unlimited political expenditures to independent groups.

Corporations contributed to the estimated $6 billion spent on the 2012 electoral cycle through direct contributions to candidates and parties, ballot referenda, 527 committees and super PACs, as well as indirectly through trade associations and 501(c)4s, which do not have to reveal their donors. For example, the US Chamber of Commerce pledged to spend $100 million during the 2012 election cycle to support candidates focused on corporate concerns. According to Public Citizen, only 32% of groups broadcasting electioneering communications during the 2010 primaries revealed the donor identities in their Federal Election Commission filings.

In February 2010, 80% of those polled by ABC News/Washington Post opposed the Citizens United decision – across party lines. More recently, 80-90% of respondents in a Bannon Communications poll agreed, across party lines, with the following

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statements: there is “too much money in politics”; corporate political spending “drowns out the voices of average Americans”; corporations and corporate CEOs have “too much political power and influence”; and corporate political spending has made federal and state politics more negative and corrupt.

Political spending can backfire on reputation and bottom line. In 2010, Target and Valero received unwanted attention, consumer boycotts, and protests for their support of controversial candidates and ballot measures. Seventy-nine percent of those polled by Bannon said they would boycott a company to protest its political spending; 65% would sell stock in the company; over half would ask their employer to remove the company from their retirement account.

Bank of America’s political action committee and employees have given $16.84 million to federal candidates for office since the 2002 election cycle (Center for Responsive Politics). At the state level, the Bank, its subsidiaries and employees have given over $8.4 million to candidates since 2003. An unreported amount was expended to ballot referenda, political convention host committees, trade association political spending and/or other politically oriented recipients.

A growing number of companies have discontinued political spending either directly or through third parties (Sustainable Endowments Institute).

RESOLVED:

The shareholders request that the Board of Directors study the feasibility of adopting a policy prohibiting the use of treasury funds for any direct or indirect political contributions intended to influence the outcome of an election or referendum, and report to shareholders on its findings by May 2014.

SUPPORTING STATEMENT:

Recent academic work has highlighted the risks of corporate political spending to the broader economy (Igan, 2009), and some studies suggest it correlates negatively with shareholder value (Coates, 2012). Given the risks, potential negative impact, and questionable value of corporate political spending, we believe a prudent policy would include an end to direct political giving, and an end to indirect giving by instructing trade associations and other nonprofits not to use Bank of America’s contributions, dues or fees toward political ends.

Our Board recommends a vote “AGAINST” Proposal 7 because:

•	our company does not contribute corporate funds to candidates for public office and it does not contribute directly to our political action committee program;

•

we protect and advance the long-term goals and interests of our company, customers and stockholders, as well as the interests of the broader economy, through regular communications with government officials;

•	we advance the interests of our company, stockholders and industry through our participation in trade associations that represent the interests of the financial services industry; and

•	our Board already exercises appropriate oversight over political contributions programs.

Legislative and regulatory initiative and priorities at the federal, state and local levels have a profound impact on Bank of America and its business. As a result, we strongly believe that our participation in the political process is in our company’s and our stockholders’ best interests.

Bank of America does not make corporate contributions to candidates for public office. We maintain a political action committee (PAC) program and, as permitted by federal law, our company underwrites the costs of administering the PAC program. We are prohibited from directly contributing to the PACs, and the PAC program instead is funded through our employees’ voluntary personal contributions. These contributions are reported to relevant federal, state and local campaign finance agencies as required by law.

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We do participate in the political process in carefully tailored ways. To protect and advance the long-term goals and interest of our company, customers and stockholders, as well as the interests of the broader economy, we regularly communicate with and express our policy positions and concerns to policymakers, public officials and regulators at the federal, state and local levels. Our participation in the political process is important for our company, our stockholders and the overall economy as we advocate policies that drive economic growth, promote financial stability and improve the communities in which we do business. In addition, our participation in the political process enables us to better understand the regulatory and political environment, including at the federal, state and local levels. To that end, we monitor legislative activities, analyze policy and regulatory trends, comment on policy and regulatory proposals and support and promote advancement of public policies that benefit our company, our stockholders and the global financial system.

To advance the interests of our company, stockholders and industry, we maintain membership in a number of trade associations that represent the interests of the financial services industry. Although these are not primarily political organizations, a portion of the dues that we and other participants pay to trade associations or to similar industry groups could be part of the funds they use, in their discretion, to fund political activities. While we do not direct how these funds are used and we may not agree with every position such dues are used to support, we believe that our participation in these associations and groups benefits our company and our stockholders by lending an additional voice to promote the advancement of policies that benefit our company and its stockholders.

Our company adopted a Corporate Political Contributions Policy Statement several years ago, which is publicly available on our website at http://investor.bankofamerica.com. The Corporate Political Contributions Policy Statement sets forth basic principles regarding our company’s stance on political contributions and activities. The Corporation Political Contributions Policy Statement, along with our other policies and procedures, including our Code of Ethics and Political Action Committee governance documents, guide our company’s and employees’ approach to political involvement. In addition, our Board periodically reviews a report on our political contribution programs that discusses our company’s legislative priorities and federal lobbying and political action committee expenditures.

We are committed to adhering to the highest ethical standards when engaged in the political process. We believe that our current policies and procedures regarding political contributions and lobbying are well-designed and appropriate for us. The adoption of a policy prohibiting the use of corporate funds for any political contributions, even contributions made by trade associations in which our company is a member, would prevent us from fully participating in the political process, which we believe would damage our ability to advance our company’s, our stockholders’ and our industry’s interests.

Accordingly, our Board recommends a vote “AGAINST” this proposal.

Proposal 8: Mortgage Servicing

The Neighborhood Economic Development Advocacy Project, 176 Grand Street, Suite 300, New York, NY 10013, has advised us that it intends to introduce the following resolution:

RESOLUTION

Resolved, shareholders request that the Board of Directors of Bank of America (the “Company”), whether directly or through a committee, conduct an independent review of the Company’s internal controls to ensure that its mortgage servicing and foreclosure practices do not violate fair housing and fair lending laws, and report its findings and recommendations, at reasonable cost and omitting proprietary information, to shareholders by September 30, 2013.

SUPPORTING STATEMENT

The foreclosure crisis has disproportionately affected black and Latino mortgage borrowers, who, as of 2011, were nearly twice as likely to have lost their homes to foreclosure as white borrowers.

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Federal and state enforcement agencies have alleged that the Company, one of the nation’s largest mortgage lenders and servicers, has contributed to the foreclosure crisis through illegal, discriminatory or improper mortgage lending and servicing practices. These allegations have resulted in extraordinary legal scrutiny of, and legal actions against, the Company.

The Company recently entered into a $335 million settlement with the U.S. Department of Justice to compensate borrowers with loans from Countrywide Financial who were steered into subprime home loans, or paid higher rates or fees, on the basis of their race or national origin.

In 2011, the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System brought an enforcement action against the Company and other large banks regarding widespread problems with mortgage servicing and foreclosure practices, which resulted in a consent decree.

In 2012, the Company, along with other large banks, was the subject of a nationwide investigation into improper mortgage servicing and foreclosure practices, which resulted in a $25 billion national mortgage settlement with forty-nine State Attorneys General and the Department of Justice. The national mortgage settlement requires the Company to provide mortgage relief, including loan modifications with principal reduction, to homeowners across the country.

These investigations, alleging both lending discrimination by the Company and widespread improprieties in the Company’s recent mortgage servicing and foreclosure practices, raise serious concerns about the Company’s ability to conduct on-going loss mitigation that complies with fair housing and fair lending laws, including in the provision of loan modifications generally, and in the provision of relief under the national mortgage settlement.

Despite the evidence that the Company’s mortgage servicing and foreclosure practices expose it to extraordinary risks, including the potential of losses from claims that the Company’s practices continue to harm black and Latino mortgage borrowers disproportionately, there is no available data to indicate whether the Company’s current mortgage servicing and foreclosure practices comply with applicable fair housing and fair lending laws.

We believe an independent review is necessary to reassure shareholders that the Company’s internal controls are sufficient to guard against the extraordinary legal, regulatory and reputational risks associated with potential fair housing or fair lending violations in the Company’s mortgage servicing and foreclosure practices.

Our Board recommends a vote “AGAINST” Proposal 8 because:

•	we have previously undergone multiple reviews and investigations of our mortgage servicing and foreclosure process, including our own self-assessment;

•

we have taken significant steps to strengthen our mortgage servicing and foreclosure processes, have internal controls and monitoring programs to maintain quality, and are subject to ongoing reviews and oversight by our primary regulators; and

•	we continue to demonstrate our ability to effectively provide solutions to customers in need of assistance, and routinely share our performance in these key areas through various public forums.

Since questions about the process and procedures servicers follow for delinquent borrowers first surfaced in Fall 2010, we have undergone multiple reviews and investigations of our servicing and foreclosure process that have been designed to identify and remediate potential areas of concern. These include:

•	A review by the Federal Reserve and the Office of the Comptroller of the Currency (OCC), conducted as part of an interagency horizontal review of the 13 largest mortgage servicers.

•

Investigations conducted by the United States Department of Justice (DOJ) and numerous state attorneys general (AG), and other federal regulatory agencies, in connection with which we entered into a Consent Order on April 5, 2012. The Consent Order, among other things, establishes national servicing standards concerning mortgage servicing. The Consent Order also provides for an independent monitor who will oversee our compliance with those servicing standards.

Bank of America Corporation 2013 Proxy Statement | 73

•

A voluntary self-assessment of our default servicing operations initiated in October 2010. This included an analysis of our foreclosure policies, procedures and controls; a review of thousands of loan files; interviews of hundreds of bank employees; and the deployment of approximately 120 auditors throughout our company. More than 600 full-time employees and consultants assisted with this review.

•	Continuing reviews of our operations by our compliance, risk and audit teams.

Many of these reviews and investigations are in fact acknowledged in the supporting statement to this proposal.

These reviews already have helped to identify opportunities to improve our processes and procedures, and we have made significant progress in these areas. Since our initial self-assessment, among other things, we have:

•	Established the Legacy Asset Servicing organization to service all defaulted loans, including our mortgage modification and foreclosure programs

•	Increased staffing focused on servicing customers in default to more than 40,000

•	Increased oversight of foreclosure attorneys and third-party vendors

•	Enhanced foreclosure and bankruptcy procedures, including affidavit preparation and submission

•	Implemented a case management model, offering a single point of contact to distressed borrowers

•	Increased face-to-face borrower outreach through local borrower events and Customer Assistance Centers

In addition, in January 2013 we announced the sale of servicing rights on approximately 2 million residential mortgage loans with an aggregate unpaid principal balance of approximately $306 billion, including 232,000 loans classified as 60+ day delinquent first mortgage loans. The sale will occur over the course of 2013 and will strengthen the portfolio of loans we currently service by significantly decreasing the number of loans classified as 60+ day delinquent first mortgage loans.

We strive to ensure our customers have confidence that our mortgage servicing and foreclosure processes are properly managed. Pursuant to a consent order entered into with the OCC in April 2011 in connection with the OCC’s review that is referenced above, we retained an independent consultant to review foreclosure actions pending, or foreclosure sales that occurred, between January 1, 2009 and December 31, 2010. In January 2013, we reached an agreement in principle with the OCC and Federal Reserve Board to conclude this review. As part of this resolution, among other things, the Bank will make a cash payment that will be distributed to potentially affected borrowers according to a distribution plan created by the OCC and Federal Reserve Board.

In addition to these measures, we have established quality control processes with respect to almost every aspect of the loan origination, modification and foreclosure process, and enhanced our compliance, legal, risk and audit functions to better ensure compliance with applicable law and regulatory guidance. As well, we have dedicated teams of employees who are tasked with overseeing our compliance with fair lending laws, and advise the appropriate governance and management committees of these reviews.

The previous and ongoing reviews and investigations, the substantial measures our company has taken to enhance our residential mortgage servicing loss mitigation and foreclosure processes, and the extensive public disclosures our company already has made available adequately address the concerns underlying the proposal. Our Board therefore believes that the proposal would not add value for stockholders, and that the stockholders should reject this proposal.

Accordingly, our Board recommends a vote “AGAINST” this proposal.

Bank of America Corporation 2013 Proxy Statement | 74

Voting and Other Information

Your Vote is Important. Whether or not you plan to attend our annual meeting, you may exercise your rights as a stockholder and participate in our company’s governance by voting your shares as soon as possible. To vote your shares, please review the proxy materials and follow the instructions provided.

Who Can Vote. Only holders of record at the close of business on March 13, 2013 will be entitled to notice of and to vote at our annual meeting. As of the record date of March 13, 2013, there were 10,822,348,051 shares of our common stock, 7,571 shares of the Series B preferred stock, 3,275 shares of the Series 1 preferred stock, 9,967 shares of the Series 2 preferred stock, 21,773 shares of the Series 3 preferred stock, 7,010 shares of the Series 4 preferred stock, 14,056 shares of the Series 5 preferred stock, 59,388 shares of the Series 6 preferred stock, 16,596 shares of the Series 7 preferred stock and 89,100 shares of the Series 8 preferred stock outstanding and entitled to vote at our annual meeting. Each share of our common stock and Series B preferred stock is entitled to one vote. Each share of the Series 1 to 5 preferred stock and Series 8 preferred stock is entitled to 150 votes. Each share of the Series 6 and 7 preferred stock is entitled to five votes. All stockholders of record of our common stock, Series B preferred stock and Series 1 to 8 preferred stock, vote together without regard to class, except as otherwise required by law. On March 14, 2013, our company announced that it would redeem the Series 8 preferred stock on May 28, 2013 and would send notice of redemption to holders of Series 8 preferred stock on or around April 1, 2013. Even though our company has announced it will redeem the Series 8 preferred stock, holders of Series 8 preferred stock as of March 13, 2013 will still be entitled to vote at the meeting as described above.

In accordance with Delaware law, for 10 days prior to our annual meeting, a list of those registered stockholders entitled to vote at our annual meeting will be available for inspection in the Office of the Corporate Secretary, Bank of America Corporation, Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255. The list will also be available at our annual meeting.

Voting Information for Registered Holders. If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at our annual meeting or by:

•

Internet: going to www.investorvote.com/bac and following the online instructions. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.

•	Telephone: calling 800-652-8683 and following the voice prompts. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.

•

Mail (if you received your proxy materials by mail): marking your vote on your proxy card, signing your name exactly as it appears on your proxy card, dating your proxy card and returning it in the envelope provided.

To be counted, your proxy must be received and processed before the polls close at our annual meeting.

You may revoke your proxy and change your vote at any time before the voting polls close at our annual meeting by submitting:

•	a properly executed proxy of a later date;

•	written notice of revocation (of your previously executed proxy) sent to the Corporate Secretary; or

•	a vote cast in person at our annual meeting.

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted according to your voting instructions. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board’s recommendations. In addition, a stockholder has indicated his intention to present a proposal at our annual meeting requesting a report on our company’s plans to mitigate climate change-related risks from our corporate lending, investing and financing activities. If this proposal is properly presented at our annual meeting, the persons appointed to vote the proxies intend to vote against the proposal. If other matters properly come before our annual meeting, the proxies will vote on these matters in accordance with their best judgment. The proxies also have discretionary authority to vote to adjourn our annual meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations.

Bank of America Corporation 2013 Proxy Statement | 75

If you are a registered holder and have questions about voting your shares, please call Computershare Trust Company at 800-642-9855.

Voting Information for Beneficial Owners.  If you are a beneficial owner, meaning that you hold our stock in the name of a bank, broker or other nominee (commonly referred to as holding shares in “street name”), you should have received access to these proxy materials from your bank, broker or other nominee by mail or e-mail with information on how to submit your voting instructions. Unless you provide voting instructions to your bank, broker or other nominee, your shares will not be voted on the election of directors (Proposal 1), the advisory (non-binding) vote to approve executive compensation (Proposal 2) or the stockholder proposals (Proposals 4 through 8), resulting in so-called “broker non-votes.” In contrast, brokers can vote uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 3).

To change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.

If you are a beneficial owner and you have questions about voting your shares, please contact the telephone number provided on your voting instruction form or your bank, broker or other nominee directly.

Employee Voting. If you participate in The Bank of America 401(k) Plan, The Bank of America 401(k) Plan for Legacy Companies, The Bank of America Transferred Savings Account Plan, or the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan, and your plan account has investments in shares of our common stock, you must provide voting instructions to the plan trustees (by proxy card, the Internet or telephone) for your shares to be voted according to your instructions. If the trustee does not receive your voting instructions, the trustee will vote your shares in the same ratio as the shares for which voting instructions have been received by the trustee, unless contrary to law. If you participate in the Merrill Lynch Employee Stock Purchase Plan, your shares must be voted in order to count. Your voting instructions to each plan trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the foregoing plans is Tuesday, May 7, 2013, at 8:00 a.m., Eastern Daylight Time. You will not be able to submit voting instructions or change prior voting instructions after this deadline.

Shares Required to Hold our Annual Meeting. In order to hold our annual meeting, a quorum representing holders of a majority of the voting power of our common stock, the Series B preferred stock and the Series 1 to 8 preferred stock must be present in person or represented by proxy. We intend to include as present: shares present in person but not voting; shares for which we have received proxies but for which holders have abstained from voting; and shares represented by proxies returned by a bank, broker or other nominee holding the shares in street name even if the bank, broker or other nominee is not entitled to vote the shares on all matters where discretionary voting by the bank, broker or other nominee is not permitted (see “Voting Information for Beneficial Owners” above).

Votes Required

Proposals for Your Vote	Votes Required	Effect of Abstentions	Effect of Broker Non- Votes
Proposal 1: Election of directors	Majority of votes cast	No effect	No effect
Proposal 2: Advisory vote to approve executive compensation	Majority of votes cast	No effect	No effect
Proposal 3: Ratification of the appointment of PwC as our independent registered public accounting firm for 2013	Majority of votes cast	No effect	Not applicable
Proposals 4 to 8: Stockholder proposals	Majority of votes cast	No effect	No effect

•

Election of Directors. Our Bylaws provide that a nominee for director in an uncontested election will be elected to our Board if the votes cast for the nominee’s election exceed the votes cast against his or her election. Abstentions from voting, as well as any broker non-votes, are not treated as votes cast and are not counted for purposes of determining the election of directors. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), which is not the case for our annual meeting this year, the standard for election of directors is a plurality of the votes cast at our annual meeting.

Bank of America Corporation 2013 Proxy Statement | 76

If a nominee does not receive the required votes for election at our annual meeting, our Board, with the assistance of our Corporate Governance Committee, will consider whether to accept the director’s offer of resignation which is tendered under our Corporate Governance Guidelines and will publicly disclose its decision within 90 days.

•

Other Proposals. Approval of Proposals 2 through 8 requires the votes cast in favor of each such proposal to exceed the votes cast against such proposal. Abstentions from voting, as well as any broker non-votes (excluding Proposal 3, in respect of which broker non-votes are inapplicable) are not treated as votes cast and are not counted for purposes of determining the outcome of any of these proposals.

Attending our Annual Meeting. All registered and beneficial holders of our common stock, Series B preferred stock and Series 1 to 8 preferred stock as of March 13, 2013, the record date, are invited to attend our annual meeting.

All stockholders who plan to attend our annual meeting in person will need to bring valid, government-issued photo identification. If you are a registered holder of record, you will also need to present the admission ticket attached to the top of your proxy card (or made available by Computershare if you submit your proxy online) to be admitted to the meeting. If you are a beneficial owner holding your shares in street name, you will also need to present proof of stock ownership as of the record date, such as the Notice of Internet Availability that was mailed to you, a photocopy of your voting instruction form, or a letter from your bank or broker confirming your ownership as of the record date, a brokerage statement evidencing ownership of shares of Bank of America stock as of the record date, or a valid proxy from a record holder of shares of Bank of America stock as of the record date, to be admitted to our annual meeting. Failure to bring such documentation or letter may delay your entry into or prevent you from being admitted to our annual meeting. To ensure that we can accommodate the greatest number of stockholders at our meeting, we reserve the right to limit the number of authorized proxyholders for any stockholder who may attend the meeting, and to restrict the admission of guests or other attendees who are not stockholders.

Security measures may include bag search, metal detector and hand-wand search. The use of cameras (including cell phones with photographic capabilities), recording devices, smart phones and other electronic devices is strictly prohibited.

Stockholders can vote in person at our annual meeting. If you wish to vote your shares in person at our annual meeting and you are a registered holder, you may either bring your proxy card to the meeting or request a ballot at the meeting. If you wish to vote at our annual meeting as a beneficial owner, you must bring a legal proxy in your name provided by the broker, bank, or other nominee that holds your shares as of March 13, 2013, the record date.

Our Board appreciates the opportunity to hear the views of our stockholders. In fairness to all stockholders and participants at our annual meeting, and in the interest of an orderly and constructive meeting, stockholder comments at our annual meeting will be subject to rules of conduct that will be enforced. Copies of these rules will be available at our annual meeting. Only stockholders, their valid proxy holders or other previously authorized representatives may address our annual meeting. Only proposals that meet the requirements of Rule 14a-8 of the Exchange Act or our Bylaws will be eligible for consideration at our annual meeting.

General Information

Cost of Proxy Solicitation. We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail or electronic delivery, we also may use our directors or employees to solicit proxies either personally or by telephone, facsimile, mail or e-mail. None of these directors or employees will receive any additional or special compensation for soliciting proxies. In addition, we have agreed to pay Phoenix Advisory Partners, LLC $17,500, plus expenses, to assist us in soliciting proxies from banks, brokers and other nominees. We also will reimburse banks, brokers and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our stock.

Eliminating Duplicative Proxy Materials. For registered stockholders who receive paper copies of our proxy materials, we will deliver a single proxy statement and annual report, along with separate proxy cards or separate Notices of Internet Availability to multiple stockholders who reside in the same household unless we have received other instructions.

Bank of America Corporation 2013 Proxy Statement | 77

If (i) you and another registered stockholder residing in the same household each receive paper copies of the proxy materials and as a household wish to receive only one paper copy or (ii) you share a household with another registered stockholder, received a single set of proxy materials, and would like to receive separate copies of our Notice of Internet Availability, proxy statement or annual report, you may request a change in delivery preferences by contacting our transfer agent at 800-642-9855, write them at Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078, or log on to www.computershare.com/bac. You may do the same as a beneficial stockholder by calling the bank, broker or other nominee where your shares are held in street name.

Stockholder Proposals for our 2014 Annual Meeting. Stockholder proposals submitted for inclusion in the proxy statement for our 2014 annual meeting must comply with applicable requirements or conditions established by the SEC, including Rule 14a-8 under the Exchange Act, and must be received by our Corporate Secretary at Hearst Tower, 214 North Tryon Street, NC1-027-20-05, Charlotte, North Carolina 28255, no later than the close of business on November 28, 2013.

If you would like to submit a matter for consideration at our 2014 annual meeting (including any stockholder proposal or director nomination) that will not be included in the proxy statement for that annual meeting, you must submit your matter no earlier than close of business on January 8, 2014 and no later than close of business on February 22, 2014, which assumes we do not change the date of our 2014 annual meeting by more than 30 days before or 70 days after the anniversary date of our 2013 annual meeting. Any matter must comply with our Bylaws, and be submitted in writing to our Corporate Secretary at the address above.

For information regarding the ability of stockholders to recommend a candidate for consideration by the Corporate Governance Committee for nomination at our 2014 annual meeting, see “Identifying and Evaluating Nominees for Director” beginning on page 4.

Bank of America Corporation 2013 Proxy Statement | 78

Printed on recycled paper

2013 Annual Meeting Admission Ticket

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2013 Annual Meeting of Stockholders

Wednesday, May 8, 2013, 10:00 am (EDT)

Charlotte Marriott City Center

100 West Trade Street

Charlotte, North Carolina 28202

(Enter through Independence Center Atrium.)

Upon arrival, please present this

admission ticket and valid government-issued

photo identification at the registration desk.

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS)	+

A	Election of Directors — The Board of Directors recommends a vote FOR the election to the Board of the following director nominees:

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Sharon L. Allen	☐	☐	☐	06 - Charles K. Gifford	☐	☐	☐	11 - Brian T. Moynihan	☐	☐	☐

02 - Susan S. Bies	☐	☐	☐	07 - Charles O. Holliday, Jr.	☐	☐	☐	12 - Lionel L. Nowell, III	☐	☐	☐

03 - Jack O. Bovender, Jr.	☐	☐	☐	08 - Linda P. Hudson	☐	☐	☐	13 - R. David Yost	☐	☐	☐

04 - Frank P. Bramble, Sr.	☐	☐	☐	09 - Monica C. Lozano	☐	☐	☐

05 - Arnold W. Donald	☐	☐	☐	10 - Thomas J. May	☐	☐	☐

B	Management Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.

		For	Against	Abstain			For	Against	Abstain
2.	An advisory (non-binding) vote to approve executive compensation (say on pay).	☐	☐	☐	3.	Ratification of the appointment of the registered independent public accounting firm for 2013.	☐	☐	☐

C	Stockholder Proposals — The Board of Directors recommends a vote AGAINST the following proposals:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
4. Stockholder Proposal – Report on Political Contributions.	☐	☐	☐	6. Stockholder Proposal – Multiple Board Service.	☐	☐	☐	8. Stockholder Proposal – Mortgage Servicing.	☐	☐	☐

5. Stockholder Proposal – Proxy Access.	☐	☐	☐	7. Stockholder Proposal – Political Contributions.	☐	☐	☐

¢	+

01KX8L

2013 Annual Meeting of Stockholders Admission Ticket

Internet or Telephone Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Proxies submitted by Internet or telephone must be received before the closing of the polls for voting at the 2013 Annual Meeting of Stockholders on Wednesday, May 8, 2013.

Voting control details are located on the shaded bar on the reverse side.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Time: Place:	Wednesday, May 8, 2013 10:00 am (EDT) Charlotte Marriott City Center 100 West Trade Street Charlotte, North Carolina 28202 (Enter through the Independence Center Atrium.)
Vote by Internet
		• • •	Go to www.investorvote.com/bac Or scan the QR code with your smartphone Follow the steps outlined on the secure website
Admission:	Valid admission ticket and valid government-issued photo identification required for attendance.
Vote by telephone
		•	Call toll free 1.800.652.VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
		•	Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy/Voting Instructions	+

This Proxy is Solicited on Behalf of the Board of Directors for the

2013 Annual Meeting of Stockholders to be held on Wednesday, May 8, 2013

You, the undersigned stockholder, appoint each of Michael C. Ankrom, Jr. and Candace Browning, as attorney-in-fact and proxy, with full power of substitution, to vote on your behalf and with all powers you would possess if personally present all shares of Common Stock or Preferred Stock of Bank of America Corporation that you would be entitled to vote at the 2013 Annual Meeting of Stockholders and any adjournment or postponement thereof.

The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxy holders on all other matters that properly come before the 2013 Annual Meeting of Stockholders and any adjournment or postponement thereof. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.

Bank of America employees. If you are a participant in The Bank of America 401(k) Plan, The Bank of America 401(k) Plan for Legacy Companies, The Bank of America Transferred Savings Account Plan, or the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan, and your plan account has investments in shares of our common stock, you must provide voting instructions to the plan trustees (either by proxy card, the Internet or telephone) for your shares to be voted according to your instructions. If the trustee does not receive your voting instructions, the trustee will vote your shares in the same ratio as the shares for which voting instructions have been received by the trustee, unless contrary to law. If you participate in the Merrill Lynch Employee Stock Purchase Plan, your shares must be voted in order to count. Your voting instructions to each plan trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the foregoing plans is Tuesday, May 7, 2013 at 8:00 am EDT. You will not be able to submit voting instructions or change prior voting instructions after this deadline.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name(s) exactly as they appear on the reverse side. Give your full title if you are signing for a corporation, partnership or other entity, or as attorney, administrator, executor, guardian, trustee or in any other representative capacity.

Date (mm/dd/yyyy) — Please print date below.          Signature 1 — Please keep signature within the box.     Signature 2 — Please keep signature within the box.

/ /

Attention Internet Users!

You can access your stockholder information on the following secure Internet site: http://www.computershare.com/bac

Step 1: Register (1st time users only)	Step 3: View your account details and perform multiple transactions, such as:
Click on “Create Login” and follow the instructions.	•	View account balances	•	Change your address
	•	View transaction history	•	View electronic stockholder communications
Step 2: Log In (Returning users)	•	View payment history	•	Buy or sell shares
Click “Login” and follow the instructions.	•	View stock quotes	•	Check replacements

          If you are not an Internet user and wish to contact Bank of America, you may use one of the following methods:

¢	Call: 1.800.642.9855 Write: Bank of America, c/o Computershare, P.O. Box 43078, Providence, RI 02940-3078	+

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